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                                                                    EXHIBIT 4.1

                                                                EXECUTION COPY





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                         METROMEDIA FIBER NETWORK, INC.




                                  $150,000,000




                  FLOATING RATE GUARANTEED TERM NOTES DUE 2006


                          NOTE AND GUARANTEE AGREEMENT
                          dated as of September 6, 2001












                               CITICORP USA, INC.,
                             as Administrative Agent

                           SALOMON SMITH BARNEY, INC.,
              as Sole Advisor, Lead Arranger and Sole Book Manager


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                                TABLE OF CONTENTS

      This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only. PAGE

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

Section 1.01.  Certain Defined Terms.........................................1
Section 1.02.  Computation of Time Periods..................................25
Section 1.03.  Accounting Terms; Changes in GAAP............................25
Section 1.04.  Extended Meanings............................................25
Section 1.05.  References to Administrative Agent, Purchasers or Holders....25
Section 1.06.  Conflict with Senior Security Documents......................26
Section 1.07.  Non-Business Days............................................26
Section 1.08.  References to Time of Day....................................26
Section 1.09.  Severability.................................................26
Section 1.10.  References to Statutes.......................................26
Section 1.11.  References to Agreements.....................................26

                                   ARTICLE II

                         AMOUNTS AND TERMS OF THE NOTES

Section 2.01.  The Notes....................................................27
Section 2.02.  Issuing the Notes............................................27
Section 2.03.  Repayment....................................................29
Section 2.04.  Commitment Changes; Redemptions, Etc.........................29
Section 2.05.  Interest.....................................................31
Section 2.06.  Conversion and Continuation..................................32
Section 2.07.  Increased Costs, Illegality, Etc.............................33
Section 2.08.  Payments and Computations....................................35
Section 2.09.  Taxes........................................................36
Section 2.10.  Sharing of Payments, Etc.....................................38
Section 2.11.  Replacement of Holder........................................38

                                   ARTICLE III

                              CONDITIONS OF CLOSING

Section 3.01.  Issuance.....................................................39
Section 3.02.  Determinations Under Section 3.01............................44


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                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

Section 4.01.  Representations and Warranties of the Obligors...............44
Section 4.02.  Representations and Warranties of the Purchasers.............52

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

Section 5.01.  Financial Statements, Reports, etc...........................52
Section 5.02.  Other Notices................................................54
Section 5.03.  Existence; Businesses and Properties.........................55
Section 5.04.  Guarantees of Obligations and Collateral Security;
                 Further Assurances.........................................56
Section 5.05.  Maintaining Records; Access to Properties and Inspections....57
Section 5.06.  Compliance with Terms of Private Licenses....................57
Section 5.07.  Obligations and Taxes........................................58
Section 5.08.  Employee Benefits............................................58
Section 5.09.  Insurance....................................................58
Section 5.10.  Franchises...................................................59
Section 5.11.  Licenses.....................................................59
Section 5.12.  Use of Proceeds..............................................59
Section 5.13.  Hedging Agreements...........................................59

                                   ARTICLE VI

                               NEGATIVE COVENANTS

Section 6.01.  Indebtedness.................................................60
Section 6.02.  Liens........................................................63
Section 6.03.  Unrestricted Subsidiaries....................................65
Section 6.04.  Sale and Lease-Back Transactions.............................66
Section 6.05.  Investments and Contingent Investments.......................67
Section 6.06.  Mergers, Consolidations, Assets Sales and Acquisitions.......68
Section 6.07.  Restricted Payments..........................................70
Section 6.08.  Restrictive Agreements.......................................72
Section 6.09.  Repayment of Indebtedness....................................72
Section 6.10.  Transactions with Affiliates.................................73
Section 6.11.  Lines of Business............................................73
Section 6.12.  Modifications to Certain Agreements..........................73
Section 6.13.  Financial Covenants..........................................73

                                   ARTICLE VII

               EVENTS OF DEFAULT............................................77



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                                  ARTICLE VIII

                            THE ADMINISTRATIVE AGENT

Section 8.01.  Authorization and Action.....................................80
Section 8.02.  Administrative Agent's Reliance, Etc.........................80
Section 8.03.  Rights as a Holder...........................................81
Section 8.04.  Holder Financial Decision....................................81
Section 8.05.  Indemnification..............................................81
Section 8.06.  Collateral Duties............................................81
Section 8.07.  Successor Administrative Agent...............................82
Section 8.08.  Lead Arranger................................................83

                                   ARTICLE IX

               THE GUARANTEE................................................83

Section 9.01.  The Guarantee................................................83
Section 9.02.  Obligations Unconditional....................................83
Section 9.03.  Reinstatement................................................84
Section 9.04.  Subrogation..................................................84
Section 9.05.  Remedies.....................................................84
Section 9.06.  Instrument for the Payment of Money..........................85
Section 9.07.  Continuing Guarantee.........................................85
Section 9.08.  Rights of Contribution.......................................85
Section 9.09.  General Limitation on Guarantee Obligations..................85

                                    ARTICLE X

                                  MISCELLANEOUS

Section 10.01.  Amendments, Consents, Etc...................................86
Section 10.02.  Notices, Etc................................................88
Section 10.03.  No Waiver; Remedies.........................................88
Section 10.04.  Costs, Expenses and Indemnification.........................88
Section 10.05.  Right of Setoff.............................................90
Section 10.06.  Governing Law; Submission to Jurisdiction, Etc..............90
Section 10.07.  Waiver of Jury Trial........................................90
Section 10.08.  Successors, Assigns and Transfers...........................90
Section 10.09.  Transfer, Registration, Participations and Substitution
                  of Notes..................................................91
Section 10.10.  Execution in Counterparts...................................94
Section 10.11.  Confidentiality.............................................94
Section 10.12.  Survival and Termination....................................94
Section 10.13.  Captions....................................................95

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                                    SCHEDULES
                                    ---------

Schedule 2.01                  Information Relating to the Purchasers
Schedule 4.01(e)               List of Required Governmental Approvals
Schedule 4.01(i)               Subsidiaries and other Equity Investments
Schedule 4.01(k)               Material Agreements
Schedule 4.01(r)               Insurance
Schedule 4.01(t)               Licenses
Schedule 4.01(u)               Franchises
Schedule 4.01(v)               Real Property and Leases
Schedule 6.05                  Investments


                                    EXHIBITS
                                    --------

EXHIBIT A.........         Form of Floating Rate Guaranteed Term Note
EXHIBIT B.........         Form of Senior Security Agreement
EXHIBIT C.........         Form of Opinion of Special Counsel to the Obligors
EXHIBIT D.........         Form of Opinion of Special New York Counsel to
                            Citicorp USA
EXHIBIT E.........         Form of Notice of Issuance
EXHIBIT F.........         Form of Transfer and Acceptance
EXHIBIT G.........         Form of Joinder Agreement
EXHIBIT H.........         Form of Warrant Agreement

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                         METROMEDIA FIBER NETWORK, INC.

            $150,000,000 Floating Rate Guaranteed Term Notes Due 2006


                                                         As of September 6, 2001



TO EACH OF THE PURCHASERS
LISTED ON SCHEDULE 2.01


                 METROMEDIA FIBER NETWORK, INC., a Delaware corporation (the "ISSUER"), and each of the Guarantors listed on the signature pages hereto under the caption "GUARANTORS" and each Subsidiary of the Issuer that becomes a "Guarantor" after the date hereof pursuant to Section 5.04 (each a "GUARANTOR" and, collectively, the "GUARANTORS", and the Guarantors collectively with the Issuer, the "OBLIGORS"), agree with each of the purchasers whose names appear on
Schedule 2.01 (each a "PURCHASER" and, collectively, the "PURCHASERS") and Citicorp USA, Inc., as administrative agent (in such capacity, together with its successors in such capacity, the "ADMINISTRATIVE AGENT"), as follows:


                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

                  Section 1.01. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "ACCOUNTANTS" means Ernst & Young LLP or other independent public accountants selected by the Issuer and satisfactory to the Administrative Agent.

                  "ACQUIRED INDEBTEDNESS" means, with respect to any specified Person, Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, PROVIDED that such Indebtedness is not incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of, such specified Person.

                  "ACQUISITION" means any transaction, or any series of related transactions, consummated after the date hereof, by which (i) the Issuer and/or any of its Subsidiaries acquires the business of, or all or substantially all of the assets of, any firm, corporation or division thereof, whether through purchase of assets, purchase of stock, merger or otherwise or (ii) any Person that was not theretofore a Subsidiary of the Issuer becomes a Subsidiary of the Issuer.


                          NOTE AND GUARANTEE AGREEMENT

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                  "ADJUSTED EBITDA" means, for any period, the sum (for the
Issuer and its Restricted Subsidiaries determined on a consolidated basis without duplication in accordance with GAAP) of the following:

                  (a) Net Income for such period, adjusted to exclude any gains or losses attributable to any Asset Sale or Casualty Event; PLUS

                  (b) the sum of (i) depreciation and amortization, but excluding amortization of prepaid cash expenses that were paid in a prior period, for such period, (ii) consolidated interest expense for such period and (iii) consolidated income tax expense for such period; PLUS

                  (c) any non-cash charges, but excluding any non-cash expense or loss to the extent it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period, for such period (or MINUS, any cash or non-cash gains for such period); PLUS

                  (d) the net amount, if any, by which the consolidated deferred revenues increased for such period (or MINUS the amount, if any, by which the consolidated deferred revenues of decreased for such period); MINUS

                  (e) cash payments made during such period which were not deducted in determining Net Income for such period but that were (or will be) a non-cash charge deducted in determining Net Income for a prior (or subsequent) fiscal year; MINUS

                  (f)  the aggregate amount of interest income for such period.

                  If during any period for which Adjusted EBITDA is being determined the Issuer or any Restricted Subsidiary shall have consummated any Acquisition or Asset Sale then, for all purposes of this Agreement, Adjusted EBITDA shall be determined on a pro forma basis (using assumptions that the Issuer in good faith believes are fair, accurate and reasonable at the time, and in which assumptions the Administrative Agent concurs) as if such Acquisition or Asset Sale had been made or consummated on the first day of such period.

                  "ADMINISTRATIVE AGENT" has the meaning specified in the recital of parties to this Agreement.

                  "ADMINISTRATIVE AGENT'S ACCOUNT" means the account of the Administrative Agent maintained by the Administrative Agent at Citibank in New York, New York, ABA # 021-00-0089 Account No. 36852248, Reference: NAIB Agency Medium Term Finance, Attention: Nina Qureshi (or her successor), or such other account maintained by the Administrative Agent as may be designated by the Administrative Agent in a written notice to the Holders and the Issuer.

                  "ADMINISTRATIVE QUESTIONNAIRE" means an administrative questionnaire in a form supplied by the Administrative Agent.


                          NOTE AND GUARANTEE AGREEMENT

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                                      -3-


                  "AFFECTED HOLDER" has the meaning specified in Section 2.11.

                  "AFFILIATE" means, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

                  "AGREEMENT" means this Note and Guarantee Agreement.

                  "APPLICABLE MARGIN" means, for any day, (i) 3.50% with respect to any Base Rate Portions and (ii) 4.50% with respect to any Eurodollar Rate Portions.

                  "ASSET SALE" means (a) the sale, lease, transfer, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of inventory in the ordinary course of business and other than any sale, lease, transfer, conveyance or other disposition in the ordinary course of business of capacity on any fiber optic or cable system owned, controlled or operated by the Issuer or any Restricted Subsidiary or of telecommunications capacity, transmission rights, conduit or rights-of-way acquired by the Issuer or any Restricted Subsidiary for use in a Telecommunications Business of the Issuer or any Restricted Subsidiary, and (b) the issue or sale by the Issuer or any of its Restricted Subsidiaries of Equity Interests of any Subsidiary. Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales: (i) a transfer of assets by the Issuer to a Restricted Subsidiary or by a Subsidiary to the Issuer or to a Restricted Subsidiary, (ii) an issuance of Equity Interests by a Subsidiary to the Issuer or to a Restricted Subsidiary, (iii) Restricted Payments permitted under Section 6.07, (iv) Investments permitted under Section 6.05, (v) a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of a Telecommunications Business of the Issuer and its Restricted Subsidiaries and that is disposed of in the ordinary course of business with an aggregate fair market value (as to all such dispositions) not to exceed $5,000,000, (vi) the surrender or waiver by the Issuer or any of its Restricted Subsidiaries of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind by the Issuer or any of its Restricted Subsidiaries or the grant by the Issuer or any of its Restricted Subsidiaries of a Lien not prohibited by this Agreement, (vii) the sale of Cash Equivalents in the ordinary course of business and (viii) sales, transfers, assignments and other dispositions of assets (or related assets in related transactions) in the ordinary course of business with an aggregate fair market value of less than $1,000,000.

                  "ATTRIBUTABLE DEBT" means, on any date, in respect of any lease of the Issuer entered into as a part of a sale and leaseback transaction described in Section 6.04, (i) if such lease is a Capital Lease Obligation, the capitalized amount thereof that would appear on a balance sheet of the Issuer prepared as of such date in accordance with GAAP, and (ii) if such lease is not a Capital Lease Obligation, the capitalized amount of the remaining lease payments under such lease that would appear on a balance sheet of the Issuer prepared as of such date in accordance with GAAP as if such lease were accounted for as a Capital Lease Obligation.

                  "BANKRUPTCY CODE" means Title 11 of the United States Code, as from time to time amended.


                          NOTE AND GUARANTEE AGREEMENT

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                                      -4-


                  "BASE RATE" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of means a fluctuating interest rate per annum equal at all times to the highest of:

                  (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate; and

                  (b) 0.50% per annum above the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if any such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the next previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publications shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, in either case adjusted to the nearest 1/4 of one percent or, if there is no nearest 1/4 of one percent, to the next higher 1/4 of one percent; and

                  (c) for any day, 1/2 of one percent per annum above the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Citibank from three Federal funds brokers of recognized standing selected by it.

                  "BASE RATE PORTION" means the portion of each Note that bears interest as provided in Section 2.05(a)(i).

                  "BASIC DOCUMENTS" means, collectively, the Note Documents, the Vendor Agreements, the Verizon Agreement, the Verizon Debt Agreement and the agreements executed and delivered in connection with the issuance of the convertible debt or equity referred to in Section 3.01(l).

                  "BENEFICIAL OWNERS" has the meaning given to such term under the Investment Company Act and the rules and regulations thereunder.

                  "BUSINESS DAY" means any day on which banks are not required or authorized to close in New York City, New York and, if such Business Day relates to a Eurodollar Rate Portion, on which dealings are carried on in the London interbank market.

                  "CAPITAL EXPENDITURES" means, for any period, expenditures of the Issuer and its Restricted Subsidiaries incurred during such period to construct, install, acquire or improve fixed assets, real property, telecommunications systems and equipment (including renewals, improvements and replacements, but excluding repairs unless such repairs are required to be capitalized in accordance with GAAP) during such period computed in accordance with GAAP; but excluding any such expenditures in connection with any Acquisition and any expenditures

                          NOTE AND GUARANTEE AGREEMENT

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                                      -5-


made with the proceeds of condemnation awards or insurance for fixed assets, real property or improvements thereon and telecommunications systems and equipment.

                  "CAPITAL LEASE OBLIGATIONS" of any Person means, for any period, the obligations (including the aggregate amount of Capital Lease Obligations incurred during such period) of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person.

                  "CASH EQUIVALENTS" means:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                  (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, one of the two highest credit ratings obtainable from Standard & Poor's or from Moody's;

                  (c) investments in certificates of deposit, banker's acceptances, time deposits and demand deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic or foreign commercial bank that has a combined capital and surplus and undivided profits of not less than $1,000,000,000;

                  (d) repurchase obligations with a term of not more than 90 days for, and secured by, underlying securities of the types described in clauses (a) through (c) above entered into with a bank meeting the qualifications described in clause (c) above; and

                  (e) mutual funds whose investment guidelines restrict such funds' investments primarily to those satisfying the provisions of clauses (a) through (c) above.

                  "CASH INTEREST EXPENSE" means, for any period, the sum (for the Issuer and its Restricted Subsidiaries determined on a consolidated basis without duplication in accordance with GAAP), of the excess of (a) the sum of
(i) all interest expense (including imputed interest expense in respect of Capital Lease Obligations) for such period PLUS (ii) any interest accrued during such period in respect of Indebtedness that is required to be capitalized rather than

                          NOTE AND GUARANTEE AGREEMENT

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                                      -6-


included in consolidated interest expense for such period, PLUS (iii) any cash payments made during such period in respect of obligations referred to in clause (b) below that were amortized or accrued in a previous period, PLUS (iv) the aggregate amount of regularly scheduled dividends and distributions in cash made during such period in respect of Capital Stock MINUS (b) the sum of (i) to the extent included in such consolidated interest expense for such period, non-cash amounts attributable to amortization of financing costs paid in a previous period, PLUS (ii) to the extent included in such consolidated interest expense for such period, non-cash amounts attributable to amortization of debt discounts or accrued interest payable in kind for such period. For purposes of the foregoing, (A) Cash Interest Expense shall be determined taking into account any net payments made or received by the Issuer or any Restricted Subsidiary under Interest Rate Protection Agreements and (B) to the extent Cash Interest Expense for any Indebtedness is being determined for a future period, the applicable interest rate during such future period shall be deemed to be equal to the rate of interest in effect at the beginning of such period, and the aggregate amount of such Indebtedness to be outstanding during such period shall be determined under the assumption that all regularly scheduled payments of principal (but no prepayments or redemptions of principal) will be made in respect of such Indebtedness during such period.

                  If during any period for which Cash Interest Expense is being determined the Issuer or any Restricted Subsidiary shall have consummated any Acquisition or Asset Sale then, for all purposes of this Agreement, Cash Interest Expense shall be determined on a pro forma basis (using assumptions that the Issuer in good faith believes are fair, accurate and reasonable at the time, and in which assumptions the Administrative Agent concurs) as if such Acquisition or Asset Sale (and any Indebtedness incurred by the Issuer or any Restricted Subsidiary in connection with such Acquisition or repaid as a result of such Asset Sale) had been made or consummated (and such Indebtedness incurred or repaid) on the first day of such period.

                  "CASUALTY EVENT" means, with respect to any property of any Person, any loss of or damage to, or any condemnation or other taking of, such property for which such Person or any of its Restricted Subsidiaries receives insurance proceeds, proceeds of a condemnation award or other compensation.

                  "CHANGE OF CONTROL" means the occurrence of any one or more of the following events:

                  (a) any "person" or "group" (as such terms are used in Section 13(d)(3) of the Exchange Act), other than a Permitted Holder, is or becomes the beneficial owner, directly or indirectly, of 35% or more of the Voting Stock (measured by voting power rather than number of shares) of the Issuer and the Permitted Holders own, in the aggregate, a lesser percentage of the total Voting Stock (measured by voting power rather than by number of shares) of the Issuer than such person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Issuer (for the purposes of this clause, such other person shall be deemed to "beneficially own" any Voting Stock of a specified corporation held by a parent corporation if such other person beneficially owns, directly or indirectly, more than 35% of the Voting Stock (measured by voting

                          NOTE AND GUARANTEE AGREEMENT

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                                      -7-


         power rather than by number of shares) of such parent corporation and the Permitted Holders beneficially own, directly or indirectly, in the aggregate a lesser percentage of Voting Stock (measured by voting power rather than by number of shares) of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of such parent corporation),

                  (b) during any period of two consecutive years, Continuing Directors cease for any reason to constitute a majority of the Board of Directors of the Issuer, or

                  (c) any change in control (or similar event, however denominated) with respect to the Issuer shall occur under and as defined in any indenture or agreement in respect of Indebtedness of the Issuer or any of its Restricted Subsidiaries (including a "Change of Control" applicable to any of the Senior Notes) and the Issuer shall, as a result thereof, be required to repay, redeem or repurchase all or any part of such Indebtedness (or offer to do any of the foregoing), or such change of control shall constitute a default under such indenture or agreement.

                  "CITIBANK" means Citibank, N.A., a national banking association, and its successors.

                  "CITICORP USA" means Citicorp USA, Inc., a Delaware corporation.

                  "CLOSING DATE" means the date upon which the conditions specified in Section 3.01 are satisfied (or waived by each Purchaser) and the initial Notes are issued hereunder.

                  "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "COLLATERAL" means all "Collateral" referred to in the Senior Security Documents and all other property that is subject to any Lien created by any Senior Security Document in favor of the Administrative Agent.

                  "COMMITMENT" with respect to each Purchaser, the commitment of each Purchaser to purchase a Note on the Closing Date, as such commitment may be
(a) reduced from time to time pursuant to Section 2.04 and (b) reduced or increased from time to time pursuant to transfers by or to such Purchaser pursuant to Section 10.09. The initial amount of each Purchaser's Commitment is set forth on Schedule 2.01, or in the Transfer and Acceptance pursuant to which such Purchaser shall have assumed its Commitment, as applicable. The initial aggregate amount of the Purchasers' Commitments is $150,000,000.

                  "CONFIDENTIAL INFORMATION" means any information that the Issuer or any of its Restricted Subsidiaries furnishes to the Administrative Agent or any Holder, but does not include any such information once such information has become generally available to the public or once such information has become available to the Administrative Agent or any Holder from a source other than the Issuer or any of its Restricted Subsidiaries (unless, in either case, such information becomes so available as a result of the breach by the Administrative Agent or a Holder of its duty of confidentiality set forth in
Section 10.11).

                  "CONSOLIDATING FINANCIAL STATEMENTS" means, as at the end of and for any period, separately presented financial statements for the optical infrastructure business and the internet

                          NOTE AND GUARANTEE AGREEMENT

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                                      -8-


infrastructure services business of the Issuer and its Subsidiaries, setting out the revenues, gross margins and property, plant and equipment for each such business as at the end of and for such period.

                  "CONTINUATION", "CONTINUE" and "CONTINUED" each refers to a continuation of any Eurodollar Rate Portion from one Interest Period to the next Interest Period pursuant to Section 2.06.

                  "CONTINUING DIRECTORS" means individuals who at the beginning of the period of determination constituted the Board of Directors of the Issuer, together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Issuer was approved by a vote of a majority of the directors of the Issuer then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved or is the designee of any one of the Permitted Holders or any combination thereof or was nominated or elected by any such Permitted Holder(s) or any of their designees.

                  "CONTRIBUTED CAPITAL" means, as at any date, the sum (determined without duplication) of (a) $2,820,001,000 PLUS (b) the net cash proceeds received by the Issuer after December 31, 2000 in respect of the issuance and sale of Capital Stock (other than Disqualified Stock) of the Issuer, or from the conversion of Indebtedness of the Issuer into Capital Stock (other than Disqualified Stock) of the Issuer, PLUS (c) the aggregate amount deemed to have been received by the Issuer at the time of conversion of any Indebtedness of the Issuer into Capital Stock (other than Disqualified Stock) of the Issuer representing the principal amount of such Indebtedness so converted and any accrued and unpaid interest thereon which is forfeited in connection with such conversion MINUS (d) the aggregate amount of Restricted Payments made in respect of the Capital Stock of the Issuer after December 31, 2000).

                  "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "CONTROLLING" and "CONTROLLED" shall have meanings correlative thereto.

                  "CONTROLLED GROUP" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Issuer, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

                  "CONVERSION", "CONVERT" and "CONVERTED" each refers to a conversion of portions of Notes of one Type into portions of Notes of the other Type pursuant to Section 2.06 or 2.07.

                  "DATA CENTER" means a co-location facility where entities are able to transfer electronic data among themselves and with other parties outside such facility.

                  "DEBT SERVICE" means, for any period, the sum of, for the Issuer and its Restricted Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), the following: (a) all regularly scheduled payments or regularly scheduled prepayments or redemptions of principal of Indebtedness (including, without limitation, the principal component

                          NOTE AND GUARANTEE AGREEMENT
of any payments in respect of Capital Lease Obligations) made or payable during such period (or, in the event the relevant period is a future period, scheduled to be made during such period) PLUS (b) all Cash Interest Expense for such period.

                  "DEFAULT" means any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                  "DISQUALIFIED STOCK" means any Capital Stock or other ownership interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the maturity of the Senior Notes, (b) is secured by any assets of the Issuer or any Restricted Subsidiary or is Guaranteed by any Restricted Subsidiary or (c) is exchangeable or convertible at the option of the holder into Indebtedness of the Issuer or any Restricted Subsidiary.

                  Notwithstanding the preceding sentence, any Capital Stock or other ownership interest that would constitute Disqualified Stock solely because the holders thereof have the right to require the Issuer to repurchase such Capital Stock or other ownership interest upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock or other ownership interest provide that the Issuer may not repurchase or redeem any such Capital Stock or other ownership interest pursuant to such provisions unless such repurchase or redemption complies with the provisions of Section 6.07.

                  "DOLLARS" and "$" means lawful money of the United States.

                  "ELIGIBLE INSTITUTION" means (a) any Holder or any Holder Affiliate, (b) any ML Holder and (c) any other Person (other than an Affiliate of the Issuer) approved by the Administrative Agent, such approval not to be unreasonably withheld or delayed.

                  "ENVIRONMENTAL LAWS" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

                  "ENVIRONMENTAL LIABILITY" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities, and including any Lien filed against any property covered by any Senior Security Document in favor of any Governmental Authority), of the Issuer or any Restricted Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                          NOTE AND GUARANTEE AGREEMENT

                  "ENVIRONMENTAL PERMIT" means any permit, approval, authorization, certificate, registration, license, variance, filing, permission or other approval required by or from any Government Authority pursuant to any Environmental Law.

                  "EQUITY INTERESTS" means shares of Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

                  "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that, together with the Issuer, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

                  "ERISA EVENT" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan with respect to which notice is required to be given to the PBGC; (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (c) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412(d) of the Code or Section 303 of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Issuer or any of its ERISA Affiliates from any Plan or Multiemployer Plan; (f) the receipt by the Issuer or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or, in the case of the PBGC, to appoint a trustee to administer any Plan; (g) the receipt by the Issuer or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the occurrence of a "prohibited transaction" with respect to which the Issuer or any of its Subsidiaries is a "disqualified person" (within the meaning of Section 4975 of the Code) or with respect to which the Issuer or any Restricted Subsidiary could otherwise be liable; and (i) any other event or condition with respect to a Plan or Multiemployer Plan that could reasonably be expected to result in liability of the Issuer or any of its Subsidiaries.

                  "EURODOLLAR BASE RATE" means, for any Interest Period for each Eurodollar Rate Portion, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to U.S. dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for U.S. dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "Eurodollar Base Rate" with respect to such Eurodollar Rate Portion for such Interest Period shall be the rate at which U.S. dollar deposits of $5,000,000, and for a maturity comparable to such Interest Period, are offered

                          NOTE AND GUARANTEE AGREEMENT
by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "EURODOLLAR RATE" means, for any Interest Period for each Eurodollar Rate Portion, an interest rate per annum equal to the rate per annum obtained by DIVIDING (a) Eurodollar Base Rate for such Eurodollar Rate Portion by (b) a percentage equal to 100% MINUS the Reserve Percentage for such Interest Period.

                  "EURODOLLAR RATE PORTION" means the portion of each Note that bears interest as provided in Section 2.05(a)(ii).

                  "EVENTS OF DEFAULT" has the meaning specified in Article VII.

                  "EXCESS CASH FLOW" means, for any fiscal year, the sum (for the Issuer and its Restricted Subsidiaries determined on a consolidated basis without duplication in accordance with GAAP) of the following:

                  (a) Net Income for such fiscal year, adjusted to exclude any gains or losses attributable to any Asset Sale or Casualty Event; PLUS

                  (b) depreciation, amortization and other non-cash charges or losses deducted in determining Net Income for such fiscal year; PLUS

                 (c) the sum of (i) the amount, if any, by which Working Capital decreased during such fiscal year PLUS (ii) the net amount, if any, by which the consolidated deferred revenues increased during such fiscal year; MINUS

                 (d) the sum of (i) any non-cash gains included in determining Net Income for such fiscal year PLUS (ii) the amount, if any, by which Working Capital increased during such fiscal year PLUS (iii) the amount, if any, by which the consolidated deferred revenues of decreased during such fiscal year; MINUS

                  (e) the sum of (i) Capital Expenditures paid in cash during such fiscal year (except to the extent attributable to the incurrence of Capital Lease Obligations or otherwise financed by incurring Funded Indebtedness and except to the extent paid with Net Available Proceeds in respect of any Asset Sale or Casualty Event or from the issuance of Capital Stock or other Equity Interests) PLUS (ii) cash consideration paid during such fiscal year to make acquisitions or other investments permitted hereunder (other than Cash Equivalents and except to the extent financed by incurring Funded Indebtedness or issuing Capital Stock or other Equity Interests); MINUS

                  (f) cash payments made during such fiscal year which were not deducted in determining Net Income for such fiscal year that will in a subsequent fiscal year become a non-cash charge deducted in determining Net Income for such subsequent fiscal year; MINUS

                          NOTE AND GUARANTEE AGREEMENT

                  (g) the aggregate principal amount of Funded Indebtedness repaid or prepaid by the Issuer and its Restricted Subsidiaries during such period, excluding (i) Notes redeemed pursuant to Section 2.04 and
         (ii) repayments, or prepayments or redemptions, of Funded Indebtedness financed by incurring other Funded Indebtedness.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "EXCLUDED PERIOD" means, with respect to any additional amount payable under Section 2.07, the period ending 180 days prior to the applicable Holder's delivery of a certificate referenced in Section 2.07(a) or 2.07(b), as applicable, with respect to such additional amount.

                  "FEDERAL" is used as an adjective with respect to the federal government of the United States.

                  "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "FINANCIAL OFFICER" of any Person means the chief financial officer, chief accounting officer, treasurer or controller of such Person.

                  "FOREIGN SUBSIDIARY" means any Subsidiary organized under the laws of any country other than the United States of America, a State thereof or the District of Columbia.

                  "FORM 10-K" means the Issuer's Annual Report on Form 10-K for the year ended December 31, 2000, as filed with the Securities and Exchange Commission.

                  "FRANCHISE" means a franchise, license, authorization or right by contract or otherwise to construct, own, operate, promote and/or extend any Telecommunications Asset operated or to be operated by the Issuer or any of its Restricted Subsidiaries granted by any state, county, city, town, village or other local or state government authority. The term "Franchise" shall include each of the Franchises set forth on Schedule 4.01(u) hereto.

                  "FUNDED INDEBTEDNESS" means, as of any date, the sum (for the Issuer and its Restricted Subsidiaries determined on a consolidated basis without duplication in accordance with GAAP), of the sum of (a) all Indebtedness for borrowed money of the Issuer and its Restricted Subsidiaries which by its terms matures more than one year after such date, and any such Indebtedness for borrowed money maturing within one year from such date which is renewable or extendible at the option of the obligor to a date more than one year from such date PLUS (b) the Imputed Principal Amount of all Preferred Stock outstanding on such date.

                  "GAAP" means generally accepted accounting principles in the United States.

                          NOTE AND GUARANTEE AGREEMENT

                  "GOVERNMENTAL AUTHORITY" means any national, Federal, state, provincial, territorial, municipal, regional, local or foreign judicial, administrative or governmental agency, board, authority, instrumentality or other law, regulatory or rule-making body.

                  "GUARANTEE" of or by any Person means any obligation, contingent or otherwise, of such Person guaranteeing any Indebtedness of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; PROVIDED that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

                  "GUARANTEED OBLIGATIONS" means, with respect to the Guarantee of any Guarantor hereunder, the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of (A) the principal of and interest on the Notes held by the Holders and all other amounts from time to time owing to the Holders and the Administrative Agent by the Issuer under this Agreement and (B) all amounts from time to time owing to any Holder (or any Affiliate of any Holder) in respect of any Hedging Agreement entered into with the Issuer or any Restricted Subsidiary of the Issuer.

                  "GUARANTORS" has the meaning specified in recital of the parties to this Agreement.

                  "HAZARDOUS MATERIALS" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                  "HEDGING AGREEMENT" means any Interest Rate Protection Agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

                  "HOLDER AFFILIATE" means, (a) with respect to any Holder, (i) an Affiliate of such Holder or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in debt securities, loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Holder or an Affiliate of such Holder and (b) with respect to any Holder that is a fund which invests in debt securities, loans and similar extensions of credit, any other fund that invests in debt securities, loans and similar extensions of credit and is managed by the same investment advisor as such Holder or by an Affiliate of such investment advisor.

                  "HOLDERS" means the Purchasers and each Eligible Institution that becomes a party hereto as a "Holder" pursuant to Section 10.09.

                          NOTE AND GUARANTEE AGREEMENT

                  "IMPUTED PRINCIPAL AMOUNT" means, with respect to any class of Preferred Stock, the maximum amount that could be payable upon mandatory redemption or repurchase of such Preferred Stock or, if no mandatory redemption or repurchase is applicable, the greater of the issue price or liquidation preference of such Preferred Stock.

                  "INDEBTEDNESS" of any Person means, without duplication: (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person; (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business); (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed; (f) all Guarantees by such Person of Indebtedness of others; (g) all Capital Lease Obligations of such Person; (h) all net payment obligations of such Person in respect of Interest Rate Protection Agreements and other Hedging Agreements; and (i) all obligations of such Person as an account party in respect of letters of credit and bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner.

                  "INDEMNIFIED PARTY" means the Administrative Agent, each Holder and each of their respective Affiliates and their officers, partners, directors, employees, agents and advisors.

                  "INSTITUTIONAL INVESTOR" means (a) any original purchaser of a Note, (b) any Holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

                  "INTEREST EXPENSE COVERAGE RATIO" means, as at any date, the ratio of (a) Adjusted EBITDA for the period of four fiscal quarters ending on or most recently ended prior to such date to (b) Cash Interest Expense for such period.

                  "INTEREST PAYMENT DATE" has the meaning specified in
Section 2.05

                  "INTEREST PERIOD" means, for the Eurodollar Rate Portion of each Note, the period commencing on the Closing Date or the date of the Conversion of any Base Rate Portion of such Note into such Eurodollar Rate Portion of such Note, as applicable, and ending on the last day of the period selected by the Issuer pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Issuer pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months (or, with the consent of each Holder, nine or twelve months), as the Issuer may select; PROVIDED that:

                  (a)  no Interest Period may end after the Maturity Date;

                          NOTE AND GUARANTEE AGREEMENT

                  (b) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, PROVIDED that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                  (c) whenever the first day of any Interest Period occurs on the last day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month), such Interest Period shall end on the last Business Day of the appropriate subsequent calendar month.

                  "INTEREST RATE PROTECTION AGREEMENT" means any interest rate swap, cap or other agreement satisfactory to the Administrative Agent entered into by the Issuer that is designed to protect the Issuer against fluctuations in interest rates and not for speculation.

                  "IN-THE-MONEY" means, with respect to any Indebtedness that is convertible into shares of common stock of the Issuer, that such Indebtedness can be converted at the option of the holder thereof into shares of common stock of the Issuer having a market value in excess of the accreted amount of the Indebtedness required to effect such conversion.

                  "INVESTMENT" means, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of Capital Stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person); or (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.

                  "INVESTMENT COMPANY ACT" means the United States Investment Company Act of 1940, as amended.

                  "ISSUER" has the meaning specified in the recital of the parties to this Agreement.

                  "ISSUER'S ACCOUNT" means the account maintained by the Issuer and designated by the Issuer in a written notice to the Administrative Agent.

                  "JUNIOR INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT" means, collectively, the junior intercreditor and collateral agency agreements referred to in Section 3.01(n).

                  "JUNIOR SECURITY DOCUMENTS" means the Junior Security Documents under and as defined in the Junior Intercreditor and Collateral Agency Agreement.

                  "KNOWLEDGEABLE EMPLOYEES" has the meaning specified in Rule 3c-5 of the Investment Company Act.

                          NOTE AND GUARANTEE AGREEMENT

                  "LICENSES" means all licenses, writs, permits, approvals, authorizations, consents, orders, certificates, waivers, franchises and registrations now existing or hereafter granted to or in favor of the Issuer or any Restricted Subsidiary by any Government Authority including the licenses described in Schedule 4.01(t).

                  "LIEN" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including the lien or retained security title of a conditional vendor and any mortgage, easement, right of way or other encumbrance on title to real property.

                  "MARGIN STOCK" has the meaning specified in Regulations T, U and X.

                  "MATERIAL ADVERSE EFFECT" means (a) a materially adverse effect on the business, assets, operations, properties, condition (financial or otherwise), contingent liabilities or Material Agreements of the Issuer and its Restricted Subsidiaries, taken as a whole, (b) a material impairment of the ability of either the Issuer or the Issuer and its Restricted Subsidiaries, taken as a whole, to perform their respective obligations under the Basic Documents, or (c) a material impairment of the rights of or benefits available to the Administrative Agent and the Holders under the Note Documents.

                  "MATERIAL AGREEMENT" means, collectively, (a) the Senior Notes (and any indenture relating thereto), (b) the Nortel Agreement and the other Vendor Agreements, (c) the Verizon Agreement and Verizon Debt Agreement, (d) any agreement with a vendor or contractor pursuant to which the Issuer reasonably anticipates that the Issuer and its Subsidiaries will purchase in the aggregate more than $50,000,000 of equipment or construction services, (e) any agreement providing for the sale or lease of fiber by the Issuer or any Restricted Subsidiary for aggregate consideration of $50,000,000 or more and (f) the other agreements listed in Schedule 4.01(k).

                  "MATERIAL INDEBTEDNESS" means Indebtedness (excluding any obligations under the Note Documents but including obligations in respect of Hedging Agreements), of the Issuer or any of its Restricted Subsidiaries in an aggregate principal amount exceeding $5,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of any Person in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Hedging Agreement were terminated at such time.

                  "MATURITY DATE" means the Quarterly Date falling on or nearest to September 30, 2006.

                  "ML HOLDERS" means each of Merrill Lynch Global Allocation Fund, Inc., Merrill Lynch Equity/Convertible Series Global Allocation Portfolio, Merrill Lynch Variable Series Funds, Inc. (Merrill Lynch Global Allocation Focus
Fund) and Merrill Lynch Series Fund, Inc. (Global Allocation Strategy Portfolio) and any Holder Affiliates thereof.

                  "MOODY'S" means Moody's Investors Service, Inc. and its successors.

                          NOTE AND GUARANTEE AGREEMENT

                  "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

                  "NET AVAILABLE PROCEEDS" means:

                  (a) In the case of any Asset Sale, the aggregate amount of all cash payments as and when received by the Issuer and its Restricted Subsidiaries directly or indirectly in connection with such Asset Sale; PROVIDED that:

                           (1) such Net Available Proceeds shall be net of (x)
                  the amount of any legal, title and recording tax expenses, commissions and other reasonable fees and expenses (including reasonable expenses of preparing the relevant property for sale) paid by the Issuer and its Restricted Subsidiaries in connection with such Asset Sale, (y) any foreign, Federal, state and local income or other taxes estimated in good faith to be payable by the Issuer and its Restricted Subsidiaries as a result of such Asset Sale and (z) the aggregate amount of reserves taken by the Issuer and its Restricted Subsidiaries in accordance with GAAP against indemnification obligations incurred by them in connection with such Asset Sale; and

                           (2) such Net Available Proceeds shall be net of any
                  repayments of Indebtedness by the Issuer and its Restricted Subsidiaries to the extent that such Indebtedness is secured by a Lien (other than a Lien under, or subject to the provisions of, the Junior Security Documents) on the property that is the subject of such Asset Sale; and

                  (b) In the case of any Casualty Event, the aggregate amount of proceeds of insurance, condemnation or expropriation awards and other compensation received by the Issuer and its Restricted Subsidiaries in respect of such Casualty Event net of (1) reasonable expenses incurred by them in connection therewith, (2) contractually required repayments of Indebtedness to the extent secured by a Lien on the property suffering such Casualty Event and any foreign, Federal, state and local income or other taxes estimated in good faith to be payable by the Issuer and its Restricted Subsidiaries as a result of such Casualty Event and (3) amounts promptly (and in any case within 10 days) applied to or set aside for the repair or replacement of the property suffering such Casualty Event.

                  "NET INCOME" means, for any period, the sum (for the Issuer and its Restricted Subsidiaries determined on a consolidated basis without duplication in accordance with GAAP) of the net income or loss of the Issuer and its Restricted Subsidiaries for such period; PROVIDED that there shall be excluded (a) the income or loss attributable to any entity not constituting a Subsidiary in which the Issuer owns an Equity Interest, (b) the portion of the income or loss of any Restricted Subsidiary attributable to the Equity Interest held by any other Person (other than the Issuer or any Restricted Subsidiary or any director holding qualifying shares in compliance with applicable law), (c) the income or loss of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Issuer or any of its Restricted Subsidiaries or the date that such Person's assets are acquired by the Issuer or any of its Restricted Subsidiaries, (d) the income or loss attributable to a Foreign Subsidiary to the extent

                          NOTE AND GUARANTEE AGREEMENT
that the declaration or payment of dividends or similar distributions by that Subsidiary is not at the last day of such period permitted without prior governmental approval (that has not been obtained) or, directly or indirectly by operation of the terms of its charter or any agreement, instrument, order or decree to which such Subsidiary or its equityholders are subject and (e) the net income attributable to a Foreign Subsidiary not subject to the foregoing clause
(d) shall be determined net of any income or other taxes that would be payable in respect of any dividend or distribution made by such Foreign Subsidiary.

                  "NET TANGIBLE ASSETS" means, as at any date, (a) the aggregate assets as at said date of the Issuer and its Restricted Subsidiaries determined on a consolidated basis without duplication in accordance with GAAP MINUS (b) the aggregate intangible assets as at said date of the Issuer and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

                  "NEW SUBSIDIARY" has the meaning specified in Section 5.04(a).

                  "NORTEL" means Nortel Networks Inc., a Delaware corporation.

                  "NORTEL AGREEMENT" means, collectively, Vendor Agreements between Nortel and one or more of the Obligors (other than the Issuer) providing in the aggregate for the deferral of all presently outstanding Vendor Obligations due from the Obligors to Nortel giving effect to a maximum cash payment of $15,000,000 in connection with such deferral.

                  "NOTE" has the meaning specified in Section 2.01.

                  "NOTE DOCUMENTS" means, collectively, this Agreement, the Senior Security Documents and the Warrant Documents.

                  "NOTICE OF ISSUANCE" has the meaning specified in Section 2.02(a).

                  "OBLIGORS" has the meaning specified in the recitals of parties to this Agreement.

                  "OTHER TAXES" has the meaning specified in Section 2.09.

                  "PAYMENT DATE" means any Interest Payment Date and the Maturity Date.

                  "PAYMENT OFFICE" means, with respect to any Holder, the office of such Holder specified as its "Payment Office" in the Administrative Questionnaire of such Holder or in the Transfer and Acceptance pursuant to which it became a Holder, or such other office of such Holder as such Holder may from time to time specify to the Administrative Agent.

                  "PBGC" means the Pension Benefit Guaranty Corporation.

                  "PERMITTED HOLDER" means Metromedia Company, a Delaware general partnership, its general partners and their respective Related Persons and Persons that would constitute a Class B Permitted Holder as defined in the Issuer's Amended and Restated Certificate of Incorporation.

                          NOTE AND GUARANTEE AGREEMENT

                  "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of the Issuer or any Restricted Subsidiary issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Issuer or any Restricted Subsidiary (other than intercompany Indebtedness), PROVIDED that:

                  (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount outstanding of (or accreted value, if applicable), PLUS accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (PLUS the amount of reasonable expenses incurred in connection therewith);

                  (b) such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or longer than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

                  (c) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the Maturity Date and is subordinated in right of payment to the Notes on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

                  (d) such Indebtedness is incurred either by the Issuer or by the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, and is not Guaranteed directly or indirectly by any Restricted Subsidiary of the Issuer that has not Guaranteed the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

                  "PERSON" means any individual, corporation (including a business trust), company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or Governmental Authority or other entity of whatever nature.

                  "PLAN" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 307 of ERISA, and in respect of which the Issuer or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "POST-DEFAULT RATE" means a rate per annum equal to the interest rate otherwise applicable PLUS 2%.

                  "PREFERRED STOCK" means any preferred stock issued by the Issuer after the date hereof so long as the same does not constitute Disqualified Stock.

                  "PRIVATE LICENSES" means an license, agreement, lease, authorization or right by contract entered into with, or granted by, a non-governmental Person in connection with the construction, ownership or operation by the Issuer or any of its Restricted Subsidiaries of


                          NOTE AND GUARANTEE AGREEMENT

Telecommunications Assets, including, but not limited to easements, right-of-way agreements, tunnel duct lease agreements, indefeasible right of use agreements, transmission attachment licenses, underground license agreements and pole, conduit and/or trench license agreements.

                  "PRO FORMA DEBT SERVICE COVERAGE RATIO" means, as at any date, the ratio of (a) Adjusted EBITDA for the period of four fiscal quarters ending on or most recently ended prior to such date to (b) Debt Service for the period of four fiscal quarters immediately following the period referred to in the foregoing clause (a).

                  "PRO RATA SHARE" of any amount means, with respect to any Holder at any time, the product of (a) a fraction the numerator of which is the amount of such Holder's Commitment or Notes, as the case may be, and the denominator of which is the aggregate Commitment or Notes, as the case may be, at such time, MULTIPLIED BY (b) such amount.

                  "PURCHASE PRICE" means with respect to any Acquisition, an amount equal to the sum of (i) the aggregate consideration, whether cash, property or securities (including any Indebtedness permitted by clauses (v) or (x) of Section 6.01(a), or clauses (iv) or (viii) of 6.01(b), issued by the respective seller and the fair market value of any property being transferred by the Issuer or any Restricted Subsidiary in exchange for the property being acquired in such Acquisition), paid or delivered by the Issuer and its Restricted Subsidiaries in connection with such Acquisition PLUS (ii) the aggregate amount of liabilities of the acquired business (net of current assets of the acquired business) that would be reflected on a balance sheet (if such were to be prepared) of the Issuer and its Restricted Subsidiaries after giving effect to such Acquisition.

                  "PURCHASER" has the meaning specified in the recitals of the parties to this Agreement.

                  "QUARTERLY DATES" means March 31, June 30, September 30 and December 31 in each year, the first of which shall be the first such day after the date hereof, PROVIDED that, if any such day is not a Business Day, the relevant Quarterly Date shall be the immediately preceding Business Day.

                  "QUALIFIED PURCHASER" means a Qualified Institutional Buyer as defined in Rule 144A under the Securities Act and the rules and regulations thereunder.

                  "REGISTER" has the meaning specified in Section 10.09(c).

                  "REGULATION T", "REGULATION U" and "REGULATION X" mean Regulations T, U and X of the Board of Governors of the Federal Reserve System, respectively, as in effect from time to time.

                  "RELATED PERSON" means any Person who controls, is controlled by or is under common control with a Permitted Holder; PROVIDED, that for purposes of this definition, "control" means the beneficial ownership of more than 50% of the total voting power of a Person normally entitled to vote in the election of directors, managers or trustees, as applicable, of a Person.

                          NOTE AND GUARANTEE AGREEMENT

                  "RELEASE" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

                  "REPLACEMENT HOLDER" has the meaning specified in Section
2.11.

                  "REQUIRED HOLDERS" means at any time Holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by any Obligor or any of their respective Affiliates), or if no Notes are outstanding, Holders holding more than 50% of the Commitments, PROVIDED that for purposes hereof, none of the Obligors or Vendors, nor any of their Affiliates, shall (unless expressly consented by each other Holder) be deemed to be "Holders" for purposes of this definition.

                  "REQUIRED SUPERMAJORITY HOLDERS" means at any time Holders of 80% or more in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by any Obligor or any of their respective Affiliates), or if no Notes are outstanding, Holders holding 80% or more of the Commitments, PROVIDED that for purposes hereof, none of the Obligors or Vendors, nor any of their Affiliates, shall (unless expressly consented by each other Holder) be deemed to be "Holders" for purposes of this definition.

                  "RESERVE PERCENTAGE" means, for any Interest Period for the Eurodollar Rate Portion, the reserve percentage (if any) applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with deposits exceeding $1,000,000,000 with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Portion of the Notes is determined) having a term equal to such Interest Period.

                  "RESPONSIBLE OFFICER" means any officer of the Issuer (including any Financial Officer of the Issuer).

                  "RESTRICTED PAYMENT" has the meaning specified in Section
6.07.

                  "RESTRICTED SUBSIDIARY" means any Subsidiary that is not an Unrestricted Subsidiary.

                  "REVENUES" means, for any period, the revenue for the Issuer and its Restricted Subsidiaries determined on a consolidated basis without duplication in accordance with GAAP.

                  "SECURED PARTIES" means, collectively, the parties so designated in the Senior Security Agreement.

                  "SECURITIES ACT" means the United States Securities Act of 1933, as amended.

                          NOTE AND GUARANTEE AGREEMENT

                  "SENIOR MORTGAGES" means, collectively, one or more instruments of Mortgage, Deeds of Trust, Assignment of Rents, Security Agreement and Fixture Filings executed by the Issuer or a Guarantor in favor of the Administrative Agent and the Holders (or in favor of a trustee for the benefit of the Administrative Agent and/or the Holders) and covering the properties and leasehold interests identified in Schedule 4.01(v) that are subject to the Lien of a Senior Mortgage.

                  "SENIOR NOTES" means (a) the $650,000,000 10% Senior Notes due 2008 issued by the Issuer pursuant to an Indenture dated as of November 25, 1998 and (b) the $750,000,000 10% Senior Notes due 2009 and the 250,000,000 10%
Senior Notes due 2009, both issued by the Issuer pursuant to an Indenture dated as of November 17, 1999.

                  "SENIOR SECURITY AGREEMENT" means a Senior Security Agreement substantially in the form of Exhibit B between the Obligors and the Administrative Agent.

                  "SENIOR SECURITY DOCUMENTS" means (a) the Junior Intercreditor and Collateral Agency Agreement, (b) the Senior Security Agreement, (c) the Senior Mortgages and (d) each other security agreement, pledge agreement, mortgage, deed of trust, assignment agreement and other instrument (including any Uniform Commercial Code financing statements) being executed concurrently herewith or from time to time hereafter providing for the grant of liens and security interests (or the recordation thereof) by any of the Obligors in favor of the Administrative Agent on property of the Obligors as collateral security for any of the obligations of the Obligors hereunder.

                  "SOLVENT" and "SOLVENCY" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person on a going concern basis is not less than the amount that will be required to pay the probable liability of such Person on its Indebtedness as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur Indebtedness or liabilities beyond such Person's ability to pay as such Indebtedness and liabilities mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small amount of capital. The portion of contingent liabilities of any Person at any time that shall be included for purposes of the above determinations shall be the amount of such contingent liabilities that, in light of all facts and circumstances existing at such time, could reasonably be expected to become actual matured liabilities of such Person.

                  "STANDARD & POOR'S" means Standard & Poor's, a division of The McGraw-Hill Companies, and its successors.

                  "SUBORDINATED INDEBTEDNESS" means Indebtedness (i) for which the Issuer is directly and primarily liable, (ii) in respect of which none of its Restricted Subsidiaries is contingently or otherwise obligated and (iii) that is subordinated to the obligations of the Issuer to pay principal of and interest on the Notes hereunder on terms, and pursuant to documentation containing other terms (including interest, amortization, covenants and events of default), in form and substance satisfactory to the Required Holders.

                          NOTE AND GUARANTEE AGREEMENT

                  "SUBSIDIARY" means, with respect to any Person (herein referred to as the "PARENT"), any corporation, partnership, limited liability company, association or other business entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held directly or indirectly by the parent. Except as the context shall otherwise require, all references to "Subsidiaries" in this Agreement shall be deemed to be references to Subsidiaries of the Issuer.

                  "TAX INDEMNITEE" means each Holder and the Administrative
Agent.

                  "TAXES" has the meaning specified in Section 2.09(a).

                  "TELECOMMUNICATIONS ASSETS" means all assets, rights (contractual or otherwise) and properties, whether tangible or intangible, used or intended for use in connection with a Telecommunications Business and all Equity Interests of a Person engaged entirely or substantially entirely in a Telecommunications Business.

                  "TELECOMMUNICATIONS BUSINESS" means the business of (i) transmitting, or providing services relating to the transmission of voice, video or data through owned or leased terrestrial or submarine transmission facilities, (ii) constructing, creating, developing or marketing communications related network equipment, software and other devices for use in a telecommunications business or (iii) evaluating, participating or pursuing any other activity or opportunity that is primarily related to those identified in the foregoing clauses (i) or (ii), PROVIDED that the determination of what constitutes a Telecommunications Business shall be made in good faith by the board of directors of the Issuer (or an authorized committee thereof).

                  "TRANSACTIONS" means the transactions contemplated by this Agreement and the other Basic Documents (including the execution, delivery and performance by the Obligors of the Basic Documents, the incurrence of liabilities by the Obligors under the Basic Documents and the issuance of the Notes hereunder).

                  "TRANSFER AND ACCEPTANCE" means a transfer and acceptance entered into by a Holder and an Eligible Institution, and accepted by each Agent, in accordance with Section 10.09 and in substantially the form of Exhibit F.

                  "TOTAL CAPITAL" means, as at any date, the sum of Funded Indebtedness and Contributed Capital on such date.

                  "TOTAL INDEBTEDNESS" means, at any date, the sum of all Indebtedness of the Issuer and its Restricted Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) at such time, PROVIDED, HOWEVER, that there shall be excluded any Indebtedness arising in respect of any Hedging Agreement.

                  "TOTAL LEVERAGE RATIO" means, as at any date, the ratio of (a) Total Indebtedness as at such date to (b) Adjusted EBITDA for the period of four fiscal quarters ending on or most recently ended prior to such date.

                          NOTE AND GUARANTEE AGREEMENT

                  "TOTAL SENIOR INDEBTEDNESS" means, as at any date, Total Indebtedness (excluding, however, any Subordinated Indebtedness and any Indebtedness that is not secured) as at such date.

                  "TOTAL SENIOR LEVERAGE RATIO" means, as at any date, the ratio of (a) Total Senior Indebtedness as at such date to (b) Adjusted EBITDA for the period of four fiscal quarters ending on or most recently ended prior to such date.

                  "TYPE" refers to the distinction between the portion of each Note bearing interest at the Base Rate and the portion of each Note bearing interest at the Eurodollar Rate.

                  "UNITED STATES" or "U.S." means the United States of America.

                  "UNRESTRICTED SUBSIDIARY" means (a) any Subsidiary designated by the Issuer as an "Unrestricted Subsidiary" in accordance with the provisions of Section 6.03 and (b) any Subsidiary of an Unrestricted Subsidiary.

                  "VENDOR" means Nortel and each other vendor or contractor party to a Vendor Agreement.

                  "VENDOR AGREEMENT" mean, in the case of any vendor or contractor, the agreements and other instruments entered into pursuant to
Section 3.01(n) between such vendor or contractor and an Obligor providing for the incurrence of a deferred payment obligation by such Obligor to such Vendor in whole or partial satisfaction of Vendor Obligations of such Obligor to such vendor or contractor.

                  "VENDOR GUARANTEE INDEBTEDNESS" means Indebtedness of the Issuer in respect of a Guarantee by it of Vendor Obligations deferred pursuant to any Vendor Agreement.

                  "VENDOR OBLIGATIONS" means indebtedness due from an Obligor to a Vendor.

                  "VERIZON AGREEMENT" means the Fiber Optics Private Network Agreement dated as of October 7, 1999 between Bell Atlantic Global Networks and Metromedia Fiber Network Services, Inc.

                  "VERIZON DEBT AGREEMENT" means the agreement or other instrument entered into pursuant to Section 3.01(m) between Verizon, Inc. (or an affiliate thereof) and the Issuer.

                  "VOTING STOCK" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

                  "WARRANT AGREEMENT" means a Warrant Agreement substantially in the form of Exhibit H between the Issuer and the Holders.

                  "WARRANT DOCUMENTS" means the Warrant Agreement, the warrants issued thereunder, the voting agreement referred to in Section 3.01(o) and the other agreements, instruments and documents executed and delivered pursuant to the Warrant Agreement.

                          NOTE AND GUARANTEE AGREEMENT

                  "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness or any Attributable Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the due date for the making of such payment by (b) the then outstanding principal amount of such Indebtedness or Attributable Indebtedness.

                  "WHOLLY OWNED SUBSIDIARY" means, with respect to any Person, any corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are directly or indirectly owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person. A "WHOLLY OWNED RESTRICTED SUBSIDIARY" is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

                  "WITHDRAWAL LIABILITY" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  "WORKING CAPITAL" means, as at such date, for the Issuer and its Restricted Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) (a) current assets (excluding cash and cash equivalents) MINUS (b) current liabilities (excluding the current portion of long term debt and of any installments of principal payable hereunder).

                  Section 1.02. COMPUTATION OF TIME PERIODS. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" mean "to but excluding".

                  Section 1.03. ACCOUNTING TERMS; CHANGES IN GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP as in effect from time to time. If the Issuer notifies the Administrative Agent that the Issuer requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Issuer that the Required Holders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                  Section 1.04. EXTENDED MEANINGS. Words importing the singular number only shall include the plural and VICE VERSA, and words importing any gender shall include all genders. The term "including" means "including without limitation".

                  Section 1.05. REFERENCES TO ADMINISTRATIVE AGENT, PURCHASERS OR HOLDERS. Any reference in this Agreement to the Administrative Agent or a Holder shall be construed so as to

                          NOTE AND GUARANTEE AGREEMENT
include its permitted successors, transfers or assigns hereunder in accordance with their respective interests.

                  Section 1.06. CONFLICT WITH SENIOR SECURITY DOCUMENTS. In the event that there is a conflict or inconsistency between any provision of any of the Senior Security Documents and this Agreement, the provisions of this Agreement shall prevail.

                  Section 1.07. NON-BUSINESS DAYS. Whenever any payment to be made hereunder shall be stated to be due or any action to be taken hereunder shall be stated to be required to be taken on a day other than a Business Day, such payment shall be made or such action shall be taken on the next succeeding Business Day and, in the case of the payment of any monetary amount, the extension of time shall be included for the purposes of computation of interest or fees thereon.

                  Section 1.08. REFERENCES TO TIME OF DAY. Except as otherwise specified herein, a time of day shall be construed as a reference to New York, New York time.

                  Section 1.09. SEVERABILITY. In the event that one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality or enforceability of the remaining provisions hereof shall not be affected or impaired thereby.

                  Section 1.10. REFERENCES TO STATUTES. Except as otherwise provided herein, any reference in this Agreement to a statute shall be construed to be a reference to such statute as the same may have been, or may from time to time be, amended or re-enacted.

                  Section 1.11. REFERENCES TO AGREEMENTS. Except as otherwise provided herein, any reference herein to this Agreement, any other Note Document or any other agreement or document shall be construed to be a reference to this Agreement, such Note Document or such other agreement or document, as the case may be, as the same may have been, or may from time to time be, amended, varied, novated or supplemented.


                                   ARTICLE II

                         AMOUNTS AND TERMS OF THE NOTES

                  Section 2.01.  THE NOTES.

                  (a) AUTHORIZATION OF THE NOTES. The Issuer will authorize the issue and sale of $150,000,000 aggregate principal amount of its guaranteed term notes ("NOTES"). As used herein, the term "NOTES" includes all notes originally issued pursuant to this Agreement and any notes issued in substitution therefor pursuant to Section 10.09. Payment of the principal, interest and all other amounts owing under the Notes shall be unconditionally guaranteed by the Guarantors as provided in Article IX.

                          NOTE AND GUARANTEE AGREEMENT

                  (b) SALE AND PURCHASE OF NOTES. Subject to the terms and conditions of this Agreement, on the Closing Date (as provided for in Section 2.01(e)), the Issuer will issue and sell to each Purchaser, and each Purchaser will purchase from the Issuer, a Note in the principal amount specified opposite such Purchaser's name in Schedule 2.01 at the purchase price of 100% of the principal amount thereof.

                  (c) USE OF PROCEEDS. The proceeds of the Notes shall be used by the Obligors to make payments to Vendors in respect of Vendor Obligations, to provide financing for the working capital, capital expenditures and general corporate purposes of the Obligors (but not for any Subsidiary of an Obligor that is not an Obligor).

                  (d) NO RESPONSIBILITY TO THIRD PARTIES. Neither the Administrative Agent nor any Purchaser shall have any responsibility as to the application or use of any of the proceeds of any Note.

                  (e) THE CLOSING DATE PROCEEDINGS. The sale and purchase of the Note to be purchased by each Purchaser shall occur at the offices of Milbank, Tweed, Hadley & McCloy LLP, One Chase Manhattan Plaza, New York, New York 10005 on the Closing Date. On the Closing Date, the Issuer will deliver to each Purchaser the Note to be purchased by such Purchaser in the form of a single Note dated the Closing Date and registered in such Purchaser's name (or the name of such Purchaser's nominee), against delivery by such Purchaser to the Issuer or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Issuer to the Administrative Agent's Account. If on the Closing Date, the Issuer shall fail to tender any such Note to any Purchaser as provided in this Section 2.01(e), or any of the conditions specified in Article III shall not have been fulfilled to such Purchaser's satisfaction, the Purchasers shall be relieved, as a whole, of all further obligations under this Agreement, without thereby waiving any rights the Purchasers may have by reason of such failure or such nonfulfillment.

                  Section 2.02.  ISSUING THE NOTES.

                  (a) NOTICE OF ISSUANCE OF NOTES, ETC. Notice of the proposed date of issuance of the Notes shall be given by the Issuer to the Administrative Agent not later than (i) if no portion of the Notes shall be a Eurodollar Rate Portion, 12:00 noon on the Business Day immediately preceding such proposed date or (ii) otherwise, 12:00 noon on the third Business Day prior to such proposed date (the "NOTICE OF ISSUANCE"). The Notice of Issuance shall be by telex, telecopier or cable, confirmed immediately in writing, in substantially the form of Exhibit E, specifying therein (1) the requested date of such issuance, (2) the requested Type of portions of the Notes comprising such issuance and (3) if upon issuance of the Notes all or a portion of the Notes are to be comprised of Eurodollar Rate Portions, the requested initial Interest Period therefor. Subject to the foregoing, the Issuer may request that the Notes are comprised of Base Rate Portions and/or Eurodollar Rate Portions on the Closing Date.

                  The Administrative Agent shall give to each Purchaser prompt notice of the Notice of Issuance received from the Issuer and, in the case the Notice of Issuance specifies that the Notes are to be comprised, in whole or in part, of Eurodollar Rate Portions, the applicable interest rate under Section 2.05(a)(ii).

                          NOTE AND GUARANTEE AGREEMENT

                  Each Purchaser shall before 1:00 P.M. on the Closing Date, make available for the account of its Payment Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Purchaser's ratable portion of the Notes. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will transfer same day funds to the Issuer's Account.

                  (b) LIMITATIONS ON EURODOLLAR RATE PORTIONS. Anything in paragraph (a) above to the contrary notwithstanding, (i) the Issuer may not select a Eurodollar Rate Portion (1) for a portion of the aggregate principal amount of the Notes of less than $5,000,000 or (2) if the obligation of the relevant Holders to hold such Eurodollar Rate Portions shall then be suspended pursuant to Section 2.07, and (ii) such Eurodollar Rate Portions may not be outstanding under more than six separate Interest Periods at any one time.

                  (c) NOTICES IRREVOCABLE; BREAKFUNDING. The Notice of Issuance shall be irrevocable and binding on the Issuer. In the case the Notice of Issuance specifies that the Notes are to be comprised, in whole or in part, of Eurodollar Rate Portions, the Issuer shall indemnify each relevant Holder against any loss, cost or expense incurred by such Holder as a result of any failure to fulfill on or before the date specified in such Notice of Issuance the applicable conditions set forth in Article III, including any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Holder to fund the Eurodollar Rate Portion to be held by such Holder when such Eurodollar Rate Portion, as a result of such failure, is not issued on the Closing Date.

                  (d) PRESUMPTION BY ADMINISTRATIVE AGENT. Unless the Administrative Agent shall have received notice from a relevant Holder prior to 1:00 p.m. on the Closing Date that such Holder will not make available to the Administrative Agent such Holder's purchase price with respect to its Note, the Administrative Agent may assume that such Holder has made such portion available to the Administrative Agent on the Closing Date in accordance with Section 2.02(a) and the Administrative Agent may, in reliance upon such assumption, make available to the Issuer on the Closing Date a corresponding amount. If and to the extent that such Holder shall not have so made such purchase price available to the Administrative Agent and the Administrative Agent shall have made available such corresponding amount to the Issuer, such Holder and the Issuer severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the Closing Date such amount is made available to the Issuer until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Issuer, the interest rate applicable at such time under Section 2.05 to Notes and (ii) in the case of such Holder, the Federal Funds Rate (it being understood that repayments by the Issuer pursuant to this sentence shall not be subject to Sections 2.04(a) and 10.04(c)). If such Holder shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Holder's purchase price in respect of its Note for purposes of this Agreement.

                  (e) OBLIGATIONS OF PURCHASERS SEVERAL. The obligation of any Purchaser to purchase on the Closing Date the Note to be purchased by it in the principal amount set forth opposite such Purchaser's name in Schedule 2.01 is subject to the simultaneous purchase by the other Purchasers of the Notes to be purchased by them in the respective principal amounts set forth opposite such other Purchasers' names in Schedule 2.01.

                          NOTE AND GUARANTEE AGREEMENT

                  Section 2.03.  REPAYMENT.

                  (a) NOTES. The Issuer hereby promises to pay to the Administrative Agent for the account of the each Holder the outstanding principal amount of the Notes on the Maturity Date.

                  (b) PAYMENTS TO INCLUDE ACCRUED INTEREST. All repayments of principal under this Section 2.03 shall be made together with interest accrued to the date of such repayment on the principal amount repaid.

                  Section 2.04.  COMMITMENT CHANGES; REDEMPTIONS, ETC.

                  (a) OPTIONAL COMMITMENT REDUCTIONS. The Issuer may at any time or from time to time prior to the Closing Date, upon notice to the Administrative Agent, terminate in whole or reduce in part the Commitments, PROVIDED that each partial reduction of the Commitments shall be in an aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof.

                  (b) OPTIONAL REDEMPTIONS. The Issuer may, upon at least three Business Days' notice (in the case of redemptions of Eurodollar Rate Portions) or upon notice given on the date of redemption (in the case of redemptions of Base Rate Portions) to the Administrative Agent (which notice shall state the proposed date and aggregate principal amount of the redemption), and if such notice is given the Issuer shall, redeem the outstanding principal amount of the Notes issued to it under the Agreement in the aggregate amount and on the date specified in such notice, together with accrued interest to the date of such redemption on the principal amount prepaid; PROVIDED that (w) each partial redemption shall be in an aggregate principal amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof, (x) any such redemption of Eurodollar Rate Portions other than on the last day of the Interest Period therefor shall be accompanied by, and subject to, the payment of any amount payable under Section 10.04(c) in respect of such redemption and (y) each such notice shall be made on the relevant day not later than 12:00 noon.

                  (c) MANDATORY REDEMPTIONS AND COMMITMENT REDUCTIONS.

                  (i) ASSET SALES. Concurrently with the consummation of any Asset Sale after the date hereof (after obtaining any necessary consent of the Required Holders, to the extent such Asset Sale is not permitted under Section 6.06), and promptly but in any event not later than the third Business Day following the receipt by the Issuer or any Restricted Subsidiary of any Net Available Proceeds of such Asset Sale received after such consummation, the Commitments shall be subject to automatic reduction or the Issuer shall redeem the Notes, as applicable, in an aggregate amount equal to the Net Available Proceeds of such Asset Sale; PROVIDED that no reduction of Commitments or redemption of Notes shall be required pursuant to this clause (i) with respect to an amount equal to 100% (50% for any such Asset Sale that occurs prior to the demonstration by the Issuer of compliance with the provisions of Section 6.13 as at the end of and for the fiscal quarter ending March 31, 2003) of the Net Available Proceeds (such percentage of such Net Available Proceeds being herein called the "APPLICABLE NET AVAILABLE PROCEEDS") of any Asset Sale to the extent such Applicable Net Available Proceeds are reinvested in

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                                      -30-


         Telecommunications Assets to be acquired by the Issuer or an Obligor (but not by any Subsidiary of an Obligor that is not an Obligor) within 360 days of the date of such Asset Sale (and, pending such reinvestment, such Applicable Net Available Proceeds to the extent arising out of an Asset Sale by an Obligor are either

                           (x) deposited with the Administrative Agent and held
                  as Collateral for the obligations of the Obligors hereunder (it being understood that any interest or earnings realized upon such Collateral during the period of such deposit shall not increase the required amount of the redemption hereunder required of the Issuer), PROVIDED that nothing herein shall be deemed to require the Administrative Agent to release any such proceeds or interest after the occurrence and during the continuance of an Event of Default, or

                           (y) applied by the Issuer to the redemption of Notes
                  (in which event the Issuer agrees to advise the Administrative Agent in writing at the time of such redemption of Notes that such redemption is being made from the proceeds of an Asset
                  Sale).

                  (ii) CASUALTY EVENTS. Promptly but in any event not later than the third Business Day following the receipt by the Issuer or any Restricted Subsidiary of the proceeds of insurance, condemnation award or other compensation in respect of any Casualty Event affecting any property of the Issuer or any Restricted Subsidiary after the date hereof, the Commitments shall be subject to automatic reduction or the Issuer shall redeem the Notes, as applicable, in an aggregate amount equal to the Net Available Proceeds of such Casualty Event; PROVIDED that no reduction of Commitments or redemption of Notes shall be required pursuant to this clause (ii) to the extent such Net Available Proceeds are reinvested in the repair, restoration or replacement of such property or invested in Telecommunications Assets to be acquired by the Issuer or any of its Restricted Subsidiaries within 360 days of the date of such receipt (and, pending such reinvestment, such Net Available Proceeds are either (x) deposited with the Administrative Agent and held as collateral for the obligations of the Obligors hereunder (PROVIDED that nothing herein shall be deemed to require the Administrative Agent to release any such proceeds after the occurrence and during the continuance of an Event of Default) or (y) applied by the Issuer to the redemption of Notes hereunder (in which event the Issuer agrees to advise the Administrative Agent in writing at the time of such redemption of Notes that such redemption is being made from the proceeds of a Casualty Event).

                  Nothing in the immediately preceding sentence shall be deemed to limit any obligation of the Issuer or any of its Restricted Subsidiaries pursuant to any of the Senior Security Documents to remit to a collateral or similar account (including the "Collateral Accounts" under and as defined in the Senior Security Documents) maintained by the Administrative Agent pursuant to any of the Senior Security Documents the proceeds of insurance, condemnation award or other compensation received in respect of any Casualty Event.

                  (iii) EXCESS CASH FLOW. Not later than 90 days following the last day of any fiscal year ending on or after December 31, 2004 (but only if, on the last day of such

                          NOTE AND GUARANTEE AGREEMENT
         fiscal year the Total Leverage Ratio exceeds 3.50 to 1), the Issuer shall redeem the Notes, in an aggregate amount, if any, equal to 50% of Excess Cash Flow for such fiscal year.

                  (d) TERMS APPLICABLE TO ALL REDEMPTIONS. All redemptions of Notes under this Section 2.04 shall be made together with accrued interest to the date of such redemption on the principal amount prepaid. Each redemption of Notes under this Section 2.04 shall be made for the account of the relevant Holders according to their respective Pro Rata Shares of the principal amount of the Notes then outstanding under this Agreement.

                  (e) COLLATERAL ACCOUNTS. In the event Net Available Proceeds from more than one Asset Sale or Casualty Event are deposited with the Administrative Agent and held as Collateral or applied to the redemption of Notes as provided in paragraph (c)(i) or (ii) above, such Net Available Proceeds shall be deemed to be released in the same order in which such Asset Sales occurred or the insurance, condemnation award or other compensation in respect of such Casualty Events were received and, accordingly, any such Net Available Proceeds so held for more than 360 days shall be forthwith (and in any event not later than the third Business Day following the end of such 360-day period) applied to the redemption of Notes.

                  (f) MANDATORY TERMINATION OF COMMITMENTS. To the extent the Closing Date shall not have occurred on or prior to 3:00 p.m., September 17, 2001, the Commitments shall be automatically and permanently reduced to zero and this Agreement shall automatically terminate and be of no further force or effect (except to the extent provisions hereof are stated to survive such termination).

                  (g) REDUCTIONS PRO RATA; NO REINSTATEMENTS. Each reduction of the Commitments shall be applied to the respective Commitments of the Holders according to their respective Pro Rata Shares. Commitments once terminated or reduced may not be reinstated.

                  Section 2.05.  INTEREST.

                  (a) ORDINARY INTEREST. The Issuer shall pay interest on the unpaid principal amount of each Note held by each Holder on each of the dates specified below (each date on which interest is due and payable being herein referred to as an "INTEREST PAYMENT DATE") from the date of such Note until such principal amount shall be paid in full, at the following rates per annum:

                  (i) BASE RATE PORTIONS. With respect to the Base Rate Portion, if any, of each Note, a rate per annum equal at all times to the sum of
         (1) the Base Rate in effect from time to time PLUS (2) the Applicable Margin in effect from time to time, payable in arrears quarterly on each Quarterly Date and on the date such Base Rate Portion shall be Converted (but only on the amount Converted) or paid in full.

                  (ii) EURODOLLAR RATE PORTIONS. With respect to each Eurodollar Rate Portion, if any, of each Note, a rate per annum equal at all times during each Interest Period for such Eurodollar Rate Portion to the sum of (1) the Eurodollar Rate for such Interest Period for such Eurodollar Rate Portion PLUS (2) the Applicable Margin in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a

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
         duration of more than three months, on each three-month anniversary of the first day of such Interest Period occurring during such Interest Period.

                  (b) POST-DEFAULT INTEREST. If an Event of Default shall have occurred and be continuing during any period, the Issuer shall, notwithstanding anything else in this Agreement to the contrary, pay to the Administrative Agent for the account of each Holder interest, during such period, at the applicable Post-Default Rate on any principal of any Note held by such Holder to the Issuer, and on any other amount whatsoever then due and payable by the Issuer hereunder to or for the account of such Holder, such interest to be payable from time to time on demand.

                  Section 2.06.  CONVERSION AND CONTINUATION.

                  (a) OPTIONAL CONVERSION. The Issuer may on any Business Day, upon notice given to the Administrative Agent not later than 12:00 noon on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Section 2.07, Convert all or any principal portion of the Notes of one Type outstanding under this Agreement (and, in the case of any Eurodollar Rate Portions, having the same Interest Period) into portions of Notes of the other Type under this Agreement; PROVIDED that any Conversion of Eurodollar Rate Portions into Base Rate Portions shall be made only on the last day of an Interest Period for such Eurodollar Rate Portions, any Conversion of Base Rate Portions into Eurodollar Rate Portions shall be in an amount not less than $5,000,000 or integral multiples of $1,000,000 in excess thereof and no Conversion shall result in a more than six separate Interest Periods being outstanding. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the aggregate amount and Type of the portions of the Notes (and, in the case of Eurodollar Rate Portions, the Interest Period therefor) to be Converted and (iii) if such Conversion is into Eurodollar Rate Portions, the duration of the initial Interest Period for such Eurodollar Rate Portions. Each notice of Conversion shall be irrevocable and binding on the Issuer.

                  (b)  CERTAIN MANDATORY CONVERSIONS.

                  (i) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Portions having the same Interest Period shall be reduced, by payment or redemption or otherwise, to less than $5,000,000 such Eurodollar Rate Portions shall automatically Convert into Base Rate Portions.

                  (ii) If the Issuer shall fail to select the duration of any Interest Period for any outstanding Eurodollar Rate Portions in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01 and in clause (a) or (c) of this Section 2.07, the Administrative Agent will forthwith so notify the Issuer and the relevant Holders, whereupon each such Eurodollar Rate Portions will automatically be Continued as a Eurodollar Rate Portions with an Interest Period of three months duration.

                  (iii) Upon the occurrence and during the continuance of any Event of Default and upon notice from the Administrative Agent to the Issuer at the request of the Required Holders, (x) each Eurodollar Rate Portion will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Portion and (y) the obligation

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
         of the Holders to hold, or to Convert Notes into, or to Continue, Eurodollar Rate Portion shall be suspended.

                  (c) CONTINUATIONS. The Issuer may, on any Business Day, upon notice given to the Administrative Agent not later than 12:00 noon on the third Business Day prior to the date of the proposed Continuation and subject to the provisions of Sections 2.07, continue all or any Eurodollar Rate Portions having the same Interest Period; PROVIDED that any such Continuation shall be made only on the last day of the Interest Period for such Eurodollar Rate Portions, any Continuation of Eurodollar Rate Portions shall be in an amount not less than $5,000,000 and no Continuation of any Eurodollar Rate Portions shall result in more than six separate Interest Periods being outstanding. Each such notice of Continuation shall, within the restrictions specified above, specify (i) the date of such Continuation, (ii) the aggregate amount and the Interest Period for, the Eurodollar Rate Portions being Continued and (iii) the duration of the initial Interest Period for the Eurodollar Rate Portions subject to such Continuation. Each notice of Continuation shall be irrevocable and binding on the Issuer.

                  Section 2.07.  INCREASED COSTS, ILLEGALITY, ETC.

                  (a) CHANGE IN LAW. If, due to either (i) the introduction of or any change in or in the interpretation or application of (to the extent any such introduction or change occurs after the date hereof) any law or regulation or (ii) the compliance with any direction, guideline or request from any central bank or other Governmental Authority adopted or made after the date hereof (whether or not having the force of law), there shall be any increase in the cost to any Holder agreeing to accept for transfer, fund or maintain Eurodollar Rate Portions, then the Issuer shall from time to time, upon demand by such Holder (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Holder additional amounts sufficient to compensate such Holder for such increased cost ; PROVIDED that, before making any such demand, each Holder agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Payment Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of such Holder, be otherwise disadvantageous to such Holder. A certificate as to the amount of such increased cost, submitted to the Issuer by such Holder, shall be conclusive and binding for all purposes, absent manifest error.

                  (b) CAPITAL REQUIREMENTS. If any Holder determines in good faith that compliance with any law or regulation enacted or introduced after the date hereof or any guideline or request from any central bank or other Governmental Authority adopted or made after the date hereof (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Holder or any corporation controlling such Holder and that the amount of such capital is increased by or based upon such Holder's holding of its Notes, then, upon demand by such Holder (with a copy of such demand to the Administrative Agent), the Issuer shall pay to the Administrative Agent for the account of such Holder, from time to time as specified by such Holder, additional amounts sufficient to compensate such Holder in the light of such circumstances, to the extent that such Holder reasonably determines such increase in capital to be allocable to the existence of the Note of such

                          NOTE AND GUARANTEE AGREEMENT

Holder. A certificate as to such amounts submitted to the Issuer by such Holder, shall be conclusive and binding for all purposes, absent manifest error.

                  (c) RATES NOT COVERING COSTS. If, with respect to any Eurodollar Rate Portions, the Required Holders reasonably determine and notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Eurodollar Rate Portions will not adequately reflect the cost to such Required Holders of making, funding or maintaining their respective Eurodollar Rate Portions for such Interest Period, the Administrative Agent shall forthwith so notify the Issuer and the Holders, whereupon (x) each Eurodollar Rate Portion will automatically, on the last day of any then existing Interest Period therefor, Convert to a Base Rate Portion, and (y) the obligation of the Holders to hold, or to Convert Notes into, or to Continue, Eurodollar Rate Portions shall be suspended until the Administrative Agent shall notify the Issuer and such Holders that the circumstances causing such suspension no longer exist.

                  (d) ILLEGALITY. Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of (to the extent any such introduction or change occurs after the date hereof) any law or regulation shall make it unlawful, or any central bank or other Governmental Authority having appropriate jurisdiction shall assert in writing after the date hereof that it is unlawful, for any Holder or its Payment Office to perform its obligations hereunder to purchase or to continue to hold or maintain Eurodollar Rate Portions hereunder, then, on notice thereof and demand therefor by such Holder to the Issuer through the Administrative Agent, (i) each Eurodollar Rate Portion of such Holder will automatically, upon such demand, Convert to Base Rate Portion and (ii) the obligation of such Holder to purchase, or to Convert Base Rate Portions into, or to Continue, Eurodollar Rate Portions shall be suspended until the Administrative Agent shall notify the Issuer that such Holder has determined that the circumstances causing such suspension no longer exist; PROVIDED that, before making any such demand, such Holder agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Payment Office if the making of such a designation would allow such Holder or its Payment Office to continue to perform its obligations to purchase or to continue to hold or maintain Eurodollar Rate Portions and would not, in the reasonable judgment of such Holder, be otherwise disadvantageous to such Holder.

                  (e) EXCLUDED PERIOD. The Issuer shall not be obligated to pay any additional amounts arising pursuant to clauses (a) and (b) of this Section
2.07 that are attributable to the Excluded Period with respect to such additional amount; PROVIDED that if an applicable law, rule, regulation, guideline or request shall be adopted or made on any date and shall be applicable to the period (a "SECTION 2.07(e) RETROACTIVE PERIOD") prior to the date on which such law, rule, regulation, guideline or request is adopted or made, the limitation on the Issuer's obligation to pay such additional amounts hereunder shall not apply to the additional amounts payable in respect of such
Section 2.07(e) Retroactive Period.

                  Section 2.08.  PAYMENTS AND COMPUTATIONS.

                  (a) MANNER OF PAYMENT. The Issuer shall make each payment hereunder not later than 12:00 Noon on the day when due in Dollars to the Administrative Agent at the Administrative Agent's Account in same day funds and without deduction, set-off or counterclaim. The Administrative Agent will promptly thereafter cause to be distributed like

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                                      -35-


funds relating to the payment of principal or interest under or in respect this Agreement (other than amounts payable pursuant to Section 2.07(a), 2.07(b), 2.09 or 10.04), to the relevant Holders for the account of their Payment Offices, and like funds relating to the payment of any other amount payable to any Holder to such Holder for the account of its Payment Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Transfer and Acceptance and recording of the information contained therein in the Register pursuant to Section 10.09(c), from and after the effective date of such Transfer and Acceptance, the Administrative Agent shall make all payments hereunder in respect of the interest transferred thereby to the Holder transferee thereunder, and the parties to such Transfer and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

                  (b) PRESUMPTIONS AS TO APPLICATION OF PAYMENTS. If the Administrative Agent receives funds for application to the obligations under the Note Documents under circumstances for which the Note Documents do not specify the Notes to which, or the manner in which, such funds are to be applied, and the Issuer has not otherwise directed how such funds are to be applied (which direction is consistent with the terms of the Note Documents), the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each Holder ratably in accordance with such Holder's proportionate share of the principal amount of all outstanding Notes, in repayment or redemption of such of the outstanding Notes or other obligations owed to such Holder, as the Administrative Agent shall direct.

                  (c) AUTHORIZATION BY ISSUER. The Issuer hereby authorizes the Administrative Agent, if and to the extent payment of principal, interest or other amount owed to any Holder is not paid by the Issuer when due hereunder, to charge from time to time against any or all of the Issuer's accounts with Citicorp USA any amount so due (with notice to the Issuer promptly following such charge).

                  (d) COMPUTATIONS. All computations of interest shall be made by the Administrative Agent on the basis of a year of 360 days (or, in the case of Base Rate Portions bearing interest based upon clause (a) in the definition of "Base Rate" in Section 1.01, 365 or 366 days, as the case may be), in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Each determination by the Administrative Agent of an interest rate hereunder made in accordance with the provisions of this Agreement shall be conclusive and binding for all purposes, absent manifest error.

                  (e) PAYMENT ON NON-BUSINESS DAYS. Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest; PROVIDED that, if such extension would cause payment of interest on or principal of Eurodollar Rate Portions to be made in the next following calendar month, such payment shall be made on the immediately preceding Business Day.

                  (f) PRESUMPTION BY ADMINISTRATIVE AGENT. Unless the Administrative Agent shall have received notice from the Issuer prior to the date on which any payment is due to any Holder hereunder that the Issuer will not make such payment in full, the Administrative Agent may assume that the Issuer has made such payment in full to the Administrative Agent on such date

                          NOTE AND GUARANTEE AGREEMENT
and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Holder on such due date an amount equal to the amount then due such Holder. If and to the extent the Issuer shall not have so made such payment in full to the Administrative Agent, each such Holder shall repay to the Administrative Agent forthwith on demand such amount distributed to such Holder together with interest thereon, for each day from the date such amount is distributed to such Holder until the date such Holder repays such amount to the Administrative Agent, at the Federal Funds Rate.

                  Section 2.09.  TAXES.

                  (a) PAYMENTS MADE FREE OF TAXES. Any and all payments by each Obligor hereunder shall be made, in accordance with Section 2.08, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING, in the case of each Tax Indemnitee, income and franchise taxes imposed on or measured by net income of such Tax Indemnitee by a jurisdiction in which such Tax Indemnitee is organized or in which its principal office or Payment Office is located (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If an Obligor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Tax Indemnitee, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.09) such Tax Indemnitee receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Obligor shall make such deductions and (iii) such Obligor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (b) OTHER TAXES. In addition, each Obligor agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made by it hereunder or from the execution, delivery or registration of this Agreement (hereinafter referred to as "OTHER TAXES").

                  (c) INDEMNIFICATION. Each Obligor will indemnify each Tax Indemnitee for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.09) paid by such Tax Indemnitee and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto, whether or not correctly asserted. This indemnification shall be made within 30 days from such date such Tax Indemnitee makes written demand therefor and such Tax Indemnitee's determination that it is liable for such taxes shall be conclusive absent manifest error.

                  (d) EVIDENCE OF PAYMENTS. Within 30 days after the date of any payment of Taxes, the Issuer or Other Obligor making payment of Taxes will furnish to the Administrative Agent, at its address referred to in Section 10.02, appropriate evidence of payment thereof.

                  (e) CERTAIN OBLIGATIONS OF NON-U.S. HOLDERS. Each Holder organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement (in the case of each Purchaser) and on the date of the Transfer and

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

                                      -37-


Acceptance pursuant to which it became a Holder (in the case of each other Holder), and from time to time thereafter if requested in writing by the Issuer or the Administrative Agent or promptly upon the occurrence of any event requiring a change in the last form delivered by such Holder (but, in each case, only so long as such Holder remains lawfully able to do so after the date such Holder becomes a Holder hereunder), provide the Administrative Agent and the Issuer with either (i) Internal Revenue Service form W8-BEN or W-8ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Holder is entitled to benefits under an income tax treaty to which the United States is a party that reduces the rate of withholding tax on payments under this Agreement and the Notes or certifying that the income receivable pursuant to this Agreement and the Notes is effectively connected with the conduct of a trade or business in the United States or (ii) Internal Revenue Service form W-8, upon which the Issuer is entitled to rely, pursuant to Sections 881(c)(2)(B) or 871(h)(5) of the Code, or any successor form or statement prescribed by the Internal Revenue Service in order to establish that such Holder is entitled to treat the interest payments under this Agreement and the Notes as portfolio interest that is exempt from withholding tax under the Code, together with a certificate stating that such Holder is not described in
Section 881(c)(3) of the Code.

                  If the form provided by a Holder at the time such Holder first becomes a party to this Agreement indicates a United States interest withholding tax rate on payments of interest hereunder in excess of zero (or if the Holder cannot provide at such time such form because it is not entitled to reduced withholding under a treaty, the payments are not effectively connected income and the payments do not qualify as portfolio interest), withholding tax at such rate (or at the then existing U.S. statutory rate if the Holder cannot provide the form) shall be excluded from Taxes unless and until such Holder provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be excluded from Taxes for periods governed by such form; PROVIDED that, if at the date of the Transfer and Acceptance pursuant to which a Holder transferee becomes a party to this Agreement, the Holder transferor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to amounts paid hereunder at such date, then, to the extent such tax results in liability for such payments, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States interest withholding tax, if any, applicable with respect to the Holder transferee on such date.

                  (f) LIMITATION UPON INDEMNIFICATION OF NON-U.S. HOLDERS. For any period with respect to which a Holder has failed to provide the Issuer and the Administrative Agent with the appropriate form described in Section 2.09(e) (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under paragraph (e) above), such Holder shall not be entitled to indemnification under paragraph (a) or (c) above with respect to Taxes imposed by the United States.

                  (g) MITIGATION. Any Holder claiming any additional amounts payable pursuant to this Section 2.09 shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Payment Office(s) if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Holder, be otherwise disadvantageous to such Holder.

                          NOTE AND GUARANTEE AGREEMENT

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                                      -38-


                  (h) SURVIVAL. Without prejudice to the survival of any other agreement of the Issuer hereunder, the agreements and obligations of the Issuer contained in this Section 2.09 shall survive the payment in full of principal and interest hereunder.

                  Section 2.10. SHARING OF PAYMENTS, ETC. If any Holder shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Notes owing to it (including any such payments received through the exercise of remedies under any of the Senior Security Documents, but excluding any payments pursuant to Section 2.07(a), 2.07(b), 2.09 or 10.04) in excess of its ratable share of payments on account of the Notes hereunder obtained by all Holders, such Holder shall forthwith purchase from the other Holders such participations in the Notes as shall be necessary to cause such purchasing Holder to share the excess payment ratably with each of the other Holders; PROVIDED that if all or any portion of such excess payment is thereafter recovered from such purchasing Holder, such purchase from each other Holder shall be rescinded and each other Holder shall repay to the purchasing Holder the purchase price to the extent of such recovery together with an amount equal to such Holder's ratable share (according to the proportion of (i) the amount of such Holder's required repayment to (ii) the total amount so recovered from the purchasing Holder) of any interest or other amount paid or payable by the purchasing Holder in respect of the total amount so recovered. The Issuer agrees that any Holder so purchasing a participation from another Holder pursuant to this Section 2.10 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Holder were the direct creditor of the Issuer in the amount of such participation.

                  Section 2.11.  REPLACEMENT OF HOLDER.

                  (a) AFFECTED HOLDERS. Subject to clause (b) below, if any Holder requests compensation pursuant to Section 2.07(a), 2.07(b) or 2.09, or the obligation of any Holder to purchase, or to Convert Base Rate Portions into, or to Continue, Eurodollar Rate Portions shall be suspended pursuant to Section 2.07(c) or 2.07(d) (such Holder being herein called an "AFFECTED HOLDER"), then, so long as such condition exists, the Issuer may, after the date 30 days after the date of such request or suspension, (x) designate an transferee acceptable to the Administrative Agent (which acceptance will not be unreasonably withheld) that is not an Affiliate of the Issuer (such transferee being herein called a "REPLACEMENT HOLDER") to assume the Affected Holder's obligations hereunder and to purchase the Affected Holder's Notes and other rights under the Note Documents (all without recourse to or representation or warranty by, or expense to, the Affected Holder) for a purchase price equal to the aggregate principal amount of the outstanding Notes held by the Affected Holder PLUS all accrued but unpaid interest on such Notes and accrued but unpaid fees owing to the Affected Holder (and upon such assumption, purchase and substitution, and subject to the execution and delivery to the Administrative Agent by the Replacement Holder of documentation satisfactory to the Administrative Agent and compliance with the requirements of Section 10.09(c), the Replacement Holder shall succeed to the rights and obligations of the Affected Holder hereunder and the other Note Documents), (y) pay to the Affected Holder all amounts payable to such Affected Holder under Section 10.04(c), calculated as if the purchase by the Replacement Holder constituted a mandatory redemption of Notes by the Issuer, and (z) pay to the Administrative Agent the processing and recordation fee specified in Section 10.09(a)(v) with respect to such transfer. If the Issuer exercises its rights under the preceding sentence, the Affected Holder shall no longer be a party hereto or have any

                          NOTE AND GUARANTEE AGREEMENT

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                                      -39-


rights or obligations hereunder or under the other Note Documents; PROVIDED that the obligations of the Issuer to the Affected Holder under Sections 2.07, 2.09 and 10.04 with respect to events occurring or obligations arising before or as a result of such replacement shall survive such exercise.

                  (b) LIMITATION ON ISSUER' RIGHTS. The Issuer may not exercise its rights under this Section 2.11 (i) with respect to any Affected Holder unless the Issuer simultaneously exercises such rights with respect to all Affected Holders, (ii) if a Default or an Event of Default has occurred and is then continuing or (iii) with respect to any Holder that has taken action to eliminate the need for any additional compensation under Section 2.07(a), 2.07(b) or 2.09, as applicable.


                                   ARTICLE III

                              CONDITIONS OF CLOSING

                  Section 3.01. ISSUANCE. The obligation of any Purchaser to purchase and pay for the Note to be sold to such Purchaser on the Closing Date is subject to the condition precedent that the Administrative Agent shall have received the following in form and substance satisfactory to it:

                  (a) EXECUTED COUNTERPARTS. This Agreement, the Warrant Agreement in substantially the form of Exhibit H, the Senior Security Agreement in substantially the form of Exhibit B and such other Senior Security Documents as the Administrative Agent shall have requested be executed and delivered pursuant to Section 5.04, in each case duly executed by each of the intended parties thereto, together with:

                           (i) such appropriately completed and duly executed
                  copies of Uniform Commercial Code financing statements and other registrations as the Administrative Agent or any Purchaser shall have requested in order to perfect the Liens created by the Senior Security Documents and covering the Collateral described therein;

                           (ii) executed documents for recordation and filing of
                  or with respect to such Senior Security Documents that the Administrative Agent may reasonably request, the recordation or filing of which is necessary in order to perfect the Liens created thereby;

                           (iii) the stock certificates required to be delivered
                  pursuant to such Senior Security Documents, each accompanied by undated stock powers executed in blank; and

                           (iv) one or more Senior Mortgages covering the
                  facilities identified in Schedule 4.01(v), in each case duly executed and delivered by the Issuer or respective Guarantor in recordable form (in such number of copies as the Administrative Agent shall have requested) together with (x) one or more mortgagee policies of title insurance on forms of and issued by one or more title

                          NOTE AND GUARANTEE AGREEMENT
                  companies satisfactory to the Administrative Agent, insuring the validity and priority of the Liens created under such Senior Mortgages for and in amounts satisfactory to the Administrative Agent, subject only to such exceptions as are satisfactory to the Administrative Agent, and (y) in the case of any leasehold property to be subjected to a Senior Mortgage, consents of the respective landlords with respect to such property in form and substance satisfactory to the Administrative Agent.

                  (b) ORGANIZATIONAL DOCUMENTS, ETC. For each Obligor, such documents and certificates as the Administrative Agent shall have reasonably requested relating to the organization, existence and good standing of each Obligor, the authorization of the Transactions and any other legal matters relating to the Obligors, this Agreement, the other Note Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

                  (c) FINANCIAL OFFICER'S CERTIFICATES. A certificate of a Financial Officer of the Issuer to the effect that:

                           (i) the representations and warranties contained in
                  each Note Document are true and correct on and as of the Closing Date, before and after giving effect to the transactions contemplated hereby, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

                           (ii) no event has occurred and is continuing that
                  constitutes a Default or an Event of Default (including, without limitation, any Default or Event of Default arising out of a default under or in respect of the Senior Notes); and

                           (iii) as of the Closing Date and following the
                  issuances of the Notes and after giving effect to the application of the proceeds thereof, and taking into account all rights of indemnity, subrogation and contribution of the Obligors under applicable law and under Section 9.08, each Obligor is Solvent.

         Such certificate shall also state that the financial projections and underlying assumptions upon which the conclusions set forth in such analysis in clause (iii) above were based are, on the Closing Date, fair and reasonable in the opinion of the Issuer and accurately computed and that the portion of contingent liabilities of the Issuer that have been included for purposes of the above determinations shall be the amount of such contingent liabilities that, in light of all facts and circumstances existing at such time, could reasonably be expected to become actual matured liabilities of the Issuer.

                  (d) FINANCIAL STATEMENTS. The following financial statements with respect to the Issuer and its Subsidiaries:

                           (i) the audited consolidated balance sheet of the
                  Issuer and its Subsidiaries (and, separately stated, of the Issuer and its Restricted Subsidiaries), in each case as at December 31, 2000 and the related audited consolidated statements of income, stockholders' equity and cash flows of the Issuer and its Subsidiaries

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

                  (and, separately stated, of the Issuer and its Restricted Subsidiaries), for the fiscal year ended on such date, with the opinion thereon of the Accountants,

                           (ii) the unaudited consolidated balance sheet of the
                  Issuer and its Subsidiaries (and, separately stated, of the Issuer and its Restricted Subsidiaries), in each case as at March 31, 2001 and June 30, 2001 and the related unaudited consolidated statements of income, stockholders' equity and cash flows of the Issuer and its Subsidiaries (and, separately stated, of the Issuer and its Restricted Subsidiaries), for the three-month and six-month periods ended on said dates, and

                           (iii) Consolidating Financial Statements as at and for the fiscal year ended December 31, 2000,

         in each case together with a certificate of a Financial Officer to the effect that the financial statements referred to in clauses (i) and
         (ii) above accurately present the financial position, income, stockholders' equity and cash flows of the Issuer and its Subsidiaries (and of the Issuer and its Restricted Subsidiaries, as applicable) as of such date and period and, in the case of the financial statements referred to in clause (iii) above, the respective revenues, gross margins and property, plant and equipment of the businesses covered thereby.

                  (e) FINANCIAL PROJECTIONS. Consolidated projected balance sheets and statements of income, stockholders' equity and cash flows of the Issuer and its Restricted Subsidiaries, covering the period commencing on January 1, 2001 through June 30, 2006 (detailed by fiscal quarter through December 31, 2004).

                  (f) INSURANCE. Evidence of the existence of all insurance required to be maintained by the Issuer and its Restricted Subsidiaries hereunder, together with evidence that the Administrative Agent on behalf of the Secured Parties is an additional insured or loss payee (to the extent required under Section 5.09).

                  (g) CONSENTS. Evidence of receipt of all governmental and third party consents and approvals (including each of the consents and approvals listed on Schedule 4.01(e)) necessary in connection with this Agreement and the other Note Documents and that the same remain in effect.

                  (h) OPINIONS OF COUNSEL TO THE OBLIGORS. A favorable opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P., special counsel for the Obligors, in substantially the form of Exhibit C and a favorable opinion of the General Counsel for the Obligors, covering such matters not covered by the opinion of special counsel for the Obligors as is satisfactory to the Administrative Agent (and for such purpose, the Issuer hereby authorizes each such counsel to deliver such opinions to the Administrative Agent and the Purchasers).

                  (i) OPINIONS OF COUNSEL TO CITICORP USA. A favorable opinion of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel for Citicorp USA, in substantially the form of Exhibit D (and for such purpose, Citicorp USA hereby

                          NOTE AND GUARANTEE AGREEMENT
         authorizes such counsel to deliver such opinions to the Administrative Agent and the Purchasers).

                  (j) FEES. Evidence that the Issuer shall have paid all fees required to be paid, and all expenses for which invoices have been presented, on or before the Closing Date (including the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to Citicorp USA, and Dilworth Paxon LLP, special counsel to the ML Holders) and to the extent that statements for such fees and expenses have been delivered to the Issuer.

                  (k) DUE DILIGENCE. Evidence that the Purchasers are reasonably satisfied in all respects with the results of their due diligence investigation of the Issuer and its Subsidiaries.

                  (l) ISSUANCE OF CONVERTIBLE DEBT OR EQUITY. Evidence that the Issuer shall have received net cash proceeds in an amount at least equal to $230,000,000 from the issuance at par of unsecured convertible debt or equity, pursuant to agreements (including all related shareholder, registration right and other agreements) in form and substance satisfactory to the Purchasers, with the terms and conditions applicable to such debt or equity being satisfactory in form and substance to each purchaser, including the condition that at least $180,000,000 of such net cash proceeds shall be available for general corporate purposes of the Issuer.

                  (m) VERIZON DEBT AGREEMENT. Evidence that the Issuer shall have received net cash proceeds in an amount at least equal to $50,000,000 from the issuance at par of secured Indebtedness, pursuant to agreements (including all related shareholder, registration right and other agreements) in form and substance satisfactory to the Purchasers, with the terms and conditions applicable to such Indebtedness being satisfactory in form and substance to each purchaser, it being understood that such Indebtedness shall be incurred by the Issuer to finance the acquisition of identified equipment and that such identified Telecommunications Assets may be pledged as collateral security for such Indebtedness and that, in connection therewith, Verizon, Inc. (or the respective affiliate party thereto) shall have entered into intercreditor arrangements satisfactory to the Administrative Agent with respect to such Telecommunications Assets. In addition, to the extent that the Verizon Agreement shall be modified or supplemented in connection with the execution and delivery of the Verizon Debt Agreement, each Purchaser shall have received a copy of such modification or supplement and such modification or supplement shall be satisfactory in form and substance to each Purchaser.

                  (n) VENDOR AGREEMENTS. Evidence that the Issuer shall have caused one or more of its Subsidiaries constituting Obligors hereunder to (i) enter into Vendor Agreements with Nortel providing in the aggregate for the deferral of all presently outstanding Vendor Obligations due from the Obligors to Nortel giving effect to a maximum cash payment of $15,000,000 in connection with such deferral and (ii) enter into Vendor Agreements with one or more other Vendors providing for the deferral of Vendor Obligations payable to such Vendors in an aggregate amount (as to all such other Vendors) of not less than $250,000,000, each of which Vendor Agreements with Nortel

                          NOTE AND GUARANTEE AGREEMENT
         or any such other Vendor shall be in form and substance, and shall provide for a deferral of Vendor Obligations upon terms, satisfactory to each Purchaser. In addition, with respect to any Vendors that are entitled to the benefits of any collateral security for any of the Vendor Obligations held by them, the Obligors, such Vendors, the Administrative Agent and a collateral agent (acting for the benefit of such Vendors) shall have executed and delivered one or more junior intercreditor and collateral agency agreements in form and substance satisfactory to each of the Purchasers.

                  (o) WARRANTS, ETC. Evidence of receipt by each Purchaser of the warrants to be issued pursuant to the Warrant Agreement on the Closing Date to such Purchaser and, in that connection, evidence that Metromedia Company shall have executed and delivered to the Purchasers a voting agreement pursuant to which Metromedia Company shall have agreed, INTER ALIA, to vote the shares of the Issuer held by it in favor of the issuances of equity contemplated by the Basic Documents.

                  (p) ISSUANCE OF NOTES. Evidence that, contemporaneously on the Closing Date, the Issuer shall have issued to each Purchaser the Note or Notes to be purchased by such Purchaser on the Closing Date pursuant to Section 2.01.

                  (q) MECHANICS' LIENS, ETC. Evidence satisfactory to the Administrative Agent that no mechanics' or materialmens' Liens have been filed (which remains unreleased as at the Closing Date) against the Issuer or any Obligor other than Liens (i) filed by Vendors who have executed and delivered Vendor Agreements, (ii) constituting mechanics' or materialmens' Liens permitted under Section 6.02(d) or
         (iii) which are otherwise acceptable to each Purchaser.

                  (r) OTHER. Such other approvals, opinions and documents relating to this Agreement and the transactions contemplated hereby as the Administrative Agent or any Purchaser may reasonably request.

                  In addition to the foregoing, the obligation of each Purchaser to purchase and pay for the Notes, shall be subject to the further conditions precedent that on the date of such purchase and payment the following statements shall be true:

                  (i) the representations and warranties contained in each Note Document are true and correct on and as of the date of such purchase and payment, before and after giving effect to such purchase and payment and to the application of the proceeds therefrom, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

                  (ii) no event has occurred and is continuing, or would result from such purchase and payment or from the application of the proceeds therefrom, that constitutes a Default or an Event of Default (including, without limitation, any Default or Event of Default arising out of a default under or in respect of the Senior Notes).

                  Section 3.02. DETERMINATIONS UNDER SECTION 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Purchaser shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter

                          NOTE AND GUARANTEE AGREEMENT
required thereunder to be consented to or approved by or acceptable or satisfactory to the Purchasers unless an officer of the Administrative Agent responsible for the transactions contemplated by the Note Documents shall have received notice from such Purchaser prior to the Closing Date specifying its objection thereto and such Purchaser shall not have made available to the Administrative Agent such Purchaser's ratable portion of the Notes.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  Section 4.01. REPRESENTATIONS AND WARRANTIES OF THE OBLIGORS. The Issuer and each other Obligor represents and warrants to the Administrative Agent and each of the Purchasers that:

                  (a) ORGANIZATION; POWERS. Such Obligor and each of its Subsidiaries (i) is a corporation (or, as the case may be, a limited liability company or partnership) duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified and in good standing as a foreign corporation (or limited liability company or partnership, as the case may be) in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed and where, in each case, failure so to qualify and be in good standing has had or could reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect and (iii) has all requisite power (corporate or other) and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

                  (b) AUTHORIZATION. The execution, delivery and performance by each Obligor of this Agreement and each other Basic Document to which it is or is intended to be a party, and the consummation of the transactions contemplated hereby, are within such Obligor's powers (corporate or other), have been duly authorized by all necessary corporate or other action, and do not (i) contravene such Obligor's articles, charter, by-laws, or operating or partnership agreement or other constitutive documents, or any directors' or shareholders' resolution,
(ii) violate any applicable law, rule, regulation (including Regulation U and Regulation X), order, writ, judgment, injunction, decree, determination or award of any Governmental Authority, (iii) conflict with or result in the breach of, or constitute a default or event of default under, or permit an acceleration of any rights or benefits under, any Material Agreement, contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Obligor or any of its Restricted Subsidiaries or any of their properties or (iv) except for the Liens created by the Senior Security Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Obligor or any of its Restricted Subsidiaries. No Obligor or any of its Restricted Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award of any Governmental Authority or in breach of any such Material Agreement, contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which has had or could be reasonably expected (individually or in the aggregate) to have a Material Adverse Effect.

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

                  (c) ENFORCEABILITY This Agreement has been duly executed and delivered by each Obligor and constitutes, and each other Basic Document when executed and delivered by each Obligor party thereto will constitute, a legal, valid and binding obligation of such Obligor enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally and by equitable principles regardless of whether considered in a proceeding in equity or at law.

                  (d) PERFECTION AND PRIORITY OF LIENS. At all times after the execution of the Senior Security Documents, the Senior Security Documents create, in favor of the Administrative Agent for the benefit of the Secured Parties, as security for the obligations purported to be secured thereby, a legal, valid and enforceable perfected security interest or Lien in all of the Collateral, superior to and prior to the rights of all third persons and subject to no Liens except Liens expressly permitted by Section 6.02. The respective Obligor has (or on and after the time it executes the respective Senior Security Document, will have) good and marketable title to all items of Collateral (or, as the case may be, collateral) covered by such Senior Security Document free and clear of all Liens except Liens expressly permitted by Section 6.02. The security interests created in favor of the Administrative Agent for the benefit of the Secured Parties under the Senior Security Agreement constitute perfected security interests in the "Pledged Securities" under and as defined in the Senior Security Agreement and owned by each Obligor on any date on which this representation and warranty is made or deemed made, subject to no security interests of any other Person.

                  (e) GOVERNMENTAL APPROVALS. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is required on the date hereof or will (absent any change in any applicable law, rule or regulation) be required after the date hereof in connection with the Transactions, except for (a) the filing of Uniform Commercial Code financing statements and other similar filings to perfect the interests of the Secured Parties in the Collateral, (b) such as are listed on Schedule 4.01(e), each of which will have been made or obtained and will be in full force and effect on the Closing Date, (c) such as may be required in the ordinary course of business in connection with the performance of the obligations of the Issuer hereunder and (d) such as may be required in connection with sales of Capital Stock or other ownership interests of the Issuer or any Restricted Subsidiary as part of foreclosure proceedings with respect to such Capital Stock or other ownership interests under the Senior Security Documents.

                  (f)  FINANCIAL STATEMENTS.

                  (i) FINANCIAL STATEMENTS. The consolidated financial statements delivered pursuant to Section 3.01(d) present fairly, in all material respects, the financial position, income, stockholders' equity and cash flows of the Issuer and its Subsidiaries (and of the Issuer and its Restricted Subsidiaries, as applicable) as of such date and for the fiscal year ended December 31, 2000, in accordance with GAAP, and the Consolidating Financial Statements delivered pursuant to Section 3.01(d) present fairly, in all material respects, the respective revenues, gross margins and property, plant and equipment of the businesses covered thereby. As of the date hereof, there are no material contingent liabilities, material liabilities for taxes, material unusual forward or long-term commitments or material unrealized or anticipated losses from any unfavorable

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

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         commitments of the Issuer or any of its Restricted Subsidiaries,
         except as referred to or reflected or provided for in said unaudited financial statements as at December 31, 2000.

                  (ii) PROJECTED FINANCIAL STATEMENTS. The projected financial statements delivered pursuant to Section 3.01(e) have been prepared in good faith, based on estimates and assumptions that the Issuer believes are fair and reasonable at the time such projections have been furnished to the Holders.

                  (g) NO MATERIAL ADVERSE CHANGE. Since December 31, 2000, except as set forth in the Form 10-Q for the Issuer as at June 30, 2001, there has been no material adverse change in the business, assets, results of operations, financial condition, liabilities or material agreements of the Issuer and its Restricted Subsidiaries, taken as a whole.

                  (h)  PROPERTIES, ETC.

                  (i) TITLE TO PROPERTY. Each of the Issuer and its Restricted Subsidiaries has good title to, or valid leasehold interests in, all of its properties and assets which are material to the Issuer and its Restricted Subsidiaries, taken as a whole, except for minor defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.02.

                  (ii) POSSESSION UNDER LEASES. Each of the Issuer and its Restricted Subsidiaries has complied with all obligations under all leases which are material to the Issuer and its Restricted Subsidiaries, taken as a whole, to which it is a party and all such leases are in full force and effect, except where failure to do so or failure of such leases to be in full force and effect has not had and could not reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect. Each of the Issuer and its Restricted Subsidiaries enjoys peaceful and undisturbed possession under all such leases, except where failure to do so has not had and could not reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect.

                  (iii) INTELLECTUAL PROPERTY. Each of the Issuer and its Restricted Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Issuer and its Restricted Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected (individually or in the aggregate) to result in a Material Adverse Effect.

                  (iv) PRIVATE LICENSES. The Private Licenses of the Issuer and its Restricted Subsidiaries are adequate and sufficient for the construction, ownership and operation of the Telecommunications Assets of the Issuer and its Restricted Subsidiaries and neither the Issuer nor any Restricted Subsidiary is in default in any manner under any provision of any Private License to which it is a party or by which it or any of its assets may be bound, where such default has had or could reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect.

                          NOTE AND GUARANTEE AGREEMENT

                  (i) SUBSIDIARIES; OTHER EQUITY INVESTMENTS. Set forth on
Schedule 4.01(i) is a complete and accurate list of all Subsidiaries of each Obligor as of the date hereof, showing as of such date (as to each such Subsidiary) the jurisdiction of its organization, whether or not such Subsidiary is a Restricted Subsidiary or Unrestricted Subsidiary, the number of shares of each class of Capital Stock authorized, and the number outstanding and the percentage of the outstanding shares or interests of each such class owned (directly or indirectly) by such Obligor and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights. All of the outstanding Capital Stock of all of such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by such Obligor or one or more of its Subsidiaries free and clear of all Liens, except those created by the Senior Security Documents and those listed in Schedule 4.01(i).

                  (j) LITIGATION; COMPLIANCE WITH LAWS.

                  (i) LITIGATION. Other than as set forth set forth on a Schedule to be prepared after the date hereof and on or before the Closing Date, the contents of which schedule shall be in form and substance satisfactory to each Purchaser, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of any Obligor, threatened against or affecting the Issuer or any Restricted Subsidiary or any business, property or rights of the Issuer or any Restricted Subsidiary
         (x) that involve any Basic Document or the Transactions or (y) as to which there is a reasonable likelihood of an adverse determination and that, if adversely determined, individually or in the aggregate, has had or could reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect.

                  (ii) COMPLIANCE WITH LAWS. Neither the Issuer nor any Restricted Subsidiary nor any of their respective properties or assets is in violation of, nor will the continued operation of their properties and assets as currently conducted violate, any law, rule or regulation (including any zoning, building, ordinance, code or approval or any building permits), or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default has had or could reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect.

                  (k) AGREEMENTS.

                  (i) NO DEFAULT UNDER AGREEMENTS, ETC. Neither the Issuer nor any Restricted Subsidiary is in default in any manner under any provision of any agreement or instrument evidencing Indebtedness, or any other agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default has had or could reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect. The consummation by the Issuer of the Transactions contemplated hereby will not trigger any redemption events or result in the creation of any Liens under any provision of any agreement or instrument evidencing Indebtedness, or any other agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound.

                          NOTE AND GUARANTEE AGREEMENT

                  (ii) MATERIAL AGREEMENTS. Set forth on Schedule 4.01(k) is a list of agreements (other than those referred to in clauses (a) through (e) of the definition of the term "Material Agreement" in Section 1.01) to which the Issuer or any of its Restricted Subsidiaries is a party that are material to the business, assets, operations, financial condition or liabilities of the Issuer and its Restricted Subsidiaries, taken as a whole. The Issuer has heretofore delivered to the Administrative Agent, true and complete copies of each of the Material Agreements (including the Verizon Agreement and the Management Agreement referred to in Section 6.10). Each of the Material Agreements is in full force and effect and neither the Issuer nor any of its Subsidiaries nor any of the counterparties under any of such Material Agreements, (x) is in default of any of its respective obligations thereunder where such default has had or could reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect or
         (y) has delivered or received notification of any default or material deficiency under any such Material Agreement.

                  (iii) RESTRICTIVE OR BURDENSOME AGREEMENTS. As of the date hereof, other than as set forth in Schedule 4.01(k) or on the Schedule to be delivered on or before the Closing Date pursuant to Section 6.08, neither the Issuer nor any Restricted Subsidiary is subject to any indenture, agreement, instrument or other arrangement of the type described in Section 6.08, nor any agreement that imposes burdensome requirements upon the Issuer or any Restricted Subsidiary that, singly or in the aggregate, would be reasonably likely (individually or in the aggregate) to result in a Material Adverse Effect.

                  (l) FEDERAL RESERVE REGULATIONS. Neither the Issuer nor any Restricted Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock. No part of the proceeds of any Note will be used by the Issuer or any Restricted Subsidiary, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that violates Regulation T, U or X.

                  (m) INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Issuer nor any of its Subsidiaries is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940. Neither the Issuer nor any of its Subsidiaries is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  (n) TAX RETURNS. Each of the Issuer and its Restricted Subsidiaries has filed or caused to be filed all material foreign, Federal, state and other tax returns, extensions or materials required to have been filed by it and has paid or caused to be paid all taxes shown on such returns to be due and payable by it and all assessments received by it, except (x) taxes and assessments that are being contested in good faith by appropriate proceedings and for which it shall have set aside on its books adequate reserves in accordance with GAAP and (y) taxes and assessments the failure to pay which has not had and could not reasonably be expected (individually or in the aggregate) to result in a Material Adverse Effect.

                          NOTE AND GUARANTEE AGREEMENT

                  (o) NO MATERIAL MISSTATEMENTS. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Issuer to the Administrative Agent or any Holder in connection with the negotiation, preparation or delivery of this Agreement and the other Basic Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading, other than a material fact the effect of which is favorable to the Issuer; PROVIDED that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast, projection or expression of opinion, the Issuer represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule. All written information furnished after the date hereof by the Issuer and its Subsidiaries to the Administrative Agent and the Holders in connection with this Agreement and the other Basic Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to the Issuer that has had or could reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect that has not been disclosed herein, in the other Basic Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Administrative Agent or the Holders for use in connection with the transactions contemplated hereby or thereby.

                  (p) PENSION PLANS. Each of the Issuer and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder, except where non-compliance has not had and could not reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in material liability of the Issuer or any of its ERISA Affiliates, except where such liability has not had and could not reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect.

                  (q) ENVIRONMENTAL MATTERS. The operations and properties of the Issuer and each of its Restricted Subsidiaries are in compliance in all material respects with all Environmental Laws, all necessary Environmental Permits have been obtained and are in effect or have been applied for in order for the Issuer and its Restricted Subsidiaries to conduct their respective operations and to own their respective properties, the Issuer and its Restricted Subsidiaries are in compliance in all material respects with all such issued Environmental Permits, no circumstances exist that could (x) form the basis of an Environmental Claim that could reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect or (y) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law that has had or could reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect, and, to the best knowledge of the Issuer and its Restricted Subsidiaries, no investigation (other than routine investigations) of any such operation or property has been or is being conducted by any Governmental Authority with respect to the enforcement of any Environmental Law other than investigations which have not had and could not reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect.

                          NOTE AND GUARANTEE AGREEMENT

                  (r) INSURANCE. Schedule 4.01(r) sets forth a true, complete and correct description of all material insurance maintained by the Issuer (including insurance maintained by the Issuer for its Restricted Subsidiaries) as of the date hereof. As of the date hereof, such insurance is in full force and effect and all premiums which have become due and payable have been duly paid. Each of the Issuer and its Restricted Subsidiaries maintains insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

                  (s) SOLVENCY. Immediately after the consummation of the Transactions to occur on the Closing Date and immediately following the issuance of each Note and after giving effect to the application of the proceeds thereof, and taking into account all rights of indemnity, subrogation and contribution of the Obligors under applicable law and under Section 9.08, each Obligor is Solvent.

                  (t) LICENSES.

                  (i) REQUIRED LICENSES. As of the date hereof, except for the Licenses described in Schedule 4.01(t), there are no Licenses which are required for the operation of the business of the Issuer or any Restricted Subsidiary, including Licenses issuable under the United States Federal Communications Act of 1934, as amended. The Licenses described in Schedule 4.01(t) are adequate and sufficient for the construction, ownership and operation of the Telecommunications Assets of the Issuer and its Restricted Subsidiaries and neither the Issuer nor any Restricted Subsidiary is in default in any manner under any provision of any such License, where such default has had or could reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect.

                  (ii) COMPLIANCE. Except as disclosed in Schedule 4.01(t), the Issuer and each of its Restricted Subsidiaries is in compliance with the terms of each of the Licenses under which it enjoys rights or privileges and has timely filed or caused to be filed all renewal applications with respect to the Licenses, no protests or competing applications have been filed with respect to such renewal applications and nothing has come to the attention of the Issuer or any of its Restricted Subsidiaries (after due inquiry) that would lead them to conclude that such renewal applications would not be granted in the ordinary course, in each case other than any thereof that has not had and could not reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect. The Issuer and each of its Restricted Subsidiaries is authorized under applicable law and the rules and regulations promulgated thereunder to continue to provide the services which are the subject of such renewal applications during the pendency thereof.

                  (iii) NO RATE REGULATION. Except as disclosed in Schedule 4.01(t), the business and operations conducted and proposed to be conducted by each Obligor in relation to its business are not regulated by any Federal, state or provincial utility or rate-regulating commission.

                  (u) FRANCHISES. Each Franchise of the Issuer and each of its Restricted Subsidiaries is in full force and effect pursuant to each statute, regulation, agreement or instrument of each jurisdiction set forth on Schedule 4.01(u), was lawfully issued pursuant to the

                          NOTE AND GUARANTEE AGREEMENT
rules and regulations of such jurisdiction and authorizes the Issuer and each such Restricted Subsidiary to operate such Franchise, and no other or further approval, filing or other action of any Governmental Authority is or will be necessary or advisable in order to permit the operation by the Issuer or any Restricted Subsidiary of its Telecommunications Business in accordance with the terms thereof. The Issuer and its Restricted Subsidiaries are in compliance with all material terms and conditions of each of their respective Franchises and no event has occurred or exists which permits or, after the giving of notice or the lapse of time or both, would permit the revocation or termination of any such Franchise, other than where any such non-compliance or revocation or termination
(i) has not had and could not reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect or (ii) has not resulted in a notification of non-compliance or revocation or termination by or to any parties to such Franchises. No Unrestricted Subsidiary owns or has rights to any Franchise necessary for the ongoing operations of the Issuer and its Restricted Subsidiaries or their respective Telecommunications Business.

                  (v) LOCATION OF BUSINESSES. As of the date hereof, the property and assets of the Issuer and each Guarantor are located in the jurisdictions set forth in the Senior Security Agreement (including the schedules thereto) and in no other place or places. As of the date hereof, neither the Issuer nor any Guarantor owns or leases any real property other than the lands described in Schedule 4.01(v).

                  (w) NO DEFAULT. No event has occurred and is continuing, or would result from the issuance of the Notes or from the application of the proceeds therefrom, that constitutes a Default or an Event of Default.

                  (x) PRIVATE OFFERING BY THE OBLIGORS. Neither the Obligors nor anyone acting on their behalf has offered the Notes or the guarantees by the Guarantors of the Guaranteed Obligations or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and fewer than 99 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Obligors nor anyone acting on their behalf has taken, or will take, any action that would subject the issuance or sale of the Notes or the guarantees by the Guarantors of the Guaranteed Obligations to the registration requirements of Section 5 of the Securities Act.

                  Section 4.02. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each Purchaser represents and warrants that:

                  (a) PURCHASE FOR INVESTMENT. Each Purchaser represents that such Purchaser is purchasing the Note for its own account or for one or more separate accounts maintained by it or for the account of one or more pension or trust funds and not with a view to the distribution thereof, PROVIDED that the disposition of such Purchaser's or their property and assets shall at all times be within such Purchaser's or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Obligors are required to register the Notes.

                          NOTE AND GUARANTEE AGREEMENT

                  (b) QUALIFIED PURCHASER. Each Purchaser represents that it is a Qualified Purchaser, a company each of whose Beneficial Owners is a Qualified Purchaser or a company owned exclusively by Knowledgeable Employees with respect to the Issuer and the Guarantors. Each Purchaser agrees that no sale, pledge or other transfer of a Note (or any interest therein) may be made unless such transfer is made to a transferee who is a Qualified Purchaser, a company each of whose beneficial owners is a Qualified Purchaser or a company owned exclusively by Knowledgeable Employees with respect to the Issuer and the Guarantors.


                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

                  The Issuer covenants and agrees with each Holder that so long as this Agreement shall remain in effect, until the principal of and interest on each Note, all fees and all other expenses or amounts (other than contingent indemnity obligations) payable under the Note Documents shall have been paid in full, unless the Holders shall otherwise consent in writing in accordance with the provisions of Section 10.01:

                  Section 5.01. FINANCIAL STATEMENTS, REPORTS, ETC. The Issuer shall furnish to the Administrative Agent (in electronic form or with sufficient copies thereof for each Holder):

                  (a) as soon as available and in any event within 90 days after the end of each fiscal year commencing with the fiscal year ending December 31, 2001, the audited consolidated balance sheet and related audited consolidated statements of income, stockholders' equity and cash flows of the Issuer and its Subsidiaries (and, separately stated, the corresponding audited consolidated balance sheet and statements of the Issuer and its Restricted Subsidiaries), showing the financial condition of the Issuer and its Subsidiaries (and, of the Issuer and its Restricted Subsidiaries, as applicable) as of the close of such fiscal year and the results of operations of the Issuer and its Subsidiaries (and of the Issuer and its Restricted Subsidiaries) during such year, and accompanied

                           (i) by an opinion of the Accountants to the effect
                  that such consolidated financial statements fairly present, in all material respects, the financial condition and results of operations of the Issuer and its Restricted Subsidiaries in accordance with GAAP,

                           (ii) by Consolidating Financial Statements for such
                  fiscal year together with a certificate of one of the Issuer's Financial Officers to the effect that such Consolidating Financial Statements fairly present in all material respects the respective revenues, gross margins and property, plant and equipment of the businesses covered thereby and

                           (iii) at the time of delivery of the financial
                  statements set forth above for the fiscal years ending December 31, 2001 or December 31, 2002, (A) management's discussion of the financial performance of the Issuer and its Restricted Subsidiaries for such fiscal year and the fiscal quarter then ending as compared against the financial projections delivered pursuant to Section 3.01(e)

                          NOTE AND GUARANTEE AGREEMENT
                  and (B) a comparison of the financial performance of the Issuer and its Restricted Subsidiaries for such fiscal year and fiscal quarter showing all variances from such financial projections, in the case of each of (A) and (B) in form reasonably satisfactory to the Administrative Agent;

                  (b) as soon as available and in any event within 45 days after the end of each of the first three fiscal quarters in each fiscal year, the unaudited consolidated balance sheet and related unaudited consolidated statements of income, stockholders' equity and cash flows of the Issuer and its Subsidiaries (and, separately stated, of the corresponding unaudited consolidated balance sheet and statements of income, stockholders' equity and cash flows of the Issuer and its Restricted Subsidiaries), showing the financial condition of the Issuer and its Subsidiaries (and of the Issuer and its Restricted Subsidiaries) as of the close of such fiscal quarter and the results of operations of the Issuer and its Subsidiaries (and of the Issuer and its Restricted Subsidiaries) during such fiscal quarter and the then elapsed portion of the fiscal year, and accompanied

                           (i) by a certificate of one of the Issuer's Financial
                  Officers to the effect that such consolidated balance sheet and statements fairly present, in all material respects, the consolidated financial position and results of operations of the Issuer and its Subsidiaries (and of the Issuer and its Restricted Subsidiaries) in accordance with GAAP, subject to normal year-end audit adjustments and lack of footnote disclosures,

                           (ii) by Consolidating Financial Statements for such
                  fiscal quarter and the then elapsed portion of the fiscal year together with a certificate of one of the Issuer's Financial Officers to the effect that such Consolidating Financial Statements fairly present in all material respects the respective revenues, gross margins and property, plant and equipment of the businesses covered thereby and

                           (iii) at the time of delivery of the financial
                  statements set forth above for the fiscal quarter ending June 30, 2001, and each fiscal quarter thereafter ending on or before March 31, 2003, (A) management's discussion of the financial performance of the Issuer and its Restricted Subsidiaries for such fiscal quarter then ending as compared against the financial projections delivered pursuant to
                  Section 3.01(e) and (B) a comparison of the financial performance of the Issuer and its Restricted Subsidiaries for such fiscal quarter showing all variances from such financial projections, in the case of each of (A) and (B) in form reasonably satisfactory to the Administrative Agent;

                  (c) concurrently with any delivery of any audited consolidated financial statements under paragraph (a), a certificate of the Accountants (which certificate may be limited to accounting matters relating to the provisions of 6.13, and may disclaim responsibility for legal matters) and concurrently with any delivery of financial statements under paragraph (a) or (b) above, a certificate of a Financial Officer of the Issuer, in each case (i) certifying that in making its examination in connection with rendering such opinion or certificate with respect to such statements, such Person has not obtained knowledge that an Event of Default or Default has occurred or, if such Financial Officer has obtained knowledge that an Event of Default or Default has occurred,

                          NOTE AND GUARANTEE AGREEMENT
         specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in substantially the manner set forth in Exhibit I demonstrating compliance with the covenants contained in Sections 6.01, 6.02, 6.04, 6.05, 6.06, 6.07 and 6.13;

                  (d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Issuer or any Restricted Subsidiary with the U.S. Securities and Exchange Commission or any Governmental Authorities succeeding to any or all of the functions of said Commission, or with any securities exchange, or distributed by the Issuer to its shareholders, as the case may be;

                  (e) as soon as practicable and in any event no later than 30 days after the beginning of each fiscal year, a copy of the annual business plan of the Issuer and forecasts, prepared by management of the Issuer, in each case in form and detail reasonably satisfactory to the Administrative Agent, of consolidated balance sheets and related statements of operations and cash flows of the Issuer and its Restricted Subsidiaries, in each case on a quarterly basis for such fiscal year and on an annual basis for each of the following fiscal years remaining during the term of this Agreement, PROVIDED that no event shall such business plan or forecasts be delivered to the ML Holders except upon request by the ML Holders to the Administrative Agent; and

                  (f) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Issuer and its Restricted Subsidiaries, or compliance with the terms of any Basic Document, as the Administrative Agent or any Holder may reasonably request.

                  Section 5.02. OTHER NOTICES. The Issuer will furnish to the Administrative Agent (in electronic form or with sufficient copies thereof for each Holder):

                  (a) as soon as possible and in any event within five Business Days after any Responsible Officer knows or has reason to believe that a Default or Event of Default has occurred, written notice specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

                  (b) as soon as possible and in any event within five Business Days after any Responsible Officer has knowledge thereof, written notice of the filing or commencement of, or of any threat or notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Issuer or any Restricted Subsidiary that, if adversely determined, could reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect;

                  (c) prompt written notice of the assertion of any Environmental Claim by any Person against, or with respect to the operations and properties of, such Obligor or any of its Subsidiaries, other than any Environmental Claim that, if adversely determined, either individually or in the aggregate, could not reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect;

                          NOTE AND GUARANTEE AGREEMENT

                  (d) prompt written notice of any development known to any Responsible Officer that has had or could reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect;

                  (e) as soon as possible and in any event within five Business Days after any Responsible Officer knows or has reason to believe that a Change in Control has occurred or is reasonably likely to occur, written notice of such Change in Control;

                  (f) as soon as possible and in any event within five Business Days after any Responsible Officer has knowledge thereof, written notice of the condemnation or casualty of any property of the Issuer or any Restricted Subsidiary that has or could reasonably be expected to result in loss to the Issuer or any Restricted Subsidiary in an amount exceeding $5,000,000 at any one time; and

                  (g) as soon as possible and in any event within five Business Days after any Responsible Officer has knowledge thereof, written notice of the filing of, or of any threat or notice of intention of any Person to file, any liens on the assets of any Obligor for obligations in excess of $1,000,000.

                  Section 5.03. EXISTENCE; BUSINESSES AND PROPERTIES. The Issuer will, and will cause each of its Restricted Subsidiaries to:

                  (a) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.06; and

                  (b) do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, Licenses, Franchises, Private Licenses, patents, copyrights, trademarks and trade names material to the conduct of its business; comply with all applicable laws, rules, regulations and decrees and orders of any Governmental Authority (including health and welfare laws and Environmental Laws), whether now in effect or hereafter enacted, except for failures to comply which, individually or in the aggregate, have not had and could not reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition (excepting ordinary wear and tear and damage due to casualty, PROVIDED that such damage due to casualty is repaired within a reasonable period of time) and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times, except for failures to maintain and preserve property that have not had and could not reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect.

                          NOTE AND GUARANTEE AGREEMENT

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                                      -56-


                  Section 5.04. GUARANTEES OF OBLIGATIONS AND COLLATERAL SECURITY; FURTHER ASSURANCES.

                  (a) GUARANTEES OF OBLIGATIONS. It is the intent of the parties hereto that the Guaranteed Obligations shall be unconditionally Guaranteed by all of the Issuer's Wholly Owned Restricted Subsidiaries to the maximum extent permitted under the laws of the jurisdiction of organization of any such Wholly Owned Restricted Subsidiary, PROVIDED that in no event shall a Foreign Subsidiary be required to Guarantee the Guaranteed Obligations. Accordingly, in the event that any such Wholly Owned Restricted Subsidiary shall be formed, acquired or come into existence after the date hereof (each, a "NEW SUBSIDIARY"), the Issuer will cause such New Subsidiary to execute and deliver a Joinder Agreement in the form of Exhibit G pursuant to which such New Subsidiary will become a "Guarantor" and an "Obligor" hereunder and Guarantee the Guaranteed Obligations as provided in the definition of such term in Section 1.01.

                  (b)  COLLATERAL SECURITY; FURTHER ASSURANCES.

                  (i) COLLATERAL SECURITY. It is the intent of the parties hereto that the Guaranteed Obligations be secured (except as otherwise provided in the Senior Security Agreement) by first Liens and prior perfected security interests in substantially all of the tangible and intangible property of each Obligor now owned or hereafter acquired (other than real property, including improvements, having a book value of $2,000,000 or less), including in all shares of stock or other ownership interest held by each Obligor in any Restricted Subsidiary and all accounts receivable, inventory, real property (subject to such limit), machinery, equipment, contracts, License rights, Franchise rights, Private License rights and general intangibles PROVIDED that in no event shall any Obligor be required to pledge more than 65% of the voting Capital Stock of any Foreign Subsidiary except to the extent that such pledge would not result in material adverse tax consequences to the Issuer.

                  (ii) FURTHER ASSURANCES. Each Obligor (including each New Subsidiary formed or acquired after the date hereof), shall execute and deliver any and all documents, financing statements, mortgages or deeds of trust covering real property and fixtures owned or leased by such Obligor, and, to the extent necessary with respect to any leasehold property to be subjected to a Senior Mortgage, obtain consents of the respective landlords with respect to such property, agreements and instruments, and take all actions (including filing Uniform Commercial Code and other financing statements) as the Required Holders or either Agent may from time to time reasonably request in order to grant, preserve, protect and perfect, in favor of the Administrative Agent for the benefit of the Secured Parties, the Liens and security interests described above in clause (i) and in this clause (ii) (subject, in each case, to Liens permitted under Section 6.02). Without limiting the generality of the foregoing, to the extent deemed by the Administrative Agent to be appropriate with respect to the pledge by any Obligor of the equity held by such Obligor in any Foreign Subsidiary, such Obligor will execute and deliver such security agreements, pledge agreements and other instruments under the law of the jurisdiction in which such Foreign Subsidiary shall be organized as the Administrative Agent shall reasonably request.

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                  (c)  CORPORATE AND OTHER ACTION, ETC.  In the event that any
New Subsidiary shall be formed or acquired after the date hereof, then the Issuer will:

                  (i) take and cause such New Subsidiary to take any action requested by the Administrative Agent or the Required Holders pursuant to paragraph (a) or (b) above;

                  (ii) deliver all certificates evidencing Capital Stock or other ownership interests in such New Subsidiary, each accompanied by undated stock powers executed in blank; and

                  (iii) deliver such proof of corporate or other company action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by the Issuer pursuant to Section 3.01 on the Closing Date or as the Administrative Agent shall have reasonably requested.

                  Section 5.05. MAINTAINING RECORDS; ACCESS TO PROPERTIES AND INSPECTIONS. The Issuer will, and will cause each of its Restricted Subsidiaries to, keep proper books of record and account in conformity with GAAP. The Issuer will, and will cause each of its Restricted Subsidiaries to, permit any representatives designated by the Administrative Agent or any Holder to visit and inspect the financial records and the properties of the Issuer and its Restricted Subsidiaries at reasonable times, on reasonable notice and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Holder to discuss the affairs, finances and condition of the Issuer and its Restricted Subsidiaries with any Responsible Officer and the Accountants.

                  Section 5.06. COMPLIANCE WITH TERMS OF PRIVATE LICENSES. The Issuer will, and will cause each of its Restricted Subsidiaries to make all payments and otherwise perform all obligations in respect of all Private Licenses to which the Issuer or any such Restricted Subsidiary is a party, keep such Private Licenses in full force and effect and not allow such Private Licenses to lapse or be terminated or any rights to renew such Private Licenses to be forfeited or canceled, notify the Administrative Agent of any default by any party with respect to such Private Licenses and cooperate with the Administrative Agent in all respects to cure any such default and cause each such Restricted Subsidiary to do so, except, in any case, where the failure to do any of the foregoing, either individually or in the aggregate, has not had and could not be reasonably expected (individually or in the aggregate) to have a Material Adverse Effect.

                  Section 5.07. OBLIGATIONS AND TAXES. The Issuer will, and will cause each of its Restricted Subsidiaries to, pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; PROVIDED that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Issuer or such Restricted Subsidiaries shall have set aside on its books adequate reserves with respect thereto in

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                                      -58-


accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien.

                  Section 5.08. EMPLOYEE BENEFITS. The Issuer will, and will cause each of its Restricted Subsidiaries to:

                  (a) comply in all material respects with the applicable provisions of ERISA and the Code, except where non-compliance has not had and could not reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect; and

                  (b) furnish to the Administrative Agent as soon as possible after, and in any event within 10 days after any Responsible Officer knows or has reason to know that, any ERISA Event has occurred that, alone or together with any other ERISA Event could reasonably be expected (individually or in the aggregate) to result in a Material Adverse Effect, a statement of a Financial Officer of the Issuer setting forth details as to such ERISA Event and the action, if any, that the Issuer proposes to take with respect thereto.

                  Section 5.09. INSURANCE. The Issuer will, and will cause each of its Restricted Subsidiaries to:

                  (a) keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law;

                  (b) cause all such property damage policies to be endorsed or otherwise amended to include a "standard" lender's loss payable endorsement, in form and substance satisfactory to the Administrative Agent, which endorsement shall provide that, from and after the Closing Date, if the insurance carrier shall have received written notice from the Administrative Agent of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to the Issuer or any Restricted Subsidiary under such policies directly to the Administrative Agent; and deliver original or certified copies of all such policies to the Administrative Agent; and

                  (c) if any separate or additional property, casualty or "umbrella" insurance policy is known by a Responsible Officer to have been obtained by the Issuer or any other Restricted Subsidiary, notify the Administrative Agent thereof promptly, and promptly deliver to the Administrative Agent a duplicate original copy of such policy.

                  Section 5.10. FRANCHISES. The Issuer shall, and shall cause each of the Restricted Subsidiaries to, continue to comply with the terms of all Franchises to which it is subject, and shall do, and cause each of the Restricted Subsidiaries to do, everything necessary or desirable to maintain the Franchises in good standing, to prevent the termination or forfeiture of the Franchises and to ensure that the Franchises are renewed upon their respective times of expiry on

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

                                      -59-


at least as favorable terms as the terms on which they were or are originally granted, except to the extent that any such failure to comply with the terms of such Franchises, to maintain such Franchises or to prevent the termination or forfeiture of such Franchises could not reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect. Notwithstanding the foregoing, the obligations of the Issuer and the Restricted Subsidiaries with respect to their compliance with the terms of the Franchises disclosed in
Schedule 4.01(u) shall be satisfied if the Issuer and its Restricted Subsidiaries make commercially reasonable efforts to achieve compliance in all material respects with such terms as soon as possible and continue such compliance thereafter.

                  Section 5.11. LICENSES. The Issuer shall, and shall cause each Restricted Subsidiary to, continue to comply with the terms of all Licenses to which it is subject, and shall do, and cause each Restricted Subsidiary to do, everything necessary or desirable to maintain the Licenses in good standing, to prevent the termination or forfeiture of the Licenses and to ensure that the Licenses are renewed upon their respective times of expiry on at least as favorable terms as the terms on which they were or are originally granted, except to the extent that any such failure to comply with the terms of such Licenses, to maintain such Licenses or to prevent the termination or forfeiture of such Licenses could not reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect. Notwithstanding the foregoing, the obligations of the Issuer and its Restricted Subsidiaries with respect to their compliance with the terms of the Licenses disclosed in Schedule 4.01(t) shall be satisfied if the Issuer and its Restricted Subsidiaries make commercially reasonable efforts to achieve compliance in all material respects with such terms as soon as possible and continue such compliance thereafter.

                  Section 5.12. USE OF PROCEEDS. The Issuer will use the proceeds of the Notes hereunder solely as permitted by Section 2.01(c) (in compliance with all applicable legal and regulatory requirements, including Regulations T, U and X and the Securities Act of 1933 and the Securities Exchange Act of 1934 and the regulations thereunder); PROVIDED that neither the Administrative Agent nor any Holder shall have any responsibility as to the use of any of such proceeds.

                  Section 5.13. HEDGING AGREEMENTS. The Issuer will within 60 days of the Closing Date enter into, and thereafter maintain in full force and effect for a period of not less than three years from the Closing Date, one or more Hedging Agreements with one or more Holders (and/or with a bank or other financial institution having capital, surplus and undivided profits of at least $500,000,000), that effectively enables the Issuer (in a manner satisfactory to the Required Holders) to protect itself against adverse fluctuations in the three-month London interbank offered rates as to a notional principal amount that, taking into account the aggregate outstanding principal amount of Indebtedness of the Issuer and its Subsidiaries bearing a fixed rate of interest from time to time, shall in the aggregate be at least equal to 50% of the aggregate principal amount of the Indebtedness of the Issuer and its Subsidiaries from time to time.

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

                                      -60-



                                   ARTICLE VI

                               NEGATIVE COVENANTS

                  Each Obligor covenants and agrees with each Holder that so long as this Agreement shall remain in effect, until the principal of and interest on each Note, all fees and all other expenses or amounts (other than contingent indemnity obligations) payable under the Note Documents shall have been paid in full, unless the Holders shall otherwise consent in writing in accordance with the provisions of Section 10.01:

                  Section 6.01.  INDEBTEDNESS.

                  (a) ISSUER. The Issuer will not create, incur or suffer to exist any Indebtedness or any Attributable Debt except:

                  (i)  Indebtedness to the Holders hereunder;

                  (ii) existing Indebtedness of the Issuer as listed on a schedule to be prepared after the Closing Date, the contents of which schedule shall be in form and substance satisfactory to each Purchaser;

                  (iii) Indebtedness of the Issuer to any Restricted Subsidiary, so long as the obligations of the Issuer to such Restricted Subsidiary in respect of such Indebtedness are subordinated to the Obligations of the Issuer hereunder and under the other Note Documents upon terms in form and substance, and pursuant to documentation, satisfactory to the Administrative Agent;

                  (iv) Indebtedness in respect of Hedging Agreements entered into in the ordinary course of the Issuer's financial planning to hedge or mitigate risks to which the Issuer or any Restricted Subsidiary is exposed in the conduct of its business or the management of its liabilities;

                  (v) Indebtedness of the Issuer (including Acquired Indebtedness and Capital Lease Obligations, mortgage financings and purchase money obligations) incurred for the purpose of financing all or any part of the cost of construction, engineering, acquisition, installation, development or improvement by the Issuer or any Restricted Subsidiary of any Telecommunications Assets of the Issuer or any Restricted Subsidiary and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and any Attributable Debt of the Issuer arising out of a sale and leaseback transaction with respect to one or more Data Centers permitted under Section 6.04, PROVIDED that

                           (A) the aggregate principal amount of such
                  Indebtedness and Attributable Debt shall not exceed $50,000,000 at any one time outstanding,

                           (B) except if such Indebtedness constitutes Vendor
                  Guarantee Indebtedness, the final maturity date of any such Indebtedness or Attributable

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                  Debt shall not be earlier than six months after the latest maturity of any of the Notes hereunder outstanding at the time such Indebtedness or Attributable Debt is incurred,

                           (C) except if such Indebtedness constitutes Vendor
                  Guarantee Indebtedness, the Weighted Average Life to Maturity of such Indebtedness or Attributable Debt shall not be earlier than the Weighted Average Life to Maturity of the Notes (the determination of such Weighted Average Lives to Maturity to be made by the Administrative Agent) and

                           (D) the agreements and other instruments relating to
                  such Indebtedness or Attributable Debt shall not in any way restrict the payment or redemption of principal or interest on the Notes, or other amounts owing hereunder, the granting of Liens on property of the Issuer or any of its Subsidiaries to secure the obligations of the Issuer hereunder, the Guarantee by any of the Subsidiaries of the Issuer of any of the obligations of the Issuer hereunder, or the execution or delivery of any modification, waiver or consent entered into in connection with any of the Note Documents;

                  (vi) Indebtedness of the Issuer incurred in the ordinary course of business in accordance with customary industry practices in respect of letters of credit and performance bonds in amounts and for the purposes customary in the Issuer's industry (so long as no such performance bonds or letters of credit support Indebtedness);

                  (vii) Indebtedness arising in connection with the pledge by the Issuer of its Equity Interest in any Unrestricted Subsidiary to secure Indebtedness of such Unrestricted Subsidiary, so long as the obligations of the Issuer in respect of such Indebtedness is limited in recourse to such Equity Interest;

                  (viii) Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness (other than intercompany Indebtedness) that is permitted under clauses (ii) or (v) of this Section 6.01(a), PROVIDED that any refinancing, renewal, replacement, defeasance or refunding of the Senior Notes shall contain covenants, defaults, mandatory redemption provisions and other terms (including maturity) no less favorable in any respect (from the standpoint of the Issuer) than the Issuer's 10% Senior Notes due 2009;

                  (ix) Indebtedness of the Issuer under the Verizon Debt Agreement in an aggregate principal amount up to but not exceeding $50,000,000; and

                  (x) additional unsecured Indebtedness so long as (A) after giving effect to the incurrence of such Indebtedness, the Issuer shall be in compliance with Section 6.13 (the determination of such compliance to be calculated on a pro forma basis (x) as at the end of and for the period of four fiscal quarters most recently ended prior to the date of such incurrence for which financial statements of the Issuer and its Restricted Subsidiaries are available and (y) on a projected basis until the date six months after the Maturity Date (using assumptions that the Issuer in good faith believes are fair, accurate and reasonable

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                                      -62-


         at the time, and in which assumptions the Administrative Agent concurs), in each case under the assumption that such incurrence occurred at the beginning of the applicable period, and under the assumption that interest for such period had been or will be equal to the interest expected to accrue during the term of such Indebtedness) and, in the event that the aggregate amount of such Indebtedness shall exceed $5,000,000, the Issuer shall have delivered to the Administrative Agent a certificate of a Financial Officer showing calculations in reasonable detail to demonstrate compliance with this subclause (x) and (B) such Indebtedness shall not contain covenants, defaults, mandatory redemption provisions and other terms (including maturity) less favorable in any respect (from the standpoint of the Issuer) than the Issuer's 10% Senior Notes due 2009.

                  (b) RESTRICTED SUBSIDIARIES. None of the Obligors (other than the Issuer, as to which the provisions of Section 6.01(a) shall be applicable) will, nor will it cause or permit any Restricted Subsidiary to, create, incur or suffer to exist any Indebtedness except:

                  (i)  Indebtedness to the Holders hereunder;

                  (ii) Indebtedness of the Restricted Subsidiaries existing on the date hereof as set forth on Schedule 6.01;

                  (iii) Indebtedness of any Restricted Subsidiary to the Issuer or any other Restricted Subsidiary, so long as the obligations in respect of such Indebtedness of any Obligor to any Restricted Subsidiary not an Obligor are subordinated to the Obligations of such Obligor hereunder and under the other Note Documents upon terms in form and substance, and pursuant to documentation, satisfactory to the Administrative Agent;

                  (iv) Indebtedness of Foreign Subsidiaries (including Acquired Indebtedness and Capital Lease Obligations, mortgage financings and purchase money obligations) incurred for the purpose of financing all or any part of the cost of construction, engineering, acquisition, installation, development or improvement by such Foreign Subsidiary or any of its Restricted Subsidiaries of any Telecommunications Assets of such Foreign Subsidiary or any of its Restricted Subsidiaries and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, PROVIDED that the aggregate principal amount thereof shall not exceed $25,000,000 and any one time outstanding;

                  (v) Indebtedness of Foreign Subsidiaries incurred in the ordinary course of business in accordance with customary industry practices in respect of letters of credit and performance bonds in amounts and for the purposes customary in the Issuer's industry (so long as no such performance bonds or letters of credit support Indebtedness);

                  (vi) Indebtedness arising in connection with the pledge by any Restricted Subsidiary of its Equity Interest in any Unrestricted Subsidiary to secure Indebtedness of such Unrestricted Subsidiary, so long as the obligations of such Restricted Subsidiary in respect of such Indebtedness is limited in recourse to such Equity Interest;

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                  (vii) Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness (other than intercompany Indebtedness) that is permitted under clauses (ii) or (iv) of this Section 6.01(b);

                  (viii) Indebtedness of one or more Restricted Subsidiaries under the Vendor Agreements, PROVIDED that (x) the aggregate principal amount of such Indebtedness shall not exceed $485,000,000 and (y) none of such Indebtedness shall be entitled to the benefits of any Lien except pursuant to the Junior Security Documents (or except as expressly permitted by the Junior Intercreditor and Collateral Agency Agreement);

                  (ix) additional Indebtedness of one or more Restricted Subsidiaries in respect of vendor financing for the engineering, construction, installation, acquisition, development or improvement of Telecommunications Assets up to but not exceeding $15,000,000 at any one time outstanding; and

                  (x) additional unsecured Indebtedness of Foreign Subsidiaries in an aggregate amount not to exceed $50,000,000 (or the equivalent thereof in foreign currency).

                  Section 6.02. LIENS. None of the Obligors will, nor will it cause or permit any Restricted Subsidiary to create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any Person, including any Subsidiary of the Issuer) now owned or hereafter acquired by it or on any income or revenues or rights in respect of thereof, except:

                  (a) Liens created pursuant to the Senior Security Documents and the Junior Security Documents (or expressly permitted by the Junior Intercreditor and Collateral Agency Agreement);

                  (b) Liens existing on the date hereof listed on a schedule to be prepared after the date hereof and on or before the Closing Date, the contents of which schedule shall be in form and substance satisfactory to each Purchaser;

                  (c) Liens imposed by any Governmental Authority for taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Issuer or the affected Restricted Subsidiaries, as the case may be, in accordance with GAAP, so long as forfeiture of all or any part of the property or assets of any Person which is subject to such Lien, does not result from the failure to pay such taxes, assessments or governmental charges or levies during the period of such contest;

                  (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings so long as the aggregate amount of all such Liens shall not at no time exceed $5,000,000;

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                  (e) pledges or deposits under worker's compensation,
         employment insurance and other social security legislation, by reason only of an Obligor's deferred right to pay such amount, but which such Obligor is paying as such amount becomes due;

                  (f) cash deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases, statutory obligations, surety and appeal bonds, performance bonds, letters of credit, and other obligations of a like nature incurred in the ordinary course of business, PROVIDED that in the case of performance bonds and letters of credit the obligations in respect thereof are permitted under Section 6.01(a)(vi) or Section 6.01(b)(v), as applicable;

                  (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of property or minor imperfections in title thereto that, in the aggregate, are not material in amount, and that do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Issuer or any of its Subsidiaries; and

                  (h) Liens securing Indebtedness permitted under Section 6.01(a)(v) and (ix) and 6.01(b)(iv), so long as such Liens cover only the assets engineered, constructed, installed, acquired, developed or improved with such Indebtedness;

                  (i) Liens arising out of judgments or awards (other than any judgment that is described in clause (j) of Article VII which constitutes an Event of Default thereunder) in respect of which the Issuer shall in good faith be prosecuting an appeal or proceedings for review and in respect of which it shall have secured a subsisting stay of execution pending such appeal or proceedings for review, PROVIDED the Issuer shall have set aside on its books adequate reserves, in accordance with GAAP, with respect to such judgment or award;

                  (j) Liens arising from Uniform Commercial Code or financing statements and similar documents filed on a precautionary basis in respect of operating leases intended by the parties to be true leases (other than any such leases entered into in violation of this Agreement);

                  (k) Liens consisting of the pledge by the Issuer or any Restricted Subsidiary of its Equity Interest in any Unrestricted Subsidiary securing Indebtedness permitted under Section 6.01(a)(vii) and 6.01(b)(vi);

                  (l)  Liens in favor of the Issuer or any Obligor;

                  (m) Liens to secure any extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Indebtedness secured by Liens referred to in the foregoing clauses (b) and (h), PROVIDED that such Liens do not extend to any other property of the Issuer or any Restricted Subsidiary and the principal amount of the Indebtedness secured by such Lien is not increased;

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                  (n) Liens securing Indebtedness permitted under Section
6.01(b)(ix), PROVIDED that each such Lien covers only the assets engineered, constructed, installed, acquired, developed or improved with the proceeds of such Indebtedness and does not cover any other assets of the Issuer or its Restricted Subsidiaries;

                  (o) any interest or title of a lessor in the property subject to any lease other than in respect of a Capital Lease Obligation;

                  (p) lease or subleases granted in the ordinary course of business to others that do not materially interfere with the business of the Issuer and its Restricted Subsidiaries;

                  (q) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

                  (r) additional Liens on property to secure Indebtedness so long as the aggregate principal amount of such Indebtedness to which any Obligors are subject does not at any time exceed $1,000,000.

                  Section 6.03. UNRESTRICTED SUBSIDIARIES. The Issuer shall not designate any Subsidiary as an "Unrestricted Subsidiary" unless:

                  (a) such Subsidiary has no Indebtedness other than Indebtedness (i) as to which neither the Issuer nor any Restricted Subsidiary (A) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (B) is directly or indirectly liable as a guarantor or otherwise, and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Issuer or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity;

                  (b) such Subsidiary is a Person with respect to which neither the Issuer nor any Restricted Subsidiary has any direct or indirect obligation to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

                  (c) such Subsidiary has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer or any Restricted Subsidiary; and

                  (d) at the time thereof and after giving effect thereto, no Default or Event of Default shall have occurred or be continuing.

                  Any designation of a Restricted Subsidiary as an Unrestricted Subsidiary pursuant to this Section 6.03 shall constitute an Investment in such Unrestricted Subsidiary in an amount equal to the aggregate amount of the Investments (determined in accordance with the penultimate paragraph of Section 6.05(a)) by the Issuer and its Restricted Subsidiaries in such Unrestricted Subsidiary at the time of such designation.

                          NOTE AND GUARANTEE AGREEMENT

                  Any designation of a Subsidiary of the Issuer as an Unrestricted Subsidiary shall be evidenced to the Administrative Agent by filing with the Administrative Agent a certified copy of a resolution of the board of directors of the Issuer giving effect to such designation and a certificate of a Financial Officer of the Issuer certifying that such designation complied with the preceding conditions and is permitted by Section 6.05. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding conditions (other than clause (d)), it shall immediately cease to be an Unrestricted Subsidiary for the purposes hereof and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Issuer as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 6.01, the Issuer shall be in default of such covenant.

                  The board of directors of the Issuer may at any time designate an Unrestricted Subsidiary to be a Restricted Subsidiary, PROVIDED that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) after giving effect to such deemed incurrence of Indebtedness, the Issuer shall be in compliance with
Section 6.13 calculated on a pro forma basis (using assumptions that the Issuer in good faith believes are fair, accurate and reasonable at the time, and in which assumptions the Administrative Agent concurs) as if such designation had occurred at the beginning of the relevant fiscal period and (ii) no Default or Event of Default would occur or be continuing following such designation, and PROVIDED FURTHER that no such designation shall be permitted with respect to any Unrestricted Subsidiary that has consummated an Acquisition unless the requirements of Section 6.06(b) would have been satisfied with respect to such Acquisition as if it had been consummated by a Restricted Subsidiary.

                  Section 6.04. SALE AND LEASE-BACK TRANSACTIONS. None of the Obligors will, nor will it cause or permit any Restricted Subsidiary to, enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred, PROVIDED that the Issuer may enter into any such arrangement with respect to one or more Data Centers to the extent that the Indebtedness or Attributable Debt arising in connection therewith is permitted under Section 6.01(a)(v).

                  Section 6.05.  INVESTMENTS AND CONTINGENT INVESTMENTS.

                  (a) INVESTMENTS. None of the Obligors will, nor will it cause or permit any Restricted Subsidiary to make or permit to remain outstanding any Investments, except:

                  (i) Investments outstanding on the date hereof and identified in Schedule 6.05;

                  (ii) cash and Cash Equivalents, PROVIDED that all such cash and Cash Equivalents of the Obligors (other than up to $1,000,000 that may be held in operating deposit accounts) is held in the Collateral Accounts under and as defined in the Senior Security Agreement;

                  (iii) Investments by (w) any Restricted Subsidiary that is not an Obligor in any other Restricted Subsidiary that is not an Obligor,
         (x) any Obligor in any other Obligor,

                          NOTE AND GUARANTEE AGREEMENT

         (y) any Obligor in a Restricted Subsidiary that is not an Obligor, PROVIDED that the aggregate amount of such Investments made after the date hereof either in Foreign Subsidiaries, or in Subsidiaries that are not Wholly Owned Subsidiaries, and that are outstanding on any date (excluding Investments referred to in clause (iv) below) shall not exceed $120,000,000, shall be made in the form of loans by an Obligor to such Foreign Subsidiary or other Wholly Owned Subsidiary (except that to the extent necessary to avoid material adverse tax consequences such Investments may be made in the form of equity) and shall be made in connection with the working capital needs of such Foreign Subsidiary or other Wholly Owned Subsidiary in the ordinary course of business and (z) any Restricted Subsidiary that is not an Obligor in any Obligor;

                  (iv) Investments by the Obligors in Metromedia Fiber Network (Bermuda) Ltd., a Bermuda company and a Wholly Owned Restricted Subsidiary, required under the consortium arrangements for the undersea cables of TAT-14, APCN-2 and Japan-US Cable Network of which Metromedia Fiber Network (Bermuda) Ltd. is a member, in an aggregate amount (x) not to exceed $60,000,000 during the period commencing on the date hereof through and including December 31, 2001 and (y) not to exceed $70,000,000 during the period commencing on the date hereof through and including December 31, 2002;

                  (v)  Investments by the Issuer and its Restricted
         Subsidiaries constituting Acquisitions permitted under Section 6.06(b);

                  (vi) extensions of trade credit having a term not exceeding 90 days arising in the ordinary course of business (including receivables owing to the Issuer and its Restricted Subsidiaries that arise in the ordinary course of business and are payable or dischargeable in accordance with customary trade terms) or Investments in the securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency or such trade creditors or customers;

                  (vii) Investments consisting of security deposits with utilities and other like Persons made in the ordinary course of business;

                  (viii) Guarantees arising in connection with the pledge by the Issuer or any Restricted Subsidiary of its Equity Interest in any Unrestricted Subsidiary to secure Indebtedness of such Unrestricted Subsidiary, so long as the obligations of the Issuer and its Restricted Subsidiaries in respect of such Guarantee is limited in recourse to such Equity Interest; and

                  (ix) additional Investments (including loans and advances to employees of the Issuer and its Restricted Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of their business), PROVIDED that the aggregate amount of such Investments made after the date hereof outstanding on any date shall not exceed the sum of $1,000,000.

                  For purposes of clauses (iii) and (ix) of this Section 6.05(a), the aggregate amount of an Investment at any time shall be deemed to be equal to (A) the aggregate amount of cash,

                          NOTE AND GUARANTEE AGREEMENT
together with the aggregate fair market value of property, loaned, advanced, contributed, transferred or otherwise invested that gives rise to such Investment MINUS (B) the aggregate amount of dividends, distributions or other payments received in cash in respect of such Investment; the amount of an Investment shall not in any event be reduced by reason of any write-off of such Investment nor increased by any increase in the amount of earnings retained in the Person in which such Investment is made that have not been dividended, distributed or otherwise paid out.

                  As provided in Section 6.03, any designation of a Restricted Subsidiary as an Unrestricted Subsidiary pursuant to Section 6.03 shall constitute an Investment in such Unrestricted Subsidiary in an amount equal to the aggregate amount of the Investments (determined in accordance with the immediately preceding paragraph) by the Issuer and its Restricted Subsidiaries in such Unrestricted Subsidiary at the time of such designation.

                  (b) CONTINGENT INVESTMENTS. None of the Obligors will, nor will it permit any Restricted Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that requires or may require, whether at the time of entering into such agreement or arrangement, whether contingently or otherwise, any Investment, unless, at the time such Obligor or Restricted Subsidiary enters into such agreement or arrangement, such Investment (treating as Investments all other then-outstanding commitments to make Investments) would have been permitted under Section 6.05(a).

                  Section 6.06. MERGERS, CONSOLIDATIONS, ASSETS SALES AND ACQUISITIONS.

                  (a) MERGERS, CONSOLIDATIONS AND ASSETS SALES. None of the Obligors will, nor will it cause or permit any Restricted Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or conduct any Asset Sale of (in one transaction or in a series of transactions) of all or any part of its assets (whether now owned or hereafter acquired) if, after giving effect thereto, the aggregate net book value of the assets sold after the date hereof shall exceed in the aggregate 10% of Net Tangible Assets, except that:

                  (i) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing (A) any Restricted Subsidiary of the Issuer may merge into the Issuer in a transaction in which the Issuer is the surviving corporation; and (B) any Restricted Subsidiary of the Issuer may merge into or consolidate with any other Restricted Subsidiary of the Issuer in a transaction in which (x) the surviving entity is a Restricted Subsidiary of the Issuer, (y) any consideration paid to any Person other than the Issuer or a Wholly Owned Restricted Subsidiary in connection therewith shall constitute a Restricted Payment permitted under Section 6.07, (z) if any such transaction shall be between a Guarantor and a Restricted Subsidiary that is not a Guarantor, and such Guarantor is not the continuing or surviving corporation, then the continuing or surviving corporation shall have assumed all of the obligations of such Guarantor hereunder and under the other Note Documents, PROVIDED that a Wholly Owned Subsidiary of the Issuer may only merge or consolidate with another Wholly Owned Subsidiary of the Issuer;

                          NOTE AND GUARANTEE AGREEMENT

                 (ii) the Issuer or any Restricted Subsidiary of the Issuer may sell, lease, transfer or otherwise dispose of any or all of its property (upon voluntary liquidation or otherwise) to the Issuer or a Restricted Subsidiary of the Issuer, PROVIDED that (A) if any such sale is by an Obligor to a Restricted Subsidiary of the Issuer that is not a Guarantor, then such Restricted Subsidiary shall have become a Guarantor hereunder and under the other Note Documents in accordance with the provisions of Section 5.04 and (B) a Wholly Owned Subsidiary of the Issuer may only transfer assets to another Wholly Owned Subsidiary of the Issuer; and

                 (iii) the Issuer and its Restricted Subsidiaries may consummate any merger or consolidation that constitutes an Acquisition permitted under Section 6.06(b).

                  (b) ACQUISITIONS. None of the Obligors will, nor will it cause or permit any of its Restricted Subsidiaries to, acquire any business, and the related assets, of any other Person (whether by way of purchase of assets or stock, by merger or consolidation or otherwise), unless:

                  (i) the aggregate Purchase Price of all such Acquisitions (other than any such Acquisition where the sole consideration consists of Capital Stock (other than Disqualified Stock) of the Issuer) shall not, as at any date, exceed the sum of $2,000,000 PLUS the aggregate amount of Capital Stock (other than Disqualified Stock) issued in connection with such Acquisition;

                  (ii) each such Acquisition by the Issuer or any Restricted Subsidiary (if by purchase of assets, merger or consolidation) shall be effected in such manner so that the acquired business, and the related assets, are owned either by the Issuer or a Wholly Owned Restricted Subsidiary of the Issuer and, if effected by merger or consolidation involving the Issuer, the Issuer shall be the continuing or surviving entity and, if effected by merger or consolidation involving a Wholly Owned Restricted Subsidiary of the Issuer, the continuing or surviving entity shall be a Wholly Owned Restricted Subsidiary of the Issuer;

                  (iii) each such Acquisition by the Issuer or any Restricted Subsidiary (if by purchase of stock) shall be effected in such manner so that the acquired entity becomes a Wholly Owned Restricted Subsidiary of the Issuer;

                  (iv) after giving effect to each such Acquisition by the Issuer or any Restricted Subsidiary, the Issuer shall be in compliance with Section 6.13 (the determination of such compliance to be calculated on a pro forma basis, using assumptions that the Issuer in good faith believes are fair, accurate and reasonable at the time, and in which assumptions the Administrative Agent concurs) (A) as at the end of and for the period of four fiscal quarters most recently ended prior to the date of such Acquisition for which financial statements of the Issuer and its Restricted Subsidiaries are available and (B) on a projected basis until the date six months after the Maturity Date (using assumptions that the Issuer in good faith believes are fair, accurate and reasonable at the time, and in which assumptions the Administrative Agent concurs), in each case under the assumption that such Acquisition shall have occurred, and any Indebtedness in connection therewith shall have been incurred, at the beginning of the applicable period, and under the

                          NOTE AND GUARANTEE AGREEMENT
         assumption that interest for such period had been or will be equal to the actual weighted average interest rate in effect for the Notes hereunder on the date of such Acquisition) and, in the event that the aggregate consideration in respect of such Acquisition shall exceed $5,000,000, the Issuer shall have delivered to the Administrative Agent a certificate of a Financial Officer showing calculations in reasonable detail to demonstrate compliance with this subclause (iv);

                 (v) each such Acquisition is consummated with the consent of the board of directors (or the equivalent entity) of the Person being acquired; and

                 (vi) immediately prior to each such Acquisition and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

                  Section 6.07. RESTRICTED PAYMENTS. None of the Obligors will, nor will it cause or permit any Restricted Subsidiary to:

                 (a) declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any shares of its Capital Stock (including through the payment to any Person other than the Issuer or a Wholly Owned Restricted Subsidiary in connection with a transaction described in
         Section 6.06(a)(i)) or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Restricted Subsidiary to purchase or acquire) any shares of any class of its Capital Stock or set aside any amount for any such purpose (any such payment, a "RESTRICTED PAYMENT"); PROVIDED that any Subsidiary of the Issuer may declare and make Restricted Payments to any Obligor; and

                  (b) issue any stock, membership or partnership or other Equity Interest to any Person unless (i) after giving effect to such issuance, the Issuer shall be in compliance with Section 6.13 (determined on a pro forma basis, using assumptions that the Issuer in good faith believes are fair, accurate and reasonable at the time, and in which assumptions the Administrative Agent concurs); (ii) after giving effect to such issuance no other Default or Event of Default shall have occurred and be continuing; and (iii) in the case of any such issuance by a Restricted Subsidiary, the percentage of the issued and outstanding shares of Capital Stock of such Restricted Subsidiary owned by the Issuer and its other Restricted Subsidiaries after giving effect to such issuance shall be greater than or equal to such percentage owned by the Issuer and its Restricted Subsidiaries immediately prior to such issuance;

PROVIDED that the foregoing shall not prohibit:

                  (i) the issuance by the Issuer of any additional Capital Stock (other than Disqualified Stock);

                  (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any Capital Stock of the Issuer in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer) of Capital Stock of the Issuer (other than Disqualified Stock);

                          NOTE AND GUARANTEE AGREEMENT

                  (iii) the repurchase, redemption or other acquisition or retirement for value of any Capital Stock of the Issuer pursuant to any management or equity subscription agreement or stock option agreement and the repurchase of Capital Stock of the Issuer from employees, officers or directors of the Issuer or their authorized representatives upon the death, disability or termination of employment of such officers, directors and employees in an aggregate amount not to exceed $5,000,000 during the term of this Agreement (or $1,500,000 through December 31, 2002) PLUS (x) the aggregate cash proceeds from any issuance during such calendar year of Capital Stock by the Issuer to employees, officers or directors of the Issuer and its Restricted Subsidiaries and (y) the aggregate cash proceeds received by the Issuer or any Restricted Subsidiary from any payments on life insurance policies in which the Issuer or any Restricted Subsidiary is the beneficiary with respect to any employees, officers or directors of the Issuer or any Restricted Subsidiary which proceeds are used to purchase Capital Stock of the Issuer held by such employees, officers or directors;

                  (iv) pro rata dividends or other distributions made by a Restricted Subsidiary of the Issuer to minority stockholders (or owners of an equivalent interest in the case of a Restricted Subsidiary that is not a corporation);

                  (v) the repurchase of Capital Stock of the Issuer deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof; and

                  (vi) the payment of any dividends in respect of any class of Capital Stock of the Issuer through the issuance of additional shares of such class of Capital Stock.

                  Section 6.08. RESTRICTIVE AGREEMENTS. None of the Obligors will, nor will it permit any Restricted Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Issuer or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets or (b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any shares of its Capital Stock or to make or repay loans or advances to the Issuer or any other Restricted Subsidiary or to Guarantee Indebtedness of the Issuer or any other Restricted Subsidiary; PROVIDED that:

                  (i) the foregoing shall not apply to (1) restrictions in effect on the date hereof and set forth on a Schedule to be prepared after the date hereof and on or before the Closing Date, the contents of which schedule shall be in form and substance satisfactory to each Purchaser; (2) restrictions and conditions imposed by law or by this Agreement or any other Note Document; (3) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, PROVIDED such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder; (4) restrictions set forth in any instrument pursuant to which Indebtedness permitted under Section 6.01(a)(x) is incurred so long, as provided therein, such Indebtedness does not contain covenants, defaults, mandatory redemption provisions and other terms less favorable in any respect (from the standpoint of the Issuer) than the Issuer's 10% Senior Notes due 2009, (5) restrictions set forth in any instrument pursuant to which Permitted Refinancing Indebtedness shall be issued, PROVIDED that the

                          NOTE AND GUARANTEE AGREEMENT
         restrictions contained in such instruments are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced; (6) customary limitations on the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business; and (7) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

                  (ii) clause (a) of the foregoing shall not apply to (1) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness; (2) customary non-assignment provisions restricting subletting or assignment in leases or other agreements entered into in the ordinary course of business and consistent with past practices; and
         (3) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the transfer of such property to the Issuer or any Restricted Subsidiary.

                  Section 6.09. REPAYMENT OF INDEBTEDNESS. None of the Obligors will purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment or redemption of the principal of or interest on, or any other amount owing in respect of, any Indebtedness, except for (a) regularly scheduled payments, prepayments or redemptions of principal and interest in respect thereof required pursuant to the instruments evidencing such Indebtedness and
(b) the refinancing of any Indebtedness permitted under Section 6.01.

                  Section 6.10. TRANSACTIONS WITH AFFILIATES. Except as herein otherwise expressly provided, the Issuer will not, nor will it permit any of its Restricted Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Issuer or such Restricted Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Issuer and its Restricted Subsidiaries not involving any other Affiliate and (c) transactions pursuant to the Management Agreement dated as of January 2, 1998 between the Issuer and Metromedia Company, as said Management Agreement shall be amended from time to time, so long as (i) no such amendment shall result in the terms and conditions of such Management Agreement being less favorable to the Issuer and its Subsidiaries than could be obtained on an arm's-length basis from unrelated third parties and (ii) such amendment shall have been approved by a majority of the disinterested directors of the Issuer.

                  Notwithstanding the foregoing, in the case of any transaction described in clauses (a) through (d) of the preceding paragraph involving aggregate consideration in excess of $10,000,000, the Issuer shall obtain and deliver a copy to the Administrative Agent (with sufficient copies thereof to be delivered by the Administrative Agent to the Holders) of a favorable written opinion from an accounting, appraisal or investment banking firm of national standing as to the fairness to the Issuer of such transaction from a financial point of view.

                          NOTE AND GUARANTEE AGREEMENT

                  Section 6.11. LINES OF BUSINESS. None of the Obligors will, nor will it cause or permit any of its Subsidiaries to engage to any extent in any business other than a Telecommunications Business and business activities reasonably incidental thereto in the sixty-seven (67) fiber markets, and twenty-six (26) ISX markets, identified by the Issuer in the business plan dated as of September 2, 2001, or to make any Investment, Acquisitions or Capital Expenditures in any market other than such fiber and ISX markets.

                  Section 6.12. MODIFICATIONS TO CERTAIN AGREEMENTS. None of the Obligors will, nor will it cause or permit any Restricted Subsidiary to permit any waiver, supplement, modification, amendment, termination or release of (i) the Senior Notes (or any indenture relating thereto), (ii) the Nortel Agreement,
(iii) the Verizon Debt Agreement and the Verizon Agreement, if, in the case of any modification to the Verizon Agreement, the same would result in (or would reasonably be expected to result in) the reduction of the aggregate amounts payable under the Verizon Agreement to the Issuer and its Restricted Subsidiaries during calendar years 2001 and 2002 by more than 10% in either of such years or (iv) any other Material Agreement, or its articles, charter or by-laws, in each case to the extent that any such waiver, supplement, modification, amendment, termination or release under this clause (iv) could reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect. Without limiting the generality of the foregoing, the Issuer will not issue any shares of Disqualified Stock.

                  Section 6.13.  FINANCIAL COVENANTS.

                  (a) MAXIMUM CAPITALIZATION RATIOS. The Issuer will not permit the ratio (expressed as a percentage) of (i) Total Indebtedness to Total Capital to at any time prior to March 30, 2003 to exceed 55% or (ii) Total Senior Indebtedness to Total Capital at any time prior to March 30, 2003 to exceed 9%.

                  (b) SENIOR INDEBTEDNESS TO FIXED ASSETS. The Issuer will not permit the ratio (expressed as a percentage) of (i) Total Senior Indebtedness at any date during any period set forth below to (ii) the aggregate amount of net property, plant and equipment carried on the consolidated balance sheet of the Issuer and its Restricted Subsidiaries as at the last day of the fiscal quarter ending on or prior to March 30, 2003 to be greater than 13.5%.

                  (c) MINIMUM REVENUES. The Issuer will not permit the aggregate amount of Revenues of the Issuer and its Restricted Subsidiaries for any period of four fiscal quarters ending on any date set forth below to be less than the amount set forth below opposite such date:

                           DATE                         MINIMUM NUMBER
                           ----                         --------------

                    September 30, 2001                   $310,000,000
                    December 31, 2001                    $320,000,000
                    March 31, 2002                       $355,000,000
                    June 30, 2002                        $380,000,000
                    September 30, 2002                   $435,000,000
                    December 31, 2002                    $510,000,000


                          NOTE AND GUARANTEE AGREEMENT

                  (d) MINIMUM ADJUSTED EBITDA. The Issuer will not permit the aggregate Adjusted EBITDA for any period of four fiscal quarters ending on any date set forth below to be greater in absolute amount (if the requirement set forth below is negative) or less than the absolute amount (if the requirement set forth below is positive) set forth below opposite such date:

                           DATE                         MINIMUM NUMBER
                           ----                         --------------

                    September 30, 2001                    $51,000,000
                    December 31, 2001                     $10,000,000
                    March 31, 2002                       $110,000,000
                    June 30, 2002                        $225,000,000
                    September 30, 2002                   $320,000,000
                    December 31, 2002                    $375,000,000

                  (e) MAXIMUM TOTAL LEVERAGE AND TOTAL SENIOR LEVERAGE RATIOS. The Issuer will not permit the Total Leverage Ratio or Total Senior Leverage Ratio at any time during any period set forth below to exceed the respective ratio set forth below opposite such period:

                                                                     TOTAL                 TOTAL SENIOR
                        PERIOD                                  LEVERAGE RATIO            LEVERAGE RATIO
                        ------                                  --------------            ---------------

                From and including March 31, 2003
                  to and including June 29, 2003                    8.50 to 1                  1.25 to 1

                From and including June 30, 2003
                  to and including September 29, 2003               8.15 to 1                  1.15 to 1

                From and including September 30, 2003
                  to and including December 30, 2003                8.15 to 1                  1.15 to 1

                From and including December 31, 2003
                  to and including March 30, 2004                   8.15 to 1                  1.15 to 1

                From and including April 1, 2004
                  to and including June 29, 2004                    7.50 to 1                  1.05 to 1

                From and including June 30, 2004
                  to and including September 29, 2004               7.00 to 1                  1.00 to 1

                From and including September 30, 2004
                  to and including December 30, 2004                6.50 to 1                  0.90 to 1

                From and including December 31, 2004
                  to and including March 30, 2005                   6.00 to 1                  0.80 to 1


                          NOTE AND GUARANTEE AGREEMENT


                                      -75-

                                                                     TOTAL                 TOTAL SENIOR
                        PERIOD                                  LEVERAGE RATIO            LEVERAGE RATIO
                        ------                                  --------------            ---------------


                From and including March 31, 2005
                  to and including March 30, 2006                   5.25 to 1                  0.75 to 1

                From and including March 31, 2006
                  and at all times thereafter                       4.50 to 1                  0.50 to 1

                  (f) MINIMUM INTEREST EXPENSE COVERAGE RATIO. The Issuer will not permit the Interest Expense Coverage Ratio at any date during any period set forth below to be less than the ratio set forth below opposite such period:

                           PERIOD                                      MINIMUM RATIO
                           ------                                      -------------

                From and including March 31, 2003
                  to and including June 29, 2003                            1.40 to 1

                From and including June 30, 2003
                  to and including September 29, 2003                       1.50 to 1

                From and including September 30, 2003
                  to and including December 30, 2003                        1.65 to 1

                From and including December 31, 2003
                  to and including March 30, 2004                           1.40 to 1

                From and including April 1, 2004
                  to and including June 29, 2004                            1.55 to 1

                From and including June 30, 2004
                  to and including September 29, 2004                       1.70 to 1

                From and including September 30, 2004
                  to and including December 30, 2004                        1.80 to 1

                From and including December 31, 2004
                  to and including March 30, 2005                           2.00 to 1

                From and including March 31, 2005
                  to and including March 30, 2006                           2.25 to 1

                From and including March 31, 2006
                  and at all times thereafter                               2.75 to 1

                  (g) MINIMUM PRO FORMA DEBT SERVICE COVERAGE RATIO. The Issuer will not permit the Pro Forma Debt Service Coverage Ratio at any date on or after September 30, 2005 to be less than 1.40 to 1.



                          NOTE AND GUARANTEE AGREEMENT

                  (h) MAXIMUM CAPITAL EXPENDITURES. The Issuer will not permit the aggregate amount of Capital Expenditures during any period set forth below to exceed the amount set forth opposite such period:

                           PERIOD                                AMOUNT
                           ------                                ------

                Fiscal quarter ending September 30, 2001      $355,000,000
                Fiscal quarter ending December 31, 2001       $105,000,000
                Fiscal year ending December 31, 2002           $73,000,000
                Fiscal year ending December 31, 2003           $82,000,000
                Fiscal year ending December 31, 2004          $600,000,000
                Fiscal year ending December 31, 2005           $87,000,000
                Fiscal year ending December 31, 2006          $141,000,000

                  If the aggregate amount of Capital Expenditures for any fiscal quarter or fiscal year (herein, a "FISCAL PERIOD") set forth above shall be less than the amount set forth opposite such Fiscal Period, then 50% of the shortfall shall be added to the amount of Capital Expenditures permitted for the immediately succeeding (but not any other) Fiscal Period and, for purposes hereof, the amount of Capital Expenditures made during any Fiscal Period shall be deemed to have been made first from the carryover from any previous Fiscal Period and last from the permitted amount for such Fiscal Period.

                  The $355,000,000 figure set forth in the schedule above for the fiscal quarter ending September 30, 2001 has been prepared under the assumption that not less than $201,000,000 of the equipment purchased from, or delivered by, Nortel during such fiscal quarter would be treated as Capital Expenditures under GAAP. To the extent that, by reason of the execution and delivery of the Nortel Agreement as provided for herein such assumption is incorrect, then such $355,000,000 figure shall be reduced on a dollar-for-dollar basis by the amount of such equipment so purchased or delivered that is not treated as a Capital Expenditure under GAAP.


                                   ARTICLE VII

                                EVENTS OF DEFAULT

                  If any of the following events ("EVENTS OF DEFAULT") shall occur and be continuing:

                  (a) the Issuer shall default in the payment of any principal of any Note when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for redemption thereof or by acceleration thereof or otherwise; or

                  (b) the Issuer shall default in the payment of any interest on any Note or any fee or any other amount (other than an amount referred to in paragraph (a) above) due under any Note Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three or more Business Days; or



                          NOTE AND GUARANTEE AGREEMENT

                  (c) any representation or warranty of the Issuer or any Restricted Subsidiary made or deemed made in or in connection with any Note Document or the Notes, or any representation or warranty contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Note Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished; or

                  (d) any Obligor shall default in the due observance or performance of any covenant, condition or agreement contained in
         Section 5.03(a) or 5.04(a) or in Article VI; or

                  (e) any Obligor shall default in the due observance or performance of any covenant, condition or agreement contained in any Note Document (other than those specified in clauses (a), (b) and (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or any Holder to the Issuer; or

                  (f) the Issuer or any Restricted Subsidiary shall (i) fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any grace period provided in the underlying documentation providing for such Indebtedness) or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any Material Indebtedness if the effect of any failure referred to in this clause (ii) is to cause or permit such Indebtedness (without any further lapse of time or other action, other than the mere giving of notice) to become due prior to its stated maturity; or

                  (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Issuer or any Restricted Subsidiary, or of a substantial part of the property or assets of the Issuer or any Restricted Subsidiary, under the Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Issuer or any Restricted Subsidiary or for a substantial part of the property or assets of any such Obligor or (iii) the winding-up or liquidation of the Issuer or any Restricted Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or

                  (h) the Issuer or any Restricted Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under the Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any such Obligor or for a substantial part of the property or assets of any such Obligor, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing; or



                          NOTE AND GUARANTEE AGREEMENT

                  (i) the Issuer or any Restricted Subsidiary shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

                  (j) a final judgment or judgments for the payment of money in excess of $5,000,000 in the aggregate (exclusive of judgment amounts fully covered by insurance where the insurer has admitted liability in respect of such judgment) shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against the Issuer or any one or more Restricted Subsidiaries and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the Issuer or such Restricted Subsidiary shall not, within such period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Issuer or any Restricted Subsidiary to enforce any such judgment; or

                  (k) any security interest purported to be created by any Senior Security Document and required hereunder or thereunder to be perfected shall (except as otherwise expressly permitted in this Agreement or the other Note Documents) cease to be a valid first lien and prior perfected security interest in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from any action or failure to take action of the Administrative Agent including failure to maintain possession of certificates representing securities pledged under the Senior Security Documents; or the Issuer or any other Obligor shall assert in writing that any security interest purported to be created by any Senior Security Document and required hereunder or thereunder to be perfected is not (except as otherwise expressly permitted in this Agreement or the other Note Documents) a valid first lien and prior perfected security interest in the securities, assets or properties purported to be covered thereby; or

                  (l)  a Change in Control shall occur; or

                  (m) any Obligor shall for whatever reason lose its rights under any Material Agreement, such rights shall be impaired or any default (as defined therein) shall occur under any Material Agreement and, if capable of being remedied, shall continue unremedied for a period of 30 days, in each case that in the opinion of the Required Holders, has had or could reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect on the Issuer and its Restricted Subsidiaries taken as a whole; or

                  (n) any ERISA Event shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Issuer or any ERISA Affiliate shall incur or in the opinion of the Required Holders shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or the PBGC (or any combination of the foregoing) that, in the determination of the Required Holders, either individually or in the aggregate, has had or



                          NOTE AND GUARANTEE AGREEMENT
         could reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect; or

                  (o) one or more Franchises, Licenses or Private Licenses of the Issuer or any of its Restricted Subsidiaries shall be terminated or revoked such that the Issuer or such Restricted Subsidiary is no longer able to operate such Franchises, Licenses or Private Licenses and retain the revenue received therefrom, or the Issuer or such Restricted Subsidiary or the grantors of such Franchises, Licenses or Private Licenses shall fail to renew such Franchises, Licenses or Private Licenses at the stated expiration thereof such that the Issuer or such Restricted Subsidiary is no longer able to operate such Franchises, Licenses or Private Licenses and retain the revenue received therefrom, and the effect of the foregoing, individually or in the aggregate, could reasonably be expected (individually or in the aggregate), in the opinion of the Required Holders, to result in a Material Adverse Effect; or

                  (p) the Initial Exercise Date (as defined in the Warrant Agreement) shall not have occurred on or prior to the 90th day following the Closing Date; or

                  (q) the Issuer shall not have filed, on or prior to the fifth day following the Closing Date, with the Securities and Exchange Commission (in accordance with, and meeting the requirements of, Regulation 14C and Schedule 14C under the Exchange Act) an information statement required to be filed pursuant to Rule 14c-5 under the Exchange Act with respect to the issuance of common stock (or securities convertible into or exercisable for common stock) of the Issuer pursuant to the terms of the Basic Documents;

then, and in any such event, the Administrative Agent shall at the request, or may with the consent, of the Required Holders, by notice to the Issuer, declare the Notes issued by the Issuer, all interest thereon and all other amounts payable by the Issuer under this Agreement and the other Note Documents to be forthwith due and payable, whereupon the Notes made to the Issuer, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Issuer; PROVIDED that in the case of the occurrence of an Event of Default referred to in clause (g) or (h) of this
Article VII with respect to any Obligor, the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Issuer.


                                  ARTICLE VIII

                            THE ADMINISTRATIVE AGENT

                  Section 8.01. AUTHORIZATION AND ACTION. Each Holder hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Note Documents to which it is a party, as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly



                          NOTE AND GUARANTEE AGREEMENT
provided for by the Note Documents, the Administrative Agent shall not be required to exercise any discretion or take any action, and shall not be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) except upon the instructions of the Required Holders, and such instructions shall be binding upon all Holders; PROVIDED that the Administrative Agent shall not be required to take any action that exposes it to personal liability or that is contrary to any of the Note Documents or applicable law. The Administrative Agent agrees to give to the Holders prompt notice of each notice given to it by any Obligor pursuant to the terms of this Agreement.

                  Section 8.02. ADMINISTRATIVE AGENT'S RELIANCE, ETC. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Note Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent (i) may treat the Holder registered in Register with respect to any Note as the holder thereof until the Administrative Agent receives and accepts a Transfer and Acceptance entered into by the registered Holder, as transferor, and an Eligible Institution, as transferee, as provided in Section 10.09; (ii) may consult with legal counsel (including counsel for any Obligor), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Holder and shall not be responsible to any of them for any statements, warranties or representations made in or in connection with the Note Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Note Document on the part of any Obligor or to inspect the property (including the books and records) of any Obligor; (v) shall not be responsible to any Holder for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Note Document or any other instrument or document furnished pursuant hereto; and
(vi) shall incur no liability under or in respect of any Note Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

                  Section 8.03. RIGHTS AS A HOLDER. With respect to its Commitment and the Notes held by it, each Person acting as the Administrative Agent shall have the same rights and powers under the Note Documents as any other Holder and may exercise the same as though it were not the Administrative Agent; and the term "Holder" or "Holders" shall, unless otherwise expressly indicated, include such Person in its individual capacity. Such Person acting as the Administrative Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures for, accept investment banking engagements from and generally engage in any kind of business with, any Obligor, any of its Subsidiaries, any of its Affiliates and any Person who may do business with or own securities of any Obligor or any such Subsidiary or Affiliate, all as if such Person acting as Administrative Agent were not the Administrative Agent and without any duty to account therefor to the Holders.

                  Section 8.04. HOLDER FINANCIAL DECISION. Each Holder acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Holder and based on the financial statements referred to in Section 4.01(f) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into



                          NOTE AND GUARANTEE AGREEMENT
this Agreement. Each Holder also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Holder and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

                  Section 8.05. INDEMNIFICATION. The Holders agree to indemnify the Administrative Agent (to the extent not promptly reimbursed by the Obligors), ratably according to the principal amounts of the outstanding Notes made by them, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against any of them in any way relating to or arising out of the Note Documents or any action taken or omitted by any of them under the Note Documents; PROVIDED that no Holder shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent. Without limitation of the foregoing, each Holder agrees to reimburse (x) the Administrative Agent promptly upon demand for its ratable share of any costs and expenses payable by the Issuer under Section 10.04 of this Agreement and (y) the Administrative Agent under the Senior Security Documents, in each case to the extent that the Administrative Agent is not promptly reimbursed for such costs and expenses by the Issuer.

                  Section 8.06.  COLLATERAL DUTIES.

                  (a) NO DUTY UNLESS INDEMNIFIED. Except for action expressly required of the Administrative Agent hereunder and under the other Note Documents, the Administrative Agent shall in all cases be fully justified in refusing to act hereunder and thereunder unless it shall be further indemnified to its satisfaction by the Holders proportionately in accordance with the Notes then due and payable to each of them against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

                  (b) COLLECTIONS, ETC. Except as expressly provided herein or in the other Note Documents, the Administrative Agent shall have no duty to take any affirmative steps with respect to the collection of amounts payable in respect of the Collateral. The Administrative Agent shall incur no liability as a result of any private sale of the Collateral.

                  (c) RELEASE OF LIENS. The Holders hereby consent, and agree upon written request by the Administrative Agent to execute and deliver such instruments and other documents as the Administrative Agent may deem desirable to confirm such consent, to the release of the Liens on any of the Collateral that is the subject of a sale of Collateral either permitted hereunder or to which the Holders have consented in accordance with the requirements of Section 10.01.

                  (d) STANDARD OF CARE. The parties hereto acknowledge that the Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property, it being understood that neither the Administrative Agent nor any Holder shall have responsibility for (1) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Administrative Agent or any Holder has or is deemed to



                          NOTE AND GUARANTEE AGREEMENT
have knowledge of such matters, or (2) taking any necessary steps to preserve rights against any parties with respect to any Collateral.

                  Section 8.07. SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign at any time by giving written notice thereof to the Holders and the Issuer and may be removed at any time with or without cause by the Required Holders. Upon any such resignation or removal, the Required Holders shall have the right to appoint a successor Administrative Agent, which shall be a Holder or a commercial bank organized under the laws of the United States or of any State thereof and having an office in New York City and a combined capital and surplus of at least $500,000,000. If no successor shall have been so appointed by the Required Holders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation or is removed, then the retiring Administrative Agent's resignation shall nonetheless become effective and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and (2) the Required Holders shall perform the duties of the Administrative Agent (and all payments and communications provided to be made by, to or through the Administrative Agent shall instead be made by or to any or each Holder directly) until such time as the Required Holders appoint a successor agent as provided for above in this paragraph. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent such successor Administrative Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent and such retiring Administrative Agent shall be discharged from its duties and obligations under the Note Documents. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article VIII shall inure to the benefit of the Administrative Agent as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and under the Senior Security Documents.

                  Section 8.08. LEAD ARRANGER. None of the Lead Arranger, the Sole Advisor or the Sole Book Manager named on the cover page of this Agreement shall have any duties or liabilities to any Person hereunder or under the other Note Documents except in its separate capacity, if any, as a Holder hereunder.


                                   ARTICLE IX

                                  THE GUARANTEE

                  Section 9.01. THE GUARANTEE. Each of the Guarantors hereby jointly and severally guarantees to each Holder (and each Affiliate thereof) and the Administrative Agent and their respective successors and assigns the Guaranteed Obligations. Each Guarantor hereby further agrees that if the Issuer shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, such Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.



                          NOTE AND GUARANTEE AGREEMENT

                  For purposes hereof, it is understood any Guaranteed Obligations to any Person arising under an agreement entered into at the time such Person (or an Affiliate thereof) is a "Holder" party to this Agreement shall nevertheless continue to constitute Guaranteed Obligations for purposes hereof, notwithstanding that such Person (or its Affiliate) may have transferred all of its Notes and other interests in this Agreement and, therefore, at the time a claim is to be made in respect of such Guaranteed Obligations, such Person (or its Affiliate) is no longer a "Holder" party hereto.

                  Section 9.02. OBLIGATIONS UNCONDITIONAL. The obligations of the Guarantors under Section 9.01 are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Issuer under this Agreement or any other agreement or instrument referred to herein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 9.02 that the obligations of the Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder, which shall remain absolute and unconditional as described above:

                  (i) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

                  (ii) any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein shall be done or omitted;

                  (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

                  (iv) any lien or security interest granted to, or in favor of, the Administrative Agent or any Holder or Holders as security for any of the Guaranteed Obligations shall fail to be perfected.

                  The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Holder exhaust any right, power or remedy or proceed against the Issuer under this Agreement or any other agreement or instrument referred to herein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

                  Section 9.03. REINSTATEMENT. The obligations of the Guarantors under this Article IX shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Issuer in respect of the Guaranteed Obligations is rescinded or must be otherwise



                          NOTE AND GUARANTEE AGREEMENT
restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Guarantors jointly and severally agree that they will indemnify the Administrative Agent and each Holder on demand for all reasonable costs and expenses (including fees of counsel) incurred by the Administrative Agent or such Holder in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

                  Section 9.04. SUBROGATION. The Subsidiary Guarantors hereby jointly and severally agree that until the payment and satisfaction in full of all Guaranteed Obligations they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in Section 9.01, whether by subrogation or otherwise, against the Issuer or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

                  Section 9.05. REMEDIES. The Guarantors jointly and severally agree that, as between the Guarantors and the Holders, the obligations of the Issuer under this Agreement may be declared to be forthwith due and payable as provided in Article VII (and shall be deemed to have become automatically due and payable in the circumstances provided in said Article VII) for purposes of
Section 9.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Issuer and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Issuer) shall forthwith become due and payable by the Guarantors for purposes of said Section 9.01.

                  Section 9.06. INSTRUMENT FOR THE PAYMENT OF MONEY. Each Guarantor hereby acknowledges that the guarantee in this Article IX insofar as relating to the principal of or interest on any Note constitutes an instrument for the payment of money, and consents and agrees that any Holder or the Administrative Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213 with respect to such principal or interest.

                  Section 9.07.  CONTINUING GUARANTEE.  The guarantee in this
Article IX is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

                  Section 9.08. RIGHTS OF CONTRIBUTION. The Guarantors hereby agree, as among themselves, that if any Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Guarantor of any Guaranteed Obligations, each other Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Guarantor's Pro Rata Portion (as defined below and determined, for this purpose, without reference to the properties, Indebtedness and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Guarantor to any Excess Funding Guarantor under this
Section 9.08 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of



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this Article IX and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

                  For purposes of this Section 9.08, (i) "EXCESS FUNDING GUARANTOR" means, in respect of any Guaranteed Obligations, a Guarantor that has paid an amount in excess of its Pro Rata Portion of such Guaranteed Obligations,
(ii) "EXCESS PAYMENT" means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Portion of such Guaranteed Obligations and (iii) "PRO RATA PORTION" means, for any Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all assets of such Guarantor (excluding any shares of stock of any other Guarantor) exceeds the amount of all the Indebtedness and liabilities of such Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder and any obligations of any other Guarantor that have been Guaranteed by such Guarantor) to (y) the amount by which the aggregate fair saleable value of all assets of the Issuer and all of the Guarantors exceeds the amount of all the Indebtedness and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Issuer and the Guarantors hereunder) of the Issuer and all of the Guarantors, all as of the Closing Date. If any Subsidiary becomes a Guarantor hereunder subsequent to the Closing Date, then for purposes of this Section 9.08 such subsequent Guarantor shall be deemed to have been a Guarantor as of the Closing Date and the aggregate present fair saleable value of the assets, and the amount of the Indebtedness and liabilities, of such Guarantor as of the Closing Date shall be deemed to be equal to such value and amount on the date such Guarantor becomes a Guarantor hereunder.

                  Section 9.09. GENERAL LIMITATION ON GUARANTEE OBLIGATIONS. In any action or proceeding involving any corporate law, or any state, Federal bankruptcy, insolvency, reorganization, fraudulent conveyance or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 9.01 would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under said Section 9.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Holder, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.


                                    ARTICLE X

                                  MISCELLANEOUS

                  Section 10.01.  AMENDMENTS, CONSENTS, ETC.

                  (a) AMENDMENTS OF NOTE DOCUMENTS GENERALLY. No amendment or waiver of any provision of this Agreement or the other Note Documents, nor any consent to any departure by any Obligor from any provision of this Agreement or the other Note Documents, shall in any event be effective unless the same shall be in writing and signed by the Issuer and Administrative Agent and, in the case of an amendment to this Agreement, the Required Holders and then such



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waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED that:

                  (i) no amendment, waiver or consent shall, unless in writing and signed by the Required Holders and each Holder that would be adversely affected by such amendment, waiver or consent:

                           (1) change the percentage of the Commitments or the
                  aggregate unpaid principal amount of the Notes, or the number or percentage of Holders, that shall be required for the Holders or any of them to take any action hereunder;

                           (2) reduce the principal of, or interest on, any Note or any fees or other amounts payable hereunder;

                           (3) postpone any date fixed for any payment of
                  principal of, or interest on, any Note or any fees or other amounts payable hereunder or amend Section 2.03; or

                           (4)  subject such Holder to any additional
                  obligations; or

                           (5) change the order of application of any redemption
                  set forth in Section 2.04 in any manner that materially affects such Holder;

                  (ii) no amendment, waiver or consent shall, unless in writing and signed by the Required Supermajority Holders:

                           (1) increase the aggregate amount of the Commitments
                  or the aggregate principal amount of the Notes that may be purchased hereunder (whether on the Closing Date or thereafter);

                           (2)  amend or waive Section 2.04(c), 5.04 and 6.03;
                  or

                           (3) subject to Section 10.01(b), release any of the
                  Guarantors from its obligations under Article IX, PROVIDED that no release of all or substantially all of the Guarantors from their respective obligations under Article IX shall be effected without the consent of all Holders;

                  (iii) no amendment, waiver or consent shall, unless in writing and signed by each Holder, amend Section 8.06(c) or this Section 10.01; and

                  (iv) no amendment, waiver or consent shall, unless in writing and signed by the relevant Agent in addition to the Holders required above to take such action, affect the rights or duties of such Agent under this Agreement or any other Note Document.

                  Anything herein to the contrary notwithstanding, the Administrative Agent shall be authorized, without the consent of any Holder, to release any Guarantor from any of its obligations hereunder to the extent that such Guarantor is the subject of either a disposition permitted hereunder or a disposition to which the Required Holders have consented, or such



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Guarantor is to be designated as an "Unrestricted Subsidiary" hereunder in accordance with Section 6.03.

                  (b) AMENDMENTS OF SENIOR SECURITY DOCUMENTS. Except as otherwise provided herein in the Senior Security Documents, the Administrative Agent shall not consent to release any Collateral or terminate any Lien under any Senior Security Document or to any Collateral securing additional obligations beyond those presently contemplated in the Senior Security Documents, unless such release or termination or additional obligations shall be consented to in writing by the Required Supermajority Holders; PROVIDED that:

                  (1) the consent of all Holders shall be required to release all or substantially all of the Collateral, except no consent of the Holders shall be required (x) for any such release upon the termination of the Liens created by each of the Senior Security Documents in accordance with the terms thereof or (y) in the event that such release is permitted under Section 8.06(c) or the last paragraph of 10.01(a) or otherwise permitted pursuant to the terms of the Note Documents;

                  (2) no such consent shall be required to release any Lien covering property that is the subject of an Asset Sale or other disposition permitted hereunder or to which the Required Holders have consented and, upon any such Asset Sale or disposition, such property shall be deemed to be transferred free and clear of the Lien of the Senior Security Documents without any action on the part of any party (and the Administrative Agent is hereby authorized to execute such releases and other documents, and to take such other action, as the Issuer may reasonably request to give effect thereto); and

                  (3) no consent, other than of the Required Holders, shall be required for any Collateral securing additional obligations beyond those presently contemplated in the Senior Security Documents, if such additional obligations are junior to the Lien in favor of the Holders.

                  (c) CERTAIN LIMITATIONS UPON VOTING RIGHTS. Anything herein to the contrary notwithstanding, none of the Obligors or Vendors, nor any of their affiliates, shall (unless expressly consented by each other Holder) be deemed to be "Holders" for purposes of this Section 10.01.

                  Section 10.02. NOTICES, ETC.. All notices and other communications provided for hereunder shall be in writing telecopied or delivered:

                  (a) if to any of the Obligors, care of Metromedia Fiber Network, Inc., 360 Hamilton Avenue, White Plains, New York 10601, attention President, telephone number (914) 421-6700, telecopier number 914-421-7550, with a copy to General Counsel at the same address and to Mark Volow, Akin, Gump, Strauss, Hauer & Feld, L.L.P., 590 Madison Avenue, New York New York 10022, telephone number (212) 872-8050, telecopier number (212) 872-1002;

                  (b) if to any Holder, at the Payment Office specified in its Administrative Questionnaire;



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                  (c) if to the Administrative Agent, at its address at Citicorp
         USA, Two Penns Way, Suite 200, New Castle, DE 19720, Attention: Nina Qureshi (or her successor), telephone number (302) 894-6026, telecopier number (302) 894-6120.

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when delivered or telecopied, be effective when delivered or transmitted by telecopier, respectively, except that notices and communications to the Administrative Agent pursuant to Article II, III, VII or VIII shall not be effective until received by the Administrative Agent.

                  Section 10.03. NO WAIVER; REMEDIES. No failure on the part of any Holder or the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  Section 10.04.  COSTS, EXPENSES AND INDEMNIFICATION.

                  (a) COSTS AND EXPENSES. The Issuer agrees to pay on demand (i) all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, modification and amendment of the Note Documents including (A) all due diligence, syndication (including printing, distribution and bank meetings), transportation, computer, duplication, appraisal, insurance, consultant, search, filing and recording fees and expenses and all other reasonable out-of-pocket expenses incurred by the Administrative Agent (including the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to Citicorp USA, and the reasonable fees and expenses of any foreign counsel retained in connection with the pledge of the equity of any Foreign Subsidiary) whether or not any of the transactions contemplated by this Agreement are consummated, (B) the reasonable fees and expenses of counsel for the Administrative Agent with respect thereto, with respect to advising the Administrative Agent as to their rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Note Documents, and (C) with respect to negotiations with any Obligor or with other creditors of any Obligor or any of its Subsidiaries arising out of any Default or Event of Default or any events or circumstances that may reasonably be expected to give rise to a Default or Event of Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto and (ii) all reasonable costs and expenses of the Administrative Agent and the Holders in connection with the enforcement of the Note Documents, whether in any action, suit or litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally or otherwise (including the fees and expenses of counsel for the Administrative Agent and the Holders with respect thereto).

                  (b) INDEMNIFICATION. The Issuer agrees to indemnify and hold harmless each Indemnified Party from and against any and all claims, damages, losses, liabilities and expenses (including reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with the Transactions or any Environmental Claim relating in any way to any Obligor or any of its Subsidiaries, in each case whether or not such investigation, litigation or



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                                      -89-


proceeding is brought by any Obligor, its directors, shareholders or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not the Transactions or the other transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability or expense resulted from such Indemnified Party's gross negligence or willful misconduct.

                  (c) BREAKFUNDING. If any payment of principal of, or Conversion of, any Eurodollar Rate Portion is made by the Issuer to or for the account of a relevant Holder other than on the last day of the Interest Period for such Note, as a result of a payment or Conversion pursuant to Section 2.03, 2.04, 2.06(b)(i) or 2.07(d) or as the result of acceleration of the maturity of the Notes pursuant to Article VII or for any other reason, or in the event the Issuer shall fail (for any reason, including by reason of the failure of any conditions precedent in Article III to be satisfied) to issue a Eurodollar Rate Portion on the Closing Date, the Issuer shall, upon demand by such Holder (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Holder any amounts required to compensate such Holder for any additional losses, costs or expenses that it may reasonably incur as a result of such payment, including any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Holder to fund or maintain such Eurodollar Rate Portion.

                  (d) PAYMENTS BY ADMINISTRATIVE AGENT OR HOLDERS. If any Obligor fails to pay when due any costs, expenses or other amounts payable by it under any Note Document, including reasonable fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Obligor by the Administrative Agent or any Holder, in its sole discretion and such payment shall be without prejudice to the rights of the Administrative Agent or any Holder against such Obligor or any other Obligor.

                  Section 10.05. RIGHT OF SETOFF. Each Holder is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Holder to or for the credit or the account of the Issuer against any and all of the obligations of the Issuer now or hereafter existing under this Agreement that shall not have been paid when due, irrespective of whether such Holder shall have made any demand under this Agreement or otherwise. Each Holder agrees promptly to notify the Issuer after any such setoff and application; PROVIDED that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Holder under this Section 10.05 are in addition to other rights and remedies (including other rights of setoff) that such Holder may have.

                  Section 10.06. GOVERNING LAW; SUBMISSION TO JURISDICTION, ETC. This Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York. Each Obligor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Obligor irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the



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laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

                  Section 10.07. WAIVER OF JURY TRIAL. EACH OF THE OBLIGORS, THE ADMINISTRATIVE AGENT, EACH OF THE PURCHASERS AND EACH OF THE HOLDERS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE NOTE DOCUMENTS, THE NOTES OR THE ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY PURCHASER OR ANY HOLDER, OR ANY ACTION ON BEHALF OF ANY PURCHASER OR HOLDER, IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

                  Section 10.08. SUCCESSORS, ASSIGNS AND TRANSFERS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns or transfers, provided that no Obligor may assign any of its rights or obligations hereunder or under the other Note Documents without the prior consent of all of the Holders and the Administrative Agent unless permitted hereunder.

                  Section 10.09. TRANSFER, REGISTRATION, PARTICIPATIONS AND SUBSTITUTION OF NOTES.

                  (a) TRANSFER BY HOLDERS. Each Holder may transfer to one or more Eligible Institutions all or a portion of its rights and obligations under this Agreement (including all or a portion of the Notes owing to it); PROVIDED that:

                  (i) except in the case of a transfer to a Person that, immediately prior to such transfer, was a Holder or a Holder Affiliate or a transfer of all of a Holder's rights and obligations under this Agreement, the aggregate amount of a Holder's Commitment or the Notes owing to the transferring Holder being transferred pursuant to each such transfer (determined as of the date of the Transfer and Acceptance with respect to such transfer) shall in no event be less than $5,000,000 (except as otherwise agreed by the Issuer and the Administrative Agent);

                  (ii) each such transfer by a Holder of its Note shall be made in such manner so that the same portion of its Commitment or Notes, as the case may be, is transferred to the respective transferee; and

                  (iii) the Issuer (and, to the extent the consent of the Administrative Agent is not required pursuant to the definition of "Eligible Institution", the Administrative Agent) shall receive notice of such transfer, and

                  (iv) the parties to each such transfer shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, a Transfer and Acceptance and, except in the case of a transfer to a Person that, immediately prior to such transfer, was a Holder or a Holder Affiliate, a processing and recordation fee of $3,500.



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Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Transfer and Acceptance, (x) the transferee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been transferred to it pursuant to such Transfer and Acceptance, have the rights and obligations of a Holder hereunder and (y) the Holder transferor thereunder shall, to the extent that rights and obligations hereunder have been transferred by it pursuant to such Transfer and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of a Transfer and Acceptance covering all or the remaining portion of a transferring Holder's rights and obligations under this Agreement, such Holder shall cease to be a party hereto).

                  (b) UNDERTAKING OF TRANSFEROR AND TRANSFEREE. By executing and delivering a Transfer and Acceptance, the Holder transferor thereunder and the transferee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Transfer and Acceptance, such transferring Holder, makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such transferring Holder makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Obligor or the performance or observance by the Obligors of any of their respective obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such transferee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
Section 4.01(f) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Transfer and Acceptance; (iv) such transferee will, independently and without reliance upon the Administrative Agent, such transferring Holder or any other Holder and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such transferee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Administrative Agent by the terms hereof and of the other Note Documents, together with such powers and discretion as are reasonably incidental thereto;
(vi) such transferee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Holder; (vii) such transferee has provided the Issuer and the Administrative Agent with the forms and documents with respect to such transferee referred to in Section 2.09(e); and (viii) such transferee, by its acceptance of a Note registered in its name, as set forth below in paragraph
(c), shall be deemed to have made the representations and warranties set forth in Section 4.02.

                  (c) REGISTER. The Administrative Agent, acting for this purpose as an agent of the Issuer, shall maintain at its address referred to in
Section 10.02 a copy of each Transfer and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Holders and principal amount of the Notes held by each Holder from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Issuer, the Administrative Agent and the Holders shall treat each Person whose name is recorded in the Register as a Holder hereunder for all purposes of this Agreement. No transfer shall be effective until it is recorded in the Register pursuant to



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this Section 10.09(c). The Register shall be available for inspection by the
Issuer or any Holder at any reasonable time and from time to time upon reasonable prior notice. The Issuer shall give to any Holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered Holders of Notes.

                  (d) TRANSFER AND ACCEPTANCE. Upon its receipt of a Transfer and Acceptance executed by a transferring Holder and an transferee and the Note or Notes, or the portion of thereof, being surrendered for transfer, together with the fee referred to in Section 10.09(a), the Administrative Agent shall, if such Transfer and Acceptance has been completed and is in substantially the form of Exhibit F hereto, (i) accept such Transfer and Acceptance, (ii) record the information contained therein in the Register, (iii) give prompt notice thereof to the Issuer and request that the Issuer, at its own expense (except as provided below), execute and deliver one or more new Notes (as requested by the Holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Notes, or portions thereof. Each such new Note shall be payable to the Person as such Holder may request and shall be substantially in the form of Exhibit A. Each such new Note shall be dated and bear interest from the date to which such interest shall have been paid on the surrendered Note, or portion thereof, or dated the date of the surrendered Note, or portion thereof, if no interest shall have been paid thereon. The Issuer may require payment by the transferee of any such Note, or portion thereof, of a sum sufficient to cover any stamp tax, transfer tax or governmental charge imposed in respect of any such transfer of Notes, or portions thereof.

                  (e) PARTICIPATIONS. Each Holder may sell participations in or to all or a portion of its rights and/or obligations under this Agreement (including all or a portion of the Note owing to it); PROVIDED that (i) such Holder's obligations under this Agreement shall remain unchanged, (ii) such Holder shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Holder shall remain the registered Holder for all purposes of this Agreement, (iv) the Obligors, the Administrative Agent and the other Holders shall continue to deal solely and directly with such Holder in connection with such Holder's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Note Document, or any consent to any departure by any Obligor therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, any Note or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, any Note or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Guarantors from their respective obligations under Article IX or release all or substantially all of the Collateral (unless in each case such release is permitted pursuant to the terms of the Note Documents).

                  (f) DISCLOSURE OF INFORMATION. Any Holder may, in connection with any transfer or participation or proposed transfer or participation pursuant to this Section 10.09, disclose to the transferee or participant or proposed transferee or participant, any information relating to the Issuer furnished to such Holder by or on behalf of the Issuer; PROVIDED that, prior to any such disclosure, the transferee or participant or proposed transferee or participant shall agree in writing to preserve the confidentiality of any Confidential Information received by it from the Holders in accordance with
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                  (g) OTHER PLEDGES. Anything in this Section 10.09 to the
contrary notwithstanding, each Holder shall be permitted to pledge all or any part of its right, title and interest in, to and under the Notes to any trustee for the benefit of the holders of such Holder's securities.

                  (h) NO PURCHASE, TRANSFERS OR PARTICIPATIONS TO OBLIGORS OR AFFILIATES. Anything in this Section 10.09 to the contrary notwithstanding, neither the Issuer nor any other Obligor nor any of their respective Subsidiaries or Affiliates may acquire (whether by purchase, redemption, redemption, transfer, participation or otherwise) except as expressly permitted by and in accordance with the terms of this Agreement and the Notes, and no Holder shall sell, transfer or participate to the Issuer or any other Obligor or any of their respective Subsidiaries or Affiliates, directly or indirectly, any Notes. The Issuer shall promptly cancel all Notes acquired by it or any Obligor or any of their respective Subsidiaries or Affiliates pursuant to any payment, redemption or purchaser of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

                  (i) REPLACEMENT OF NOTES. Upon receipt by the Issuer of evidence reasonably satisfactory to it of the ownership of and loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft , destruction or mutilation), and

                  (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (PROVIDED that if the Holder of such Note is, or is a nominee for, an original Purchaser or another Holder of a Note with a minimum net worth of at least $10,000,000 in excess of the outstanding principal amount of such Note, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

                  (b) in the case of mutilation, upon surrender and cancellation thereof,

the Issuer at its own expense shall execute and deliver, in lieu thereof, a new Note of the same series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

                  Section 10.10. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

                  Section 10.11. CONFIDENTIALITY. Neither the Administrative Agent nor any Holder shall disclose any Confidential Information to any Person without the prior consent of the Issuer, PROVIDED that nothing herein shall limit the disclosure of any such information (a) to the extent required by statute, rule, regulation or judicial process, (b) to counsel for any of the Holders or the Administrative Agent, (c) to bank examiners, regulatory authorities, auditors, accountants or, if required by law, any Governmental Authority, (d) to the Administrative Agent or any other Holder (and their respective officers, partners, directors, employees, agents and advisors, and to



                          NOTE AND GUARANTEE AGREEMENT
any of their respective independent auditors and counsel), (e) in connection with any litigation which relates to this Agreement to which any one or more of the Holders or the Administrative Agent is a party, (f) to a Subsidiary or Affiliate of such Holder, (g) to any transferee or participant (or prospective transferee or participant) or (h) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Issuer and its obligations, PROVIDED that such counterparty agrees to be bound by the provisions of this Section 10.11, and, PROVIDED, FURTHER, that in no event shall any Holder or the Administrative Agent be obligated or required to return any materials furnished by the Issuer. The obligations of each Holder under this
Section 10.11 shall supersede and replace the obligations of such Holder under any confidentiality letter in respect of this financing signed and delivered by such Holder to the Issuer.

                  Section 10.12. SURVIVAL AND TERMINATION. The obligations of the Issuer under Sections 2.07, 2.09 and 10.04, the obligations of each Guarantor under Section 9.03, the obligations of the Holders under Section 8.05 and the obligations of the Holders and the Administrative Agent under Section
10.11 and 10.09(f), shall survive the repayment of the Notes. In addition, each representation and warranty made, or deemed to be made by a notice of any Note herein or pursuant hereto shall survive the making of such representation and warranty, and no Holder shall be deemed to have waived, by reason of making any Note hereunder, any Default or Event of Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Holder or the Administrative Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Note was issued.

                  Upon any termination of the Commitments of the Purchasers hereunder prior to the purchase of Notes hereunder, this Agreement shall, except to the extent of the obligations of the Obligors which under the preceding paragraph are stated to survive the repayment of the Notes, forthwith terminate and cease to be of any effect.

                  Section 10.13. CAPTIONS. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

                            [signature pages follow]




                          NOTE AND GUARANTEE AGREEMENT

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.



                                                METROMEDIA FIBER NETWORK, INC.


                                                By /s/ Nick Tanzi
                                                  -----------------------------
                                                  Name:  Nick Tanzi
                                                  Title: President & COO


                                   GUARANTORS


METROMEDIA FIBER NETWORK                         METROMEDIA FIBER NATIONAL
   SERVICES, INC.                                   NETWORK, INC.


By /s/ Nick Tanzi                                By /s/ Nick Tanzi
  ------------------------------                   ----------------------------
  Name:  Nick Tanzi                                Name:  Nick Tanzi
  Title: President & COO                           Title: President & COO


ABOVENET COMMUNICATIONS INC.                     PAIX.NET, INC.


By /s/ Nick Tanzi                                By /s/ Nick Tanzi
  ------------------------------                   ----------------------------
  Name:  Nick Tanzi                                Name:  Nick Tanzi
  Title: President & COO                           Title: President & COO


METROMEDIA FIBER NETWORK                         SITESMITH INC.
  OF NEW JERSEY, INC.


By /s/ Nick Tanzi                                By /s/ Nick Tanzi
  ------------------------------                   ----------------------------
  Name:  Nick Tanzi                                Name:  Nick Tanzi
  Title: President & COO                           Title: President & COO





                          NOTE AND GUARANTEE AGREEMENT

MFN OF UTAH L.L.C.                               MFN OF VA, L.L.C.


By /s/ Nick Tanzi                                By /s/ Nick Tanzi
  ------------------------------                   ----------------------------
  Name:  Nick Tanzi                                Name:  Nick Tanzi
  Title: President & COO                           Title: President & COO


METROMEDIA FIBER NETWORK                         METROMEDIA FIBER NETWORK
   OF ILLINIOS, INC.                                INTERNATIONAL, INC.


By /s/ Nick Tanzi                                By /s/ Nick Tanzi
  ------------------------------                   ----------------------------
  Name:  Nick Tanzi                                Name:  Nick Tanzi
  Title: President & COO                           Title: President & COO


MFN EUROPE FINANCE, INC                          MFN INTERNATIONAL, L.L.C.


By /s/ Nick Tanzi                                By /s/ Nick Tanzi
  ------------------------------                   ----------------------------
  Name:  Nick Tanzi                                Name:  Nick Tanzi
  Title: President & COO                           Title: President & COO


MFN JAPAN BACKHAUL, INC.                         MFN PURCHASING, INC.


By /s/ Nick Tanzi                                By /s/ Nick Tanzi
  ------------------------------                   ----------------------------
  Name:  Nick Tanzi                                Name:  Nick Tanzi
  Title: President & COO                           Title: President & COO




                          NOTE AND GUARANTEE AGREEMENT

                                 THE ADMINISTRATIVE AGENT


                                 CITICORP, USA, INC., as Administrative Agent


                                 By /s/ Caesar W. Wyszomirski
                                   ----------------------------------------
                                   Name:  Caesar W. Wyszomirski
                                   Title: Vice President
1


                                 PURCHASERS
                                 ----------

                                 CITIBANK USA, INC.


                                 By /s/ Caesar W. Wyszomirski
                                   ----------------------------------------
                                   Name:  Caesar W. Wyszomirski
                                   Title: Vice President





                          NOTE AND GUARANTEE AGREEMENT

                          MERRILL LYNCH GLOBAL ALLOCATION
                            FUND, INC.


                          By: /s/ Lisa Ann O'Donnell
                              ----------------------
                                Lisa Ann O'Donnell
                                Director, Merrill Lynch Investment Managers
                                Authorized Signatory

                          MERRILL LYNCH EQUITY/CONVERTIBLE
                            SERIES GLOBAL ALLOCATION PORTFOLIO


                          By:  /s/ Lisa Ann O'Donnell
                               ----------------------
                                Lisa Ann O'Donnell
                                Director, Merrill Lynch Investment Managers
                                Authorized Signatory

                          MERRILL LYNCH VARIABLE SERIES
                            FUNDS, INC.
                              (MERRILL LYNCH GLOBAL ALLOCATION
                               FOCUS FUND)


                          By: /s/ Bryan N. Ison
                              ------------------------
                                Bryan N. Ison
                                First Vice President, Merrill Lynch Investment
                                   Managers
                                Authorized Signatory

                          MERRILL LYNCH SERIES FUND, INC.
                           (GLOBAL ALLOCATION STRATEGY
                           PORTFOLIO)


                          By: /s/ Lisa Ann O'Donnell
                              ----------------------
                              Lisa Ann O'Donnell
                              Director, Merrill Lynch Investment Managers
                              Authorized Signatory




                          NOTE AND GUARANTEE AGREEMENT

                                 JOHN W. KLUGE, CHASE MANHATTAN
                                   BANK AND STUART SUBOTNICK,
                                   TRUSTEES UNDER A TRUST AGREEMENT
                                   BETWEEN JOHN W KLUGE, AS GRANTOR
                                   AND JOHN W. KLUGE AND
                                   MANUFACTURERS HANOVER TRUST
                                   COMPANY, AS TRUSTEES, DATED MAY 30,
                                   1984, AS AMENDED AND RESTATED


                                 By /s/ John W. Kluge
                                   ----------------------------------
                                   Name:  John W. Kluge
                                   Title:




                          NOTE AND GUARANTEE AGREEMENT